UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM SB-2
                                 Amendment No. 2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             Assured Pharmacy, Inc.
                             ----------------------
                 (Name of small business issuer in its charter)

NEVADA                                      5912                      98-0233878
------                                      ----                      ----------
(State or jurisdiction of       (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization)   Classification Code Number)      Identification
                                                                         Number)
17935 Sky Park Circle, Suite F
Irvine, CA                                                      92614
----------                                                      -----
(Name and address of principal                                (Zip Code)
executive offices)

Registrant's telephone number, including area code: 949-222-9971

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                   CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------
     TITLE OF EACH                                   PROPOSED        PROPOSED
       CLASS OF                                       MAXIMUM         MAXIMUM
      SECURITIES                  OFFERING           AGGREGATE       AMOUNT OF
         TO BE                  AMOUNT TO BE         PRICE PER        OFFERING      REGISTRATION
      REGISTERED                 REGISTERED           UNIT(1)          PRICE            FEE
--------------------------------------------------------------------------------------------------
    Common Stock(2)          13,711,000 shares         $0.28         $3,839,080       $486.41
Common Stock Underlying       5,610,875 shares         $0.60         $3,366,525       $426.54
      Warrants(3)
--------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(c) under the Securities Act, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been determined on the basis of the average of the bid and asked price as of a specified date within five business days prior to the date of filing this registration statement.
(2) These shares of common stock refer to those issued in exempt offerings to accredited investors.

(3) These shares of common stock underlie the warrants to purchase shares of common stock that were issued in exempt offerings to accredited investors.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

================================================================================
                          COPIES OF COMMUNICATIONS TO:
                                 CANE CLARK LLP
                            3273 E. WARM SPRINGS RD.
                               LAS VEGAS, NV 89120
                                 (702) 312-6255
                               FAX: (702) 944-7100
                          AGENT FOR SERVICE OF PROCESS
================================================================================

                  SUBJECT TO COMPLETION, DATED JANUARY 20, 2006
                                   PROSPECTUS
                             ASSURED PHARMACY, INC.
                        19,321,875 SHARES OF COMMON STOCK

                               -------------------

We completed two exempt offerings of units to accredited investors. This first exempt offering was completed on June 17, 2004 and the second exempt offering was completed on December 23, 2005. Each unit in both offerings was priced at $0.80 and consisted of two shares of common stock and a warrant to purchase one share of restricted common stock. We are registering in this prospectus the shares contained in each unit, including the issued common stock and the common stock underlying the warrants. We are also registering in this prospectus 2,500,000 shares of common stock issued to a credit provider upon the conversion of debt into equity. The selling shareholders named in this prospectus are offering all of the shares of common stock being registered by this prospectus. Assured Pharmacy, Inc. will not receive any proceeds from the sale of the shares, although we will receive proceeds from the exercise of the stock warrants. Assured Pharmacy, Inc. has not made any arrangements for the sale of these securities.

Our common stock is presently quoted on the over-the-counter bulletin board (the "OTCBB") administered by the National Association of Securities Dealers ("NASD") and our stock trading symbol is APHY. As a result, the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders. On January 12, 2006 the last sale price of our common stock as reported by the OTCBB was $0.45 per share.


THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. SEE SECTION ENTITLED "RISK FACTORS" ON PAGE 8-15.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                The Date of This Prospectus Is: January 20, 2006


================================================================================

                                Table of Contents
                                -----------------

                                                                            Page
                                                                            ----
Part I. Information Required in Prospectus

Summary Information........................................................  6

Risk Factors...............................................................  9

    If we do not obtain additional financing, our business will fail.......  9

    Because of the time gap between replenishing our inventory and collecting our accounts receivable, we may not have sufficient financing on hand to purchase additional inventory...................... 9

    Because we have a short  operating  history and a new business model,  it is difficult to evaluate our future  prospects  and this increases the risk of your investment.............................. 9

    Because we have only recently commenced  business  operations, we  expect  to  incur  operating  losses  for the  foreseeable future..................................................................10

    If we are unable to  generate  significant  revenues  from our operations, our business will fail..................................... 10

    Because  our auditor  has raised  substantial  doubt about our ability to continue as a going  concern,  our  business  has a high risk of failure................................................... 10

    Since  we  are  subject  to  onerous  government   regulations
    affecting  our  operations,  our  business  could be adversely affected............................................................... 11

    If we are unable to retain or motivate  key  personnel or hire qualified  personnel,  we may not be able to grow  effectively and execute our business plan.......................................... 11

    We will not be able to compete effectively if we are unable to attract, hire and retain qualified pharmacists......................... 11

    If  competition  increases,  our ability to attract and retain customers or expand our business could be impaired..................... 11

    If we have difficulty  adapting our service to accommodate any
    concerns  of  physicians  and  technological   advances,   our
    business could be harmed............................................... 12

    Because  we  are   dependent  on   third-parties   to  provide
    technological support and e-scripting technology, our business could be harmed if  third-parties  fail to provide  technology
    that  we  utilize  in  our  operations  and/or   technological
    support................................................................ 12

    If physicians do not embrace the e-scripting  technology as an effective means of prescribing  medication for their patients, we will not be able to service these physicians'  patients and this will negatively impact business................................... 12

    Because we purchased 95% of our inventory from one drug vendor during the year ended December 31, 2004, there is an increased risk that our  business  could be  harmed if our  relationship with this vendor is terminated......................................... 12

    If we fail to obtain the mandatory  approval to participate in
    California's   Medicaid  program  within  Orange  County,  our
    pharmacy  location in Santa Ana,  California will be unable to supply  medication  to potential  customers who rely on health coverage  through  Medicaid  resulting  in a material  adverse financial impact on our financial results.............................. 12

    If some third party payors continue to restrict our ability to participate  as suppliers of  medication  to  participants  in their  health  coverage  plans,  we  may  experience  loss  of business  resulting in a material adverse  financial impact on our financial results.................................................. 13

    Because we are dependent on third-party  payors,  our business is  volatile  and there is an  increased  risk of loss of your investment............................................................. 13

    If we  fail  to  maintain  an  effective  system  of  internal control, we may not be able to accurately report our financial results or prevent  fraud  resulting in current and  potential stockholders losing confidence in our financial reporting.............. 13

    If the  selling  shareholders  sell a  substantial  number  of shares all at once or in large blocks, the market price of our shares would most likely decline....................................... 13

    Our  quarterly  financial  results are subject to  significant
    fluctuation,   and  if  our  future   results  are  below  the
    expectations of investors, the price of our common stock would likely decline......................................................... 14

    Because  our  common  stock is quoted on the  over-the-counter bulletin board  administered by the NASD and is subject to the
    "Penny  Stock"  rules,  the level of trading  activity  in our stock may be reduced................................................... 14

  Use of Proceeds.......................................................... 15

  Determination of Offering Price.......................................... 15

  Selling Security Holders................................................. 15

  Plan of Distribution..................................................... 20

  Legal Proceedings........................................................ 21

  Directors, Executive Officers, Promoters and Control Persons............. 22

  Security Ownership of Certain Beneficial Owners and Management........... 23

  Description of Securities................................................ 24

  Interest of Named Experts and Counsel.................................... 25

  Disclosure of Commission   Position  of  Indemnification  for
     Securities  Act Liabilities........................................... 26

  Organization Within Last Five Years...................................... 26

  Description of Business.................................................. 26

  Management's Discussion and Analysis..................................... 36

  Description of Property.................................................. 46

  Certain Relationships and Related Transactions........................... 47

  Market for Common Equity and Related Stockholder Matters................. 49

  Executive Compensation................................................... 51

  Consolidated Financial Statements........................................ 53

  Changes In and Disagreements with Accountants on Accounting and
     Financial Disclosure.................................................. 54

You should rely only on the information contained in this prospectus. We have not, and the selling stockholders have not, authorized any other person to provide you with information that is different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of the prospectus, regardless of the delivery of this prospectus or of any sale of common stock.

                               SUMMARY INFORMATION


                             ASSURED PHARMACY, INC.

We were organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. ("Surforama") and previously operated under the name eRXSYS, Inc. We changed our name to Assured Pharmacy, Inc. in October 2005. From October 1999 to August 2002, we were in the business of developing and marketing on-line advertising for service providers, corporations and individuals. After this time, we reorganized our operations. We are now engaged in the business of operating pharmacies that specialize in the dispensing of highly regulated pain medication by utilizing technology that allows physicians to transmit prescriptions from a wireless hand-held device or desktop computer directly to our dedicated pharmacies, thus eliminating or reducing the need for paper prescription. Because our focus is on physicians whose practice necessitates that they frequently prescribe medication to manage their patients' chronic pain, we typically will not keep in inventory non-prescription drugs, or health and beauty related products such as walking canes, bandages and shampoo. We derive our revenue from the sale of prescription drugs.


The majority of our business is derived from physicians who transmit prescriptions directly to our store electronically. We have limited "walk-in" prescriptions.

In April 2003, we entered into a joint venture with TPG Partners, L.L.C. ("TPG") to form Safescript Pharmacies of California, L.L.C. ("Joint Venture"). This Joint Venture was formed to establish and operate pharmacies. We own 51% of the Joint Venture with TPG owning the remaining 49% (minority owner). In June 2003, the Joint Venture formed a wholly owned subsidiary, Safescript of California, Inc. ("Safescript"), to own and operate the pharmacies. Effective September 8, 2004, Safescript filed amended articles of incorporation and changed its name to Assured Pharmacies, Inc. ("API").


In February 2004, we entered into an agreement with TAPG, L.L.C. ("TAPG"), a Louisiana limited liability company, and formed Safescript Northwest, Inc. ("Safescript Northwest"), a Louisiana corporation. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. ("APN"). We own 75% of APN, while TAPG owns the remaining 25%. In accordance with our shareholders agreement with TAPG, TAPG will provide start-up costs in the amount of $335,000 per pharmacy location established up to five (5) pharmacies, and we will contribute technology, consulting services, and marketing expertise.

We announced in our quarterly report for the three months ended September 30, 2004 that we were suspending the development of new pharmacies for a period of sixty to ninety days in order to evaluate and potentially improve the operations of our four existing pharmacies. It was the belief of our board of directors and executive management that all four stores were not operating at their full potential. This basis for this belief was primarily the reluctance of physicians to adopt our technology for electronically transmitting prescriptions and our failure to implement a successful marketing strategy to attract business. Since this announcement, management postponed activity related to the development of new locations. At the present time and following this period of evaluation, our management decided not to close any of our existing pharmacy locations. We are hopeful that we will resume the development of new pharmacies in the first quarter of 2006.

The primary catalyst for the decision to suspend the development of new pharmacies was substantially attributable to a lack of sufficient cash to fund the expenses associated with the development of new pharmacies. We have incurred significant expenditures in connection with purchases of inventory for our existing pharmacies. As sales increased, a time gap developed between inventory replenishing and accounts receivable. Nearly all of our pharmacy sales are to customers whose medications were covered by health benefit plans and other third party payors. As a result, we typically do not receive cash for our sales at the time of transactions and are dependent on health benefit plans to pay for all or a portion of our customers' prescription purchases. There is a significant delay from the time of a customer's purchase of medication to the time when we receive payment for the customer's purchase from a health benefit plan or other third party payor. The delay from the point of a customer's purchase to our receipt of payment has ranged between 41and 27 days when calculated for a specific quarterly period.

As of September 30, 2005, we had a working capital deficit of $1,239,920. We will be required to seek additional funds to finance our long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, we will have sufficient funds to execute our intended business plan or generate positive operating results. Our auditors have raised substantial doubt about our ability to continue as a going concern.

Our principal office is located at 17935 Sky Park Circle, Suite F, Irvine, California, 92614.

We currently have four operating pharmacies. Our first pharmacy was opened on October 13, 2003 in Santa Ana, California. On June 10, 2004, we opened our second pharmacy in Riverside, California. These pharmacies were opened pursuant to a joint venture agreement entered into with TPG Partners, LLC. We opened our third pharmacy in Kirkland, Washington on August 11, 2004. Our fourth pharmacy was opened in Portland, Oregon on September 21, 2004. The pharmacies located in Kirkland and Portland were opened pursuant to a joint venture agreement with TAPG LLC. The locations of our pharmacies are as follows:



    o    2431 N. Tustin Ave., Unit L, Santa Ana, California, 92705,

    o    7000 Indiana, Ave., Suite 112, Riverside, California, 92506,

    o    12071 124th Avenue NE, Kirkland, Washington, 98034, and

    o    3822 S.E. Powell Blvd, Portland, Oregon, 97202.

                                  THE OFFERING


Securities          Being Offered Up to 19,321,875 shares of our common stock of which 13,711,000 are currently issued and outstanding and 5,610,875 represent common shares underlying warrants we have issued.


Offering Price and Alternative Plan of Distribution All shares being offered are being sold by existing shareholders without our involvement, so the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.


Minimum Number
of Shares To
Be Sold in
This Offering       None

Securities
Issued and
to be Issued        54,449,398  shares  of  our  common  stock  are  issued  and
                    43,590,740 outstanding as of January 20, 2006. All of the common stock to be sold under this prospectus will be sold by existing shareholders. Our issued and outstanding shares will increase if warrants issued to the selling shareholders are exercised into common stock. If all of the warrants issued to the selling shareholders are exercised into common stock, we will have 60,060,273 shares of common stock issued and 49,201,615 outstanding.

Use of Proceeds     We will not receive any proceeds from the sale of the common stock by the selling shareholders.

                          Summary Financial Information
                          -----------------------------

                                       Fiscal Year Ended      Three Months Ended
                                       December 31, 2004      September 30, 2005
Balance Sheet Data                         (audited)             (unaudited)
--------------------------------------------------------------------------------
Cash                                       $ 86,325               $ 144,394
Total Assets                               1,019,340              1,055,456
Liabilities                                2,957,565              2,258,828
Total Stockholder's Equity (Deficit)      (1,938,225)            (1,203,372)
--------------------------------------------------------------------------------
Statement of Operations
--------------------------------------------------------------------------------
Revenue                                   $ 1,164,568             $ 980,181
Net Loss for Reporting Period             $ 8,011,287            $ 2,835,877
--------------------------------------------------------------------------------

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Due to any of these risks, you may lose all or part of your investment.


IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

As of September 30, 2005, we had cash in the amount of $144,394. We entered into several loan agreements during the first and second quarter of fiscal 2005 and received financing in private equity offerings. However, we still require additional financing. Our total liabilities as of September 30, 2005 was $1,816,050. Our total loans outstanding as of January 18, 2006 were $866,186 and our annual debt service was $108,150 as of the same date. We are required to make monthly interest payments on our outstanding loans and the principal balance is due in January 2007. Our management anticipates that our current cash on hand is insufficient for us to operate our four existing pharmacies at the current level through the end of the first quarter of fiscal 2006. Our business plan calls for ongoing expenses in connection with evaluating the technology we utilize, salary expense, expenditures to retain consultants, maintaining our existing technologies, implementing a new marketing strategies, and developing a strong corporate infrastructure to be able to manage further growth and expansion when we resume the development of additional pharmacies. These expenditures are anticipated to be approximately $4,000,000 for fiscal 2006. In order to continue to pursue our business plan to establish and operate additional pharmacies, we will require additional funding. If we are not able to secure additional funding, the implementation of our business plan will be delayed and our ability to expand and develop additional pharmacies will be impaired. We intend to secure additional funding through increased sales generated by our operations and additional equity financing arrangements. There can be no assurance that we will be successful in raising all of the additional funding that we are seeking.

BECAUSE OF THE TIME GAP BETWEEN REPLENISHING OUR INVENTORY AND COLLECTING OUR ACCOUNTS RECEIVABLE, WE MAY NOT HAVE SUFFICIENT FINANCING ON HAND TO PURCHASE ADDITIONAL INVENTORY.

Almost all of our pharmacy sales are to customers whose medications were covered by health benefit plans and other third party payors. We typically do not receive cash for our sales at the time of transactions and are dependent on health benefit plans to pay for all or a portion of our customers' prescription purchases. There is a significant delay from the time of a customer's purchase of medication to the time when we receive payment for the customer's purchase from a health benefit plan or other third party payor. The delay from the point of a customer's purchase to our receipt of payment has ranged between 41 and 27 days when calculated for a specific quarterly period. As a result, we may not have sufficient financing on hand to purchase additional inventory. On February 23, 2005, we entered into an accounts receivable servicing agreement and line of credit agreement with Mosaic Financial Services, LLC ("Mosaic") for the purpose of financing future inventory purchases. This line of credit was converted into equity and we issued 2,500,000 shares of our common stock to satisfy our obligations under these agreements. On October 31, 2005, we entered into another line of credit agreement with Mosaic enabling us to draw a maximum of $1,000,000 to purchase inventory. In the event that Mosaic Financial Services, LLC is unable to service our receivables as set forth in the agreement, we may not have sufficient financing on hand to purchase additional inventory resulting in our pharmacies maintaining insufficient inventory to be able to achieve profitable operations.

BECAUSE WE HAVE A SHORT OPERATING HISTORY AND A NEW BUSINESS MODEL, IT IS DIFFICULT TO EVALUATE OUR FUTURE PROSPECTS AND THIS INCREASES THE RISK OF YOUR INVESTMENT.

We were incorporated in October 1999. Our Internet web site was also developed in 1999 and never made a profit. We abandoned our prior business model and acquired a new business opportunity. This new business model has not been proven successful or been tested by any other company in any respect. Accordingly, you have a limited opportunity to evaluate our business and future prospects because we have a limited operating history under our current business model. There is no certainty that future operations will be profitable. There is a risk that we will be unable to develop a broad enough customer base to conduct enough volume to pay our operating costs. A limited operating history requires frequent evaluation to improve operations and/or remedy unforeseen difficulties that may occur. If we are unable to remedy unforeseen difficulties that materialize, our ability to achieve profitable operations could be impaired. An investor should consider the risks, expenses and uncertainties of a company like ours that has only recently commenced business operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE WE HAVE ONLY RECENTLY COMMENCED BUSINESS OPERATIONS, WE EXPECT TO INCUR OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

As we pursue our business plan, we are incurring increasing expenses and expect to do so for the foreseeable future. We incurred an operating loss in the amount of $1,414,008 for the year ended November 30, 2003 and an operating loss in the amount of $8,443,763 for the year ended December 31, 2004. As of September 30, 2005, we had an accumulated deficit of approximately $14,393,316 and recurring losses from operations. The term accumulated deficit means the total losses of the company over the life of the company. This differs from profitability in that profitability generally refers to profits in a defined period of time. We initially projected that each store would be cash flow positive by the ninth month of operation; however, none of our operating pharmacies currently is or ever has been cash flow positive. As a result, we anticipate that we will incur increased operating expenses while obtaining only limited increases in revenues from sales. Therefore, we expect to incur significant losses into the foreseeable future and until such time that each pharmacy opened is cash flow positive. There can be no assurance that each pharmacy opened will achieve profitable operations.


IF WE ARE UNABLE TO GENERATE SIGNIFICANT REVENUES FROM OUR OPERATIONS, OUR BUSINESS WILL FAIL.

As we pursue our business plan, we are incurring significant expenses. We incurred operating expenses for the year ended December 31, 2004 in the amount of $8,197,168 and had gross sales of $1,164,568 for the same reporting period. We incurred operating expenses for the three months ended September 30, 2005 in the amount of $3,026,446 and had gross sales of $980,181 for the same reporting period. We incurred operating expenses for the nine months ended September 30, 2005 in the amount of $5,286,535 and had gross sales of $2,417,988 for the same reporting period. The success and viability of our business is contingent upon generating significant revenues from the operations of our pharmacies such that we are able to pay our operating expenses and operate our business at a profit. Currently, we are unable to generate significant revenues from our existing business to pay our operating expenses and operate at a profit. In the event that we remain unable to generate significant revenues from the sale of prescribed medications at our pharmacies to pay our operating expenses, we will not be able to achieve profitability or continue operations. In such circumstance, you may lose all of your investment.


BECAUSE OUR AUDITOR HAS RAISED SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, OUR BUSINESS HAS A HIGH RISK OF FAILURE.

As noted in our financial statements, we have only recently commenced operations. The audit report of Squar, Milner, Reehl & Williamson, LLP issued a going concern opinion and raised substantial doubt as to our continuance as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that the company will continue to operate indefinitely and not go out of business and liquidate its assets. This is a significant risk to investors who purchase shares of our common stock because there is an increased risk that we may not be able to generate and/or raise enough resources to remain operational for an indefinite period of time.

To date, we have abandoned our prior business model and implemented a new business plan to operate pharmacies that specialize in dispensing highly regulated pain medication while incorporating web-based technology that allows physicians to transmit prescriptions from a personal data assistant ("PDA") and/or desktop computer directly to our dedicated pharmacies. The success of our business operations depends upon our ability to obtain further financing to complete the successful development of our business plan and to attain profitable operations. It is not possible at this time for us to predict with assurance the outcome of these matters. If we are not able to successfully complete the development of our business plan and attain sustainable profitable operations, then our business will fail.

SINCE WE ARE SUBJECT TO ONEROUS GOVERNMENT REGULATIONS AFFECTING OUR OPERATIONS, OUR BUSINESS COULD BE ADVERSELY AFFECTED.

The operation of pharmacies is highly regulated and there are extensive federal and state government regulations affecting companies that dispense pharmaceutical products. Each pharmacy location must be licensed by the state government. The licensing requirements vary from state to state. An additional registration certificate must be granted by the Drug Enforcement Agency, and, in some states, a separate controlled substance license must be obtained to dispense Class 2 drugs. In addition, pharmacies selling Class 2 drugs are required to maintain extensive records and often report information to state agencies. The operation of our business is contingent upon compliance with governmental regulations. In the event that a state should revoke a current pharmacy's license or deny any potential store licenses, our future revenue could be materially impacted in a negative manner. Lastly, new government regulations cannot be predicted and our business could be adversely affected if compliance with new government regulation becomes extremely onerous.

IF WE ARE UNABLE TO RETAIN OR MOTIVATE KEY PERSONNEL OR HIRE QUALIFIED PERSONNEL, WE MAY NOT BE ABLE TO GROW EFFECTIVELY AND EXECUTE OUR BUSINESS PLAN.

We depend on the services of our senior management. We retained the services of Robert DelVecchio to serve as our Chief Executive Officer and Chief Financial Officer. Our success depends on the continued efforts of Mr. DelVecchio. The loss of the services of Mr. DelVecchio could have an adverse effect on our business, financial condition and results of operations. We do not maintain "key man" or similar insurance policies on Mr. DelVecchio or any other personnel. As our business develops, our success is largely dependent on our ability to hire and retain highly qualified managerial, sales and technical personnel. These managerial, technical and sales personnel are generally in high demand and we may not be able to attract the staff we need at a cost that is within our operating budget. In addition, we may lose employees or consultants that we hire due to higher salaries and fees being offered by other businesses. If we do not succeed in attracting excellent personnel or retaining or motivating existing personnel, we may be unable to grow effectively and implement our business plan.


WE WILL NOT BE ABLE TO COMPETE EFFECTIVELY IF WE ARE UNABLE TO ATTRACT, HIRE AND RETAIN QUALIFIED PHARMACISTS.


There is a nationwide shortage of qualified pharmacists. We current employ four pharmacists, one pharmacist at each operating pharmacy. Although we have not experienced any difficulty recruiting pharmacists in the past, we may experience difficulty attracting, hiring and retaining qualified pharmacists in the future. If we are unable to attract, hire and retain enough qualified pharmacists, our operations could be adversely affected.

IF COMPETITION INCREASES, OUR ABILITY TO ATTRACT AND RETAIN CUSTOMERS OR EXPAND OUR BUSINESS COULD BE IMPAIRED.

We face intense competition with local, regional and national companies, including other drugstore chains, independently owned drugstores, supermarkets, mass merchandisers, discount stores, dollar stores, mail order pharmacies and drug importation. Competition in this industry is intense primarily because national pharmacies including Walgreens and CVS Pharmacy have expanded significantly and prescription drugs are now offered at a variety of retail establishments when traditionally prescription drugs were only provided at local pharmacies. Supermarkets and discount stores now maintain retail pharmacies onsite as a part of a business plan to provide consumers with all of their retail needs at one location. Retail pharmacies such as Walgreens, CVS Pharmacy, and Rite Aid use proprietary and/or commercialized paperless prescription technology in their pharmacy operations. Many of these retail pharmacies rely substantially on the sale of non-prescription drugs or health and beauty related products to generate revenue. Currently, Safescript Pharmacies, Inc. is the only company that our management is aware of that operates pharmacies in the United States that exclusively dispense pharmaceutical products to patients who require medication for chronic pain management and also provide technological support to physicians to enable them to e-prescribe medication for their patients to the pharmacy. It is possible that significant competition may emerge or chain retail pharmacies will revise their business model and focus on dispensing pharmaceutical products to patients who require medication for chronic pain management. If competitors emerge and offer competing products and services that achieve greater market acceptance, our business, financial condition, and results of operations could be negatively impacted. We may not be able to effectively compete against them because our existing or potential competitors may have financial and other resources that are superior to ours. We may also fail to attract and retain consumers because they may prefer to purchase all of their consumer goods at one retail location. We cannot assure you that we will be able to continue to complete effectively in our market or increase our sales volume in response to further increased competition. In addition, we may be at a competitive disadvantage because we are more highly leveraged than our competitors. If we our unable to compete effectively with our competition, we will not be able to attract and retain business resulting in a loss of business and potential discontinuation of operations.

IF WE HAVE DIFFICULTY ADAPTING OUR SERVICE TO ACCOMMODATE ANY CONCERNS OF PHYSICIANS AND TECHNOLOGICAL ADVANCES, OUR BUSINESS COULD BE HARMED.

To be successful, our web portal that physicians utilize has to perform well and the service we provide at the pharmacy has to be efficient. Our business plan calls for us to continually assess the technology we utilize and improve our efficiency. We must continuously evaluate and implement the most user-friendly technology. Feedback that we receive from physicians may require that we add new features and functionality to the technology we utilize. Our inability to adequately address any functionality concerns of physicians could have adverse consequences such as a loss of business. If we are unable to provide technology that is user-friendly, we could experience a loss of business.

BECAUSE WE ARE DEPENDENT ON THIRD-PARTIES TO PROVIDE TECHNOLOGICAL SUPPORT AND E-SCRIPTING TECHNOLOGY, OUR BUSINESS COULD BE HARMED IF THIRD-PARTIES FAIL TO PROVIDE TECHNOLOGY THAT WE UTILIZE IN OUR OPERATIONS AND/OR TECHNOLOGICAL SUPPORT.

We are dependent upon Network Technology, Inc. ("RxNT") to provide technological support and e-scripting technology for our operations. Any failure in the technology or lack of financial resources to properly operate and deliver the technology would temporarily interrupt our ability to service our customers. In the event that RxNT failed for any reason to provide us with technological support, our customers would experience a lack of service until such time when we were able to secure an agreement with another company to provide technological support. Any failure of the technology we utilize or interruption in service could negatively impact our relationship with physicians resulting in a loss of business and failed operations.

IF PHYSICIANS DO NOT EMBRACE THE E-SCRIPTING TECHNOLOGY AS AN EFFECTIVE MEANS OF PRESCRIBING MEDICATION FOR THEIR PATIENTS, WE WILL NOT BE ABLE TO SERVICE THESE PHYSICIANS' PATIENTS AND THIS WILL NEGATIVELY IMPACT BUSINESS.

The ability to electronically transmit prescriptions to pharmacies is relatively new. Our success will in part depend upon physicians embracing the ability to electronically submit prescriptions to pharmacies when the customary procedure has been writing prescriptions by hand. It is difficult to predict with any assurance how many physicians will be hesitant to embrace this new technology because it is a departure from prior practice. Those physicians that are reluctant to embrace this new technology are more likely to avoid or discontinue our services after an initial trial. The inability of physicians to adapt and embrace new technology could negatively impact our business.

BECAUSE WE PURCHASED 95% OF OUR INVENTORY FROM ONE DRUG VENDOR DURING THE YEAR ENDED DECEMBER 31, 2004, THERE IS AN INCREASED RISK THAT OUR BUSINESS COULD BE HARMED IF OUR RELATIONSHIP WITH THIS VENDOR IS TERMINATED.

During the year ended December 31, 2004, we purchased 95% of our inventory of prescription drugs from one wholesale drug vendor. During the same period of time, we purchased the remaining 5% of our inventory from 3 different wholesale drug vendors. If there were to be a dispute with the drug vendor that we primarily purchase our inventory from, our ability to supply our pharmacies with adequate inventory could be impaired. In the event that we are unable to maintain adequate inventory in any of our pharmacies, we could experience an interruption in our ability to service customers. Although management believes we could obtain our inventory though another distributor at competitive prices and upon competitive payment terms if our relationships with the wholesale drug vendor were terminated, there can be no assurance that the termination of such a relationship would not adversely affect us.


IF WE FAIL TO OBTAIN THE MANDATORY APPROVAL TO PARTICIPATE IN CALIFORNIA'S MEDICAID PROGRAM WITHIN ORANGE COUNTY, OUR PHARMACY LOCATION IN SANTA ANA, CALIFORNIA WILL BE UNABLE TO SUPPLY MEDICATION TO POTENTIAL CUSTOMERS WHO RELY ON HEALTH COVERAGE THROUGH MEDICAID RESULTING IN A MATERIAL ADVERSE FINANCIAL IMPACT ON OUR FINANCIAL RESULTS.

The Medicaid program is administered and all benefits are processed by CalOptima exclusively in Orange County, California. All applications to participate in the Medicaid programs for pharmacies located in Orange County are processed by CalOptima. In 2002, CalOptima placed a moratorium on additional pharmacies in Orange County enrolling as a supplier of prescription drugs to customers who rely solely on Medicaid for health coverage. This moratorium remains in effect and impacts our location in Santa Ana, California. The continued failure to participate in California's Medicaid program in Orange County could have a material adverse financial impact on our pharmacy in Santa Ana, California and our company's overall financial results.

IF SOME THIRD PARTY PAYORS CONTINUE TO RESTRICT OUR ABILITY TO PARTICIPATE AS SUPPLIERS OF MEDICATION TO PARTICIPANTS IN THEIR HEALTH COVERAGE PLANS, WE MAY EXPERIENCE OF LOSS OF BUSINESS RESULTING IN A MATERIAL ADVERSE FINANCIAL IMPACT ON OUR FINANCIAL RESULTS.


Some third party payors such as Health Net in California have placed a moratorium on additional pharmacies which they will sanction as a supplier of medication to participants enrolled in the health benefit plans that they administer. The failure of third party payors to approve additional pharmacies as suppliers of medication to participants enrolled in their health benefit plans could have a material adverse financial impact on us, and our operations.


BECAUSE WE ARE DEPENDENT ON THIRD-PARTY PAYORS, OUR BUSINESS IS VOLATILE AND THERE IS AN INCREASED RISK OF LOSS OF YOUR INVESTMENT.

Nearly all of our pharmacy sales are to customers whose medications were covered by health benefit plans and other third party payors. Health benefit plans include insurance companies, governmental health programs, workers' compensation, self-funded ERISA plans, health maintenance organizations, health indemnity insurance, and other similar plans. In general, a health benefit plan agrees to pay for all or a portion of a customer's eligible prescription purchases. Any significant loss of third-party payor business for any reason could have a material adverse effect on our business and results of operations. These third-party payors could unilaterally change how they reimburse us, without our prior approval, for the prescription drugs that we provide to their members. The passing in December 2003 of the Medicare Prescription Drug, Improvement and Modernization Act will grant a prescription drug benefit to participants. As a result of this benefit, we may be reimbursed for some prescription drugs at prices lower than our current reimbursement levels. There have been a number of recent proposals and enactments by various states to reduce Medicaid reimbursement levels in response to budget problems, some of which propose to reduce reimbursement levels in the applicable states significantly, and we expect other similar proposals in the future. If third-party payors reduce their reimbursement levels or if Medicare or state Medicaid programs cover prescription drugs at lower reimbursement levels, our margins on these sales would be reduced, and the profitability of our business and our results of operations, financial condition or cash flows could be adversely affected. Additionally, there are no guarantees that health benefit plans will contract with our pharmacies.

IF WE FAIL TO MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL, WE MAY NOT BE ABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD RESULTING IN CURRENT AND POTENTIAL STOCKHOLDERS LOSING CONFIDENCE IN OUR FINANCIAL REPORTING.

Effective internal controls are necessary for us to provide reliable financials reports and effectively prevent fraud. If we cannot provide reliable financial reports or prevent fraud, our operating results could be harmed. We have in the past discovered, and may in the future discover, areas of our internal controls that need improvement. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our stock.

IF THE SELLING SHAREHOLDERS SELL A SUBSTANTIAL NUMBER OF SHARES ALL AT ONCE OR IN LARGE BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.


The selling shareholders are offering 19,321,875 shares of our common stock through this prospectus. Our common stock is presently quoted on the NASD OTCBB and any sale of shares at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The shares of common stock being registered by this prospectus represent approximately 44% of the common shares outstanding as of the date of this prospectus. We cannot predict the effect, if any, that future sales of shares of our common stock into the market, including those acquirable by the possible conversion of warrants into common shares, will have on the market price of our common stock. Sales of substantial amounts of common stock, including shares issued upon the exercise of warrants and stock options into common stock, or the perception that such transactions could occur, may materially and adversely affect prevailing markets prices for our common stock.

OUR QUARTERLY FINANCIAL RESULTS ARE SUBJECT TO SIGNIFICANT FLUCTUATION, AND IF OUR FUTURE RESULTS ARE BELOW THE EXPECTATIONS OF INVESTORS, THE PRICE OF OUR COMMON STOCK WOULD LIKELY DECLINE.

Our operating results have in the past and could in the future vary significantly from quarter to quarter. Our quarterly operating results are likely to be particularly effected by the number of physicians that utilize our e-scripting technology to prescribe medication for their patients and the volume of medication that they prescribe. Other factors that could affect our quarterly operating results include:

     o    our ability to attract new customers and retain our current customers;

     o    the emergence of competition;

     o the amount and timing of operating expenses and capital expenditures relating to the business.

Due to these and other factors we believe that period-to-period comparisons of our results of operations are not meaningful and should not be relied upon as indicators of our future performance. In addition, we may be unable to accurately forecast our operating results because of our short operating history.

BECAUSE OUR COMMON STOCK IS QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD ADMINISTERED BY THE NASD AND IS SUBJECT TO THE "PENNY STOCK" RULES, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on some national securities exchanges or quoted on the over-the-counter bulletin board administered by the
NASD). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.

FORWARD-LOOKING STATEMENTS

This prospectus includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. These statements may use words such as "anticipate,""believe,""estimate,""expect,""intend,""predict,""project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our beliefs and assumptions, using information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions, including but not limited to, risks, uncertainties and assumptions discussed in this prospectus. Factors that can cause or contribute to these differences include those described under the headings "Risk Factors" and "Plan of Operation."

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual result may vary materially from what we projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the factors identified in this prospectus that would cause actual results to differ before making an investment decision.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                         DETERMINATION OF OFFERING PRICE

All shares being offered will be sold by existing shareholders without our involvement, consequently the actual price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders.

SELLING SECURITY HOLDERS

The selling shareholders named in this prospectus are offering all of the shares of common stock being registered by this prospectus. The shares include the following:


        o 11,211,000 common shares and the right to purchase 5,610,875 common shares that are underlying each warrant that the selling shareholders acquired from us when they purchased units in two different offerings that were exempt from registration under Rule 506 of Regulation D of the Securities Act. The first exempt offering was completed on June 17, 2004 and the second exempt offering was completed on December 23, 2005. Each purchaser represented his or her intention to acquire the securities for investment intent only and not with a view toward distribution. Each purchaser represented and warranted that they were an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any public solicitation or general advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

        o 2,500,000 common shares issued to a credit provider upon the conversion of debt into equity. The issuance of these shares was exempt from registration pursuant to Section 4(2) of the Securities Act. The purchaser represented his or her intention to acquire the securities for investment intent only and not with a view toward distribution. The investor was given adequate information about us to make an informed investment decision. We did not engage in any public solicitation or general advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock


The selling shareholder purchased their shares in the ordinary course of business. At the time of the purchase, the selling shareholder had no agreements or understandings to distribute the securities.


The following table provides information regarding the beneficial ownership of our common stock by each of the selling shareholders as of January 20, 2006, including:


     1.   the number of shares owned by each prior to this offering;

     2.   the number of shares to be received upon the exercise of warrants;

     3.   the total number of shares that are to be offered by each;

     4. the total number of shares that will be owned by each upon completion of the offering;

     5.   the percentage owned by each upon completion of the offering; and

     6. the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 43,590,740 shares of common stock outstanding on January 20, 2006.


                                                                                    Total           Total
                                                                 Shares         Number Of       Shares To       Percent
                                                  Shares          To Be      Shares To Be        Be Owned         Owned
                                                   Owned       Received       Offered For            Upon          Upon
                                                Prior to       Upon The           Selling      Completion    Completion
                                                    This    Exercise of       Shareholder         of This       Of This
Name and Address of Selling Shareholder         Offering       Warrants           Account        Offering      Offering
------------------------------------------------------------------------------------------------------------------------
Toby Batansky                                     60,000         30,000            90,000               0            0%
815 Primrose Lane
Wynnewood, PA 19096
------------------------------------------------------------------------------------------------------------------------
James W. Bloor                                    25,000         12,500            37,500               0            0%
16635 168th Place NE
Woodinville, WA 98072
------------------------------------------------------------------------------------------------------------------------
Blue & Gold Enterprises LLC 1                    400,000        200,000           600,000               0            0%
10550 Fonterelle Way
Los Angeles, CA 90077
------------------------------------------------------------------------------------------------------------------------
Howard Carlin                                     50,000         25,000            75,000               0            0%
13158 Diamond Mill Drive
Heindon, VA 20171
------------------------------------------------------------------------------------------------------------------------
Mark Ciboroski                                   250,000        125,000           375,000               0            0%
28 Monadnock Drive
Westford, MA 01886
------------------------------------------------------------------------------------------------------------------------
Clear View Investment Fund, LP 2                 200,000        100,000           300,000               0            0%
Three Radnor Corp Center
Radnor, PA 19087
------------------------------------------------------------------------------------------------------------------------
Jeff Conroy                                       30,000         15,000            45,000               0            0%
150 Marion Point
Belews Creeks, NC 27009
------------------------------------------------------------------------------------------------------------------------
William Davis                                     90,250         45,125           135,375               0            0%
214 Megan Lane
Slidell, LA 70458
------------------------------------------------------------------------------------------------------------------------
Donald Delach & Joan Delach JTTEN                320,000        160,000           480,000               0            0%
2315 Chumly Court
Rocklin, CA 95765
------------------------------------------------------------------------------------------------------------------------
Elaine Roberts Investment Trust 3                187,500         93,750           281,250               0            0%
3234 Atlantic Avenue
Allenwood, NJ 08720
------------------------------------------------------------------------------------------------------------------------
Richard A. Faieta                                 75,000         37,500           112,500               0            0%
7304 Market Street
Greensboro, NC 27409
------------------------------------------------------------------------------------------------------------------------
FEQ GAS LLC 4                                    500,000        250,000           750,000               0            0%
2400 Fountainview
Houston, TX

------------------------------------------------------------------------------------------------------------------------
Bernard M. Frank                                  60,000         30,000            90,000               0            0%
30 Glenview Drive
South Orange, NJ 07079
------------------------------------------------------------------------------------------------------------------------
Michael J. Garnick                               500,000        250,000           750,000               0            0%
1590 Stockton Road
Meadowbrook Drive, PA 19046
------------------------------------------------------------------------------------------------------------------------

                                                                                    Total           Total
                                                                 Shares         Number Of       Shares To       Percent
                                                  Shares          To Be      Shares To Be        Be Owned         Owned
                                                   Owned       Received       Offered For            Upon          Upon
                                                Prior to       Upon The           Selling      Completion    Completion
                                                    This    Exercise of       Shareholder         of This       Of This
Name and Address of Selling Shareholder         Offering       Warrants           Account        Offering      Offering
------------------------------------------------------------------------------------------------------------------------
Bruce Martin Ginsburg                            100,000         50,000           150,000               0            0%
309 Myrtle Lane
Narbeth, PA 19072
Larry Goodwin                                    100,000         50,000           150,000               0            0%
6022 East 76th Court
Tulsa, OK 74136
------------------------------------------------------------------------------------------------------------------------
Elton Ray Howard                                  30,000         15,000            45,000               0            0%
P.O. Box 2498
Onalaska, TX 77360
------------------------------------------------------------------------------------------------------------------------
JMK Investment Partners LP 5                     750,000        375,000         1,125,000               0            0%
2030 Franklin Street, Suite 210
Piedmont, CA 94611
------------------------------------------------------------------------------------------------------------------------
Bill Jurika TTEE UAD 031789                      750,000        375,000         1,125,000               0            0%
FBO Jurika Family Trust
42 Glen Alpine Road
Piedmont, CA 94611
------------------------------------------------------------------------------------------------------------------------
Robert T. Lempert                                 50,000         25,000            75,000               0            0%
23 Briarwood Drive
Voorhees, NJ 08043
------------------------------------------------------------------------------------------------------------------------
Mosaic Partners Fund 6                           387,500        193,750           581,250               0            0%
P.O. Box 705 GT
Butterfield House
68 Fort Street
Grand Cayman, Cayman Island
------------------------------------------------------------------------------------------------------------------------
Periscope Partners, LP 7                         875,000        437,500         1,312,500               0            0%
1600 Flat Rock Road
Penn Valley, PA 19072
------------------------------------------------------------------------------------------------------------------------
Daniel Plenzo                                    375,000        187,500           562,500               0            0%
187 Heyers Mill Road
Colts Neck, NJ 07722
------------------------------------------------------------------------------------------------------------------------
James Ricciardi                                  200,000        100,000           300,000               0            0%
5 Hilltop Circle
Mendham, NJ 07945
------------------------------------------------------------------------------------------------------------------------
Steven B. Rosner C/F Lauren P. Rosner             25,000         12,500            37,500               0            0%
UTMA PA
1220 Mirabeau Lane
Gladwyne, PA 19035
------------------------------------------------------------------------------------------------------------------------
David A. Rosner                                   25,000         12,500            37,500               0            0%
1220 Mirabeau Lane
Gladwyne, PA 19035
------------------------------------------------------------------------------------------------------------------------
Steven Rosner                                    625,000        312,500           937,500               0            0%
1220 Mirabeau Lane
Gladwyne, PA 19035
------------------------------------------------------------------------------------------------------------------------
Jose E. Serra & Cecilla P. Serra JTTEN            50,000         25,000            75,000               0            0%
4732 SW Branch Terrace
Palm City, FL 34990
------------------------------------------------------------------------------------------------------------------------
Ronald E. Showalter & Mary Alice                  25,000         12,500            37,500               0            0%
Showalter JTTEN
3904 Erbbe NE
Albuquerque, NM 87111
------------------------------------------------------------------------------------------------------------------------
Harvey Sternberg                                 100,000         50,000           150,000               0            0%
765 John Barry Drive
Bryn Mahr, PA 19010
------------------------------------------------------------------------------------------------------------------------
Jeff Tillery                                      25,000         12,500            37,500               0            0%
704 Helane Lane
Longview, TX 75605
------------------------------------------------------------------------------------------------------------------------

                                                                                    Total           Total
                                                                 Shares         Number Of       Shares To       Percent
                                                  Shares          To Be      Shares To Be        Be Owned         Owned
                                                   Owned       Received       Offered For            Upon          Upon
                                                Prior to       Upon The           Selling      Completion    Completion
                                                    This    Exercise of       Shareholder         of This       Of This
Name and Address of Selling Shareholder         Offering       Warrants           Account        Offering      Offering
------------------------------------------------------------------------------------------------------------------------
Danny Tomac                                      125,000         62,500           187,500               0            0%
1528 East 35 ON
Bluffton, IN 46714
Roy E. Tull                                       30,000         15,000            45,000               0            0%
1802 Tamarron Parkway
Smryna, GA 30080
------------------------------------------------------------------------------------------------------------------------
Jerry Turnwald                                    25,000         12,500            37,500               0            0%
25146 RD P
Fort Jennings, OH 45844
------------------------------------------------------------------------------------------------------------------------
Veng K Ung                                       100,000         50,000           150,000               0            0%
5608 New Castle Drive
Richardson, TX 75082
------------------------------------------------------------------------------------------------------------------------
Jose Valdez                                       25,000         12,500            37,500               0            0%
4726 Shadowglen Drive
Colorado Springs, CO 80918
------------------------------------------------------------------------------------------------------------------------
Wes Weston                                        34,000         17,000            51,000               0            0%
231 Horizon Ridge Parkway, #2133
Henderson, NV 89012
------------------------------------------------------------------------------------------------------------------------
Owen M. Yoder                                     75,000         37,500           112,500               0            0%
10496 West 1100 North
Nappanee, IN 46550
------------------------------------------------------------------------------------------------------------------------
Ben B. Shenassa                                   50,000         25,000            75,000               0            0%
3544 Alana Drive
Sherman Oaks, CA 91403
------------------------------------------------------------------------------------------------------------------------
Christopher K. Pepper                             25,000         12,500            37,500               0            0%
2519 Crest Drive
Manhattan Beach, CA 90266
------------------------------------------------------------------------------------------------------------------------
Amy Taus                                          50,000         25,000            75,000               0            0%
11 Darius Court
Dix Hills, NY 11746
------------------------------------------------------------------------------------------------------------------------
Capital Growth Trust (8)                         400,000        200,000           600,000               0            0%
13 Pastto Street
Andover, MA 01810
------------------------------------------------------------------------------------------------------------------------
Steve Goodman                                      9,500          4,750            14,250               0            0%
4032 Hilton Head Way
Tarzana, CA 91356
------------------------------------------------------------------------------------------------------------------------
Stellar Capital Fund LLC 9                       500,000        250,000           750,000               0            0%
5633 Strand Blvd., Suite 318
Naples, FL 34110
------------------------------------------------------------------------------------------------------------------------
Mosaic Partners Fund (U.S.) LP 10              1,050,000        525,000         1,575,000               0            0%
545 Fifth Avenue, Suite 709
New York, NY 10017
------------------------------------------------------------------------------------------------------------------------
Raffaele Ricci                                   500,000        250,000           750,000               0            0%
25 Chafel Street
Belgravia, London SWIX 7DA
------------------------------------------------------------------------------------------------------------------------
Periscope Partners L.P. 11                       375,000        187,500           562,500               0            0%
1600 Flat Rock Road
Penn Valley, PA 19072
------------------------------------------------------------------------------------------------------------------------
Donald E. Cohen                                   20,000         10,000            30,000               0            0%
54 Main Street, Unit 10
Westhampton Beach, NY 11978
------------------------------------------------------------------------------------------------------------------------
Argyll Equities LLC 12                            50,000         25,000            75,000               0            0%
4225 Executive Square, Suite 260
La Jolla, CA 92037
------------------------------------------------------------------------------------------------------------------------
Ronald M. Shippel                                 50,000         25,000            75,000               0            0%
4507 Roma Court
Marina Del Rey, CA 90292
------------------------------------------------------------------------------------------------------------------------

                                                                                    Total           Total
                                                                 Shares         Number Of       Shares To       Percent
                                                  Shares          To Be      Shares To Be        Be Owned         Owned
                                                   Owned       Received       Offered For            Upon          Upon
                                                Prior to       Upon The           Selling      Completion    Completion
                                                    This    Exercise of       Shareholder         of This       Of This
Name and Address of Selling Shareholder         Offering       Warrants           Account        Offering      Offering
------------------------------------------------------------------------------------------------------------------------
Judy M. Shippel                                   25,000         12,500            37,500               0            0%
4507 Roma Court
Marina Del Rey, CA 90292
------------------------------------------------------------------------------------------------------------------------
Ray Y. Yamada                                     14,000          7,000            21,000               0            0%
7671 Barbi Ln
La Palma, CA 90623
------------------------------------------------------------------------------------------------------------------------
Richard H. Gearns and Linda Gearns                44,000         22,000            66,000               0            0%
2087 Willow Street
Wantagh, NY 11793
------------------------------------------------------------------------------------------------------------------------
Dorothy Breslin                                   70,000         35,000           105,000               0            0%
3 Forte Drive
Old Westbury, NY 11568
------------------------------------------------------------------------------------------------------------------------
Mosaic Financial Services, LLC 13              2,500,000              0         2,500,000               0            0%
545 Fifth Avenue, Suite 709
New York, NY 10017
------------------------------------------------------------------------------------------------------------------------
Totals                                        13,386,750      5,443,375        18,830,125               0            0%
------------------------------------------------------------------------------------------------------------------------


   Other than as disclosed below, none of the selling shareholders:

     o has had a material relationship with us other than as a shareholder at any time within the past three years; or

     o    has been one of our officers or directors.

     1 Steven Antebi is the beneficial owner of the shares held by Blue & Gold Enterprises LLC

     2 Walter Beach is the beneficial owner of the shares held by Clear View Investment Fund, LP

     3 Elaine Roberts is the beneficial owner of the shares held by the Elaine Robert Investment Trust

     4    Howard Appel is the beneficial owner of the shares held by FEQ GAS LLC

     5 Mikel Keifer is the beneficial owner of the shares held by JMK Investment Partners LP

     6 Ameet Shah is the beneficial owner of the shares held by Mosaic Partners Fund. Mosaic Partners Fund has the same principals as Mosaic Financial Services, LLC. We entered into an accounts receivable servicing agreement and line of credit agreement with Mosaic Financial Services, LLC.

     7 Leon Frenkel is the beneficial owner of the shares held by Periscope Partners, LP


     8    Vicki Appel is the trustee of shares held by Capital Growth Trust

     9 Richard Schmidt is the managing member and beneficial owner of shares held by Stellar Capital Fund LLC

     10 Ameet Shah is the beneficial owner of the shares held by Mosaic Partners Fund (U.S.) LP.

     11 Leon Frenkel is the general partner and beneficial owner of shares held by Periscope Partners L.P.

     12 Doug McClain, Jr. is the President and beneficial owner of shares held by Argyll Equities LLC

     13 Ameet Shah is the beneficial owner of the shares held by Mosaic Financial Service, LLC

                              PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. on such public markets or exchanges as the common stock may from time to time be trading;

2.   in privately negotiated transactions;

3.   through the writing of options on the common stock;

4.   in short sales,

5.   in any combination of these methods of distribution; or

6.   any other method permitted by applicable law.

Our common stock is quoted on the over-the-counter bulletin board administered by the NASD, so the offering price of the stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling shareholders. The offering price will thus be determined by market factors and the independent decisions of the selling shareholders. The sales price to the public may be:

1.   the market price of our common stock prevailing at the time of sale;

2.   a price related to such prevailing market price of our common stock, or;

3.   such other price as the selling shareholders determine from time to time.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

In general, under Rule 144 of the Securities Act as currently in effect, a person who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of the following:

o    one percent of the number of shares of common stock then outstanding, or

o the average weekly trading volume of the common stock during the four calendar weeks preceding the sale. However, pursuant to the rules and regulations promulgated under the Securities Act, the OTC Bulletin Board, where our common stock is quoted, is not an "automated quotation system" referred to in Rule 144(e). As a consequence, this market-based volume limitation allowed for securities listed on an exchange or quoted on NASDAQ is unavailable for our common stock.

Sales under Rule 144 are also subject to requirements with respect to manner-of-sales requirements, notice requirements and the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell his or her shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144.


The selling shareholders may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as an agent may receive a commission from the selling shareholders, or if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. Under such circumstance, all unidentified security holders will be identified in pre-effective or post-effective amendment(s) or prospectus supplement(s), as applicable. We can provide no assurance that all or any of the common stock offered being registered hereby will be sold by the selling shareholders.


We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. not engage in any stabilization activities in connection with our common stock;

2. furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and;

3. not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

                                LEGAL PROCEEDINGS

Our agent for service of process in Nevada is Cane Clark LLP, 3273 E. Warm Springs Rd., Las Vegas, Nevada 89120.

From time to time, we may be involved in various claims, lawsuits, and disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business.

Providing pharmacy services entails an inherent risk of medical and professional malpractice liability. We may be named as a defendant in such lawsuits and thus become subject to the attendant risk of substantial damage awards. We believe that we have adequate professional and medical malpractice liability insurance coverage. There can be no assurance, however, that we will not be sued, that any such lawsuit will not exceed our insurance coverage, or that we will be able to maintain such coverage at acceptable costs and on favorable terms.

Safescript Pharmacies, Inc. (formerly known as RTIN, Inc.) failed to provide us with essential services as set forth in the license agreement that they entered into and this has forced us to terminate our use of all technology granted under the license agreement entered into with Safescript Pharmacies, Inc. On March 17, 2004, we filed a lawsuit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind the License and to recover the consideration paid. On March 19, 2004, Safescript Pharmacies, Inc. filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court has been stayed by reason of Safescript Pharmacies, Inc.'s filing for bankruptcy. We refiled substantially the same claim as an adversary proceeding in Safescript's bankruptcy case which was pending in the U.S. Bankruptcy Court located in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas.


On June 30, 2005, the United Stated Bankruptcy Court for the Eastern District of Texas located in Tyler, Texas ("District Court") approved a Settlement Agreement and Mutual Release (the "Settlement Agreement") between Safescript Pharmacies, Inc., a Texas corporation f/k/a RTIN Holdings, Inc. and Safe Med Systems, Inc., a Texas corporation (collectively, "Safescript"), and us. Under the Terms of the Settlement Agreement, Safescript retained 100,000 shares of our common stock and returned the remaining 4,344,444 shares of common stock for cancellation. In addition, we agreed to issue Safescript 500,000 additional shares of our common stock and dismiss the lawsuit currently pending in the District Court with prejudice. The Agreement contained a mutual release which resulted in Safescript releasing us from of any liability with respect to the note payable due to Safescript in the amount of approximately $1,013,000.

On July 11, 2005, a creditor of Safescript filed a motion with the District Court for reconsideration of its approval of the Settlement Agreement. On October 14, 2005, the District Court denied the creditor's motion for reconsideration. The creditor has appealed the District Court's approval of the Settlement Agreement. The court granted the creditor an extension until January 9, 2006 to file its opening brief. The court has not decided that appeal, but it is substantially unlikely, based on the advice of counsel, that the court would overturn the District Court's approval of the Settlement Agreement.

On April 14, 2004, a former officer filed a lawsuit against us in Orange County California Superior Court. The former officer is seeking additional compensation in the amount of $213,000 and other further relief that the court deems just and appropriate. This case went to trial in early August. On August 10, 2005, the judge ruled in our favor deciding that no compensation was due to the former officer.


Other than as disclosed herein, we are not currently involved in any litigation which we believe could have a material adverse effect on our financial position or results of operations.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


The following information sets forth the names of our directors and executive officers, their ages and their present positions with the Company as of January 20, 2006.

Name                Age    Office(s) Held
--------------------------------------------------------------------------------
Robert DelVecchio    40    Chief Executive Officer, Chief Financial Officer, &
                              Director
James Manfredonia    44    Director
Richard Falcone      52    Director
Haresh Sheth         55    Director
John Eric Mutter     45    Chief Operating Officer
================================================================================


Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

ROBERT DELVECCHIO. On February 3, 2005, our board of directors appointed Mr. Robert DelVecchio to serve as Chief Executive Officer. Mr. DelVecchio was appointed as our Chief Financial Officer and as a member of the board of directors on March 31, 2005. Since 1995, Mr. DelVecchio has acted as Chief Executive Officer and President of Brockington Securities, Inc., a broker-dealer who is a member of the National Association of Securities Dealers.


JAMES MANFREDONIA. Mr. Manfredonia was appointed to the board of directors of Assured Pharmacy, Inc. in June 2004. Since 2002, Mr. Manfredonia has served as manager of listed equity trading and New York Stock Exchange operations at Bear Stearns. Mr. Manfredonia currently serves as the Chairman of the New York Stock Exchange Upstairs Traders Advisory Committee and as a member of the Market Performance Committee of the New York Stock Exchange. Prior to joining Bear Stearns, Mr. Manfredonia worked for ten years at Merrill Lynch where he managed the listed trading desk with additional responsibilities for NASDAQ, portfolio trading, sales trading, and NYSE staff. Mr. Manfredonia was the founding general partner of Blair Manfredonia Limited Partners, a hedge fund/broker-dealer. Mr. Manfredonia has also worked at Lehman Brothers, Salomon Brothers, and Drexel Burnham.

RICHARD FALCONE. Mr. Falcone was appointed to the board of directors of Assured Pharmacy, Inc. in July 2004. Since 2001, Mr. Falcone has served as Chief Financial Officer of The A Consulting Team, Inc., an IT service company. Mr. Falcone has served as Chief Financial Officer of Netgrocer.com. In 1990, Mr. Falcone joined Bed Bath & Beyond, Inc. as its Chief Financial Officer. In 1983, Mr. Falcone joined Tiffany & Co. and served as Manager of Audit, Director of Financial Control, and Director of International Finance and Operations. Mr. Falcone has also worked at PriceWaterhouseCoopers & Co., an international public accounting firm.

HARESH SHETH. Mr. Sheth was appointed to the board of directors of Assured Pharmacy, Inc. in September 2005. Mr. Sheth is a graduate of West Virginia University where he earned an engineering degree. Since 1991, Mr. Sheth has acted as President of Janus Finance Corporation, an asset based finance company. Mr. Sheth joined Mosaic Capital Advisors LLC in 2004 as their group financial officer.

JOHN ERIC MUTTER. Mr. Mutter was appointed to serve as Chief Operating Officer on May 11, 2005. Since January 2004, Mr. Mutter has acted as a consultant to Assured Pharmacy, Inc. providing technology and information systems support. From 2000 to 2003, Mr. Mutter performed similar responsibilities for the MedEx Systems Inc. designing, implementing and managing a digital prescribing infrastructure for Pegasus Pharmacies. Prior to these positions, Mr. Mutter has held numerous field engineering and technology positions with Alpha Microsystems, Tomba Communications, Neosoft Inc., Checkpoint Systems, and Southwest Communications.


                                 TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws.

Our executive officers are appointed by our board of directors and hold office until removed by the board.

FAMILY RELATIONSHIPS

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

To the best of our knowledge, during the past five years, none of the following occurred with respect to a present or former director, executive officer, or employee of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth, as of January 20, 2006, the beneficial ownership of the Company's common stock by each executive officer and director, by each person known by us to beneficially own more than 5% of the Company's common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 43,590,740 shares of common stock issued and outstanding on January 17, 2006.

                                  NAME AND ADDRESS                      AMOUNT OF              PERCENT
   TITLE OF CLASS              OF BENEFICIAL OWNER(1)              BENEFICIAL OWNERSHIP       OF CLASS*
-----------------------------------------------------------------------------------------------------------
EXECUTIVE OFFICERS & DIRECTORS:
-----------------------------------------------------------------------------------------------------------
Common               Robert DelVecchio                              970,860 shares(2)         14.5%(3)
                     17935 Sky Park Circle, Suite F
                     Irvine, California 92614
-----------------------------------------------------------------------------------------------------------
Common               James Manfredonia
                     17935 Sky Park Circle, Suite F                   350,000 shares            0.8%
                     Irvine, California 92614
-----------------------------------------------------------------------------------------------------------
Common               Richard Falcone
                     17935 Sky Park Circle, Suite F                   350,000 shares            0.8%
                     Irvine, California 92614
-----------------------------------------------------------------------------------------------------------
Common               Haresh Sheth
                     17935 Sky Park Circle, Suite F                      0 shares              0.0%(4)
                     Irvine, California 92614
-----------------------------------------------------------------------------------------------------------
Common               John Eric Mutter                                 325,000 shares           1.3%(5)
                     17935 Sky Park Circle, Suite F
                     Irvine, California 92614
-----------------------------------------------------------------------------------------------------------
        TOTAL OF ALL DIRECTORS AND EXECUTIVE OFFICERS:               1,995,860 shares           17.4%
-----------------------------------------------------------------------------------------------------------
MORE THAN 5% BENEFICIAL OWNERS:
-----------------------------------------------------------------------------------------------------------
Common               Mosaic Financial Services, LLC
                     545 Fifth Avenue, Suite 709                     2,500,000 shares            5.7%
                     New York, NY 10017
-----------------------------------------------------------------------------------------------------------


(1) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

(2) Mr. DelVecchio is the indirect beneficial owner of 970,860 shares held by Brockington Securities, Inc.


(3) Included in the calculation of beneficial ownership for Mr. DelVecchio are 350,000 warrants which are exercisable within 60 days. Brockington Securities, Inc. holds 350,000 warrants to purchase 350,000 shares of common stock at the exercise price of $0.60 per share. These warrants are immediately exercisable and expire on June 17, 2009. Mr. DelVecchio is the indirect beneficial owner of the warrants held by Brockington Securities, Inc. Also included in the calculation of beneficial ownership for Mr. DelVecchio are options to purchase 5,000,000 shares of common stock at the exercise price of $0.60 per share. These options are immediately exercisable and were granted to Mr. DelVecchio pursuant to the terms of an employment agreement executed in September 2005.

(4) Mr. Sheth maintains a 24% voting interest and 25% economic interest in Mosaic Capital Advisors, LLC ("MCA"). MCA is the investment advisor to Mosaic Partners Fund and by Mosaic Partners Fund LP. As of the record date, Mosaic Partners Fund held 387,500 shares of the Company's common stock and Mosaic Partners Fund LP held 1,050,000 shares of the Company's common stock. Pursuant to Rule 13d-4 of the Securities and Exchange Act of 1934, Mr. Sheth disclaims beneficial ownership over the shares held by Mosaic Partners Fund and by Mosaic Partners Fund LP.

(5) Included in the calculation of beneficial ownership for Mr. Mutter are options to purchase 250,000 shares of common stock at the exercise price of $0.60 per share. These options are immediately exercisable and expire on August 29, 2008.


                            DESCRIPTION OF SECURITIES


COMMON STOCK

We have authorized 70,000,000 shares of our common stock with a par value of $0.001 per share, of which 43,590,740 shares were outstanding as of January 20, 2006.

VOTING RIGHTS


Holders of common stock have the right to cast one vote for each share of stock held in his or her own name on the books of the corporation, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including the election of directors. There is no right to cumulative voting in the election of directors. Except where a greater requirement is provided by statute, the Articles of Incorporation, or the Bylaws, the presence, in person or by proxy duly authorized, of the holder or holders of 33 1/3 percent of the outstanding shares of the our common voting stock shall constitute a quorum for the transaction of business. The vote by the holders of a majority of such outstanding shares is required to effect certain fundamental corporate changes such as liquidation, merger or amendment of the Company's Articles of Incorporation.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK


We have authorized 5,000,000 shares of our preferred stock with a par value of $0.001 per share, of which no shares were outstanding as of January 20, 2006.


Preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the preferred stock shall be prescribed by resolution of the board of directors pursuant to Section 3 of Article III of the Articles of Incorporation.

WARRANTS


We are registering the common stock underlying warrants that are a component of the units offered in offerings that were exempt from registration under Rule 506 of Regulation D of the Securities Act. This first exempt offering was completed on June 17, 2004 and the second exempt offering was completed on December 23, 2005. The terms of the warrants issued in both offerings are identical with the exception of the termination date. The holder(s) of the 3,695,875 warrants issued in the exempt offering that closed on June 17, 2004 have the option to convert the warrant into our common stock on a one-to-one basis for a 24-month period commencing June 17, 2004. The holder(s) of the 1,766,250 warrants issued in the exempt offering that closed on December 23, 2005 have the option to convert the warrant into our common stock on a one-to-one basis for a 36-month period from the date of issuance. The exercise price for the warrant is $0.60 per share. If the average closing price for our common stock on the OTCBB for thirty consecutive trading days following the effectiveness of this registration statement is equal to or greater than $1.20, we shall have unlimited discretion to call the warrants at their exercise price of $0.60 for a period of fifteen business days following such occurrence.

In addition, we issued 575,000 warrants to purchase shares of our common stock to consultants.



Holders of all warrants have no voting rights unless and until the warrants are converted into common stock. As a result of owning these warrants, warrant holders have no right to participate in any shareholder decisions.

All of the Company's outstanding warrants discussed above have an exercise price of $0.60 per share.


NEVADA ANTI-TAKEOVER LAWS

Nevada Revised Statutes Sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our Company.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Cane Clark LLP, our independent legal counsel, has provided an opinion on the validity of our common stock.

Squar, Milner, Reehl & Williamson, LLP, our Independent Registered Public Accounting Firm, has audited our consolidated financial statements included in this prospectus and registration statement to the extent and for the period set forth in their audit report. Squar, Milner, Reehl & Williamson, LLP has presented their report with respect to our December 31, 2004 consolidated financial statements. The report of Squar, Milner, Reehl & Williamson, LLP is included in reliance upon their authority as experts in accounting and auditing.

              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

Our articles of incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered hereby, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

                     ORGANIZATION WITHIN THE LAST FIVE YEARS

We were organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. From October 1999 to August 2002, we were in the business of developing and marketing advertising for service providers, corporations and individuals. After this time, we reorganized our operations. We are now engaged in the business of operating pharmacies that specialize in the dispensing of highly regulated pain medication by utilizing technology that allows physicians to transmit prescriptions from a PDA and/or desktop computer directly to our dedicated pharmacies, thus eliminating or reducing the need for paper prescription.


In October 2003, we changed our name to eRXSYS, Inc. We changed our name again in October 2005 to Assured Pharmacy, Inc.


In January 2004, we changed our fiscal year end from November 30 to December 31.

                             DESCRIPTION OF BUSINESS

OVERVIEW

We are engaged in the business of operating pharmacies that specialize in the dispensing of highly regulated pain medication by utilizing technology that allows physicians to transmit prescriptions from a wireless hand-held device or desktop computer directly to our dedicated pharmacies, thus eliminating or reducing the need for paper prescriptions. Our technology is web-based and we do not provide physicians with any equipment. Physicians are able to electronically transmit prescriptions to our pharmacies simply by accessing our web portal. There is no software required by the physicians. We do provide physicians with training on how to utilize our web portal to electronically transmit prescriptions to our pharmacies. Physicians are not charged any fees or costs for transmitting prescriptions to our pharmacies or for any training they may receive on how to utilize our web portal.

Because our focus is on physicians whose practice necessitates that they frequently prescribe medication to manage their patients' chronic pain, we typically will not keep in inventory non-prescription drugs, or health and beauty related products such as walking canes, bandages and shampoo. We do not intend to sell over-the-counter medication or fill prescriptions unrelated to chronic pain management at our pharmacies. We will fill prescriptions that address any side effects experienced by individuals who have health conditions that require them to be treated for chronic pain. We derive our revenue from the sale of prescription drugs.


The majority of our business is derived from physicians who send prescriptions directly to our store electronically. We have limited "walk-in" prescriptions. Within the previous 90 days, approximately 80 physicians have transmitted prescriptions to our pharmacies through our web portal. Currently, we generate reoccurring business from approximately 47 physicians and 14 of those physicians account for approximately 80% of all prescriptions filled at our pharmacies. The number of physicians that send reoccurring business to our pharmacies has increased from December 2004 when at that time we generated reoccurring business from approximately 41 physicians, but at that time those 10 physicians accounted for approximately 81% of all prescriptions.

SAFESCRIPT PHARMACIES, INC. (FORMERLY KNOWN AS RTIN HOLDINGS, INC.) LICENSE

Our former CEO, Mr. David Parker, founded RxSystems, Inc. ("RxSystems") in March 2002. In March 2002, RxSystems acquired from Safescript Pharmacies, Inc. (the "Licensor") the exclusive licensing rights to establish and operate pharmacies under the name "Safescript Pharmacies" throughout California, Oregon, Washington and Alaska. In May 2003, RxSystems assigned to us all of their rights under this exclusive license (the "License").In exchange, we agreed to indemnify RxSystems for any claims with respect to the License against RxSystems in any amount now or in the future. Subsequent to this assignment, RxSystems, Inc. filed articles of dissolution with the Nevada Secretary of State. We also agreed to reimburse the former CEO $370,000 for personal funds advanced to the Licensor to secure the License. These funds plus five percent (5%) interest per annum were due and payable in full to Mr. Parker on December 31, 2007. In a termination and settlement agreement entered into with Mr. Parker on February 1, 2005, Mr. Parker agreed to accept $10,000 cash and 494,000 shares of our common stock and release and forever discharge us from all liability associated with this debt.


At the time of the assignment we assumed a note payable to the Licensor of $3,176,615 with monthly payments of $25,000 through December 1, 2004, with the remaining principal and accrued interest due on December 31, 2004. On June 30, 2003, the Licensor agreed to convert $2,000,000 of the note payable into 100,000 shares of the Company's convertible preferred stock which was then converted into 4,444,444 shares of our restricted common stock with an estimated fair value of $1,393,000. Due to the conversion of all of our issued and outstanding preferred shares, there are currently no preferred shares issued or outstanding. We remained obligated to make payments of $25,000 per month through December 1, 2004, with the remaining principal and interest due on December 31, 2004. As of June 30, 2005, monthly installments of $25,000 for the note payable due to the Licensor were seventeen months in arrears and the last monthly installment was paid in January 2004. As of June 30, 2005, the current balance of the note payable to the Licensor was approximately $1,013,000.


The Licensor failed to provide us with essential services as set forth in the license agreement and this has forced us to terminate our use of all technology granted by the Licensor. On March 17, 2004, we filed a lawsuit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind the License and to recover the consideration paid. On March 19, 2004, Safescript Pharmacies, Inc. filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court has been stayed by reason of Safescript Pharmacies, Inc.'s filing for bankruptcy. We refiled substantially the same claim as an adversary proceeding in Safescript Pharmacies, Inc.'s bankruptcy case in the U.S. Bankruptcy court located in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas.

We originally recorded the intangible asset at the carrying value of the notes payable assumed in the amount of $3,586,615. In accordance with accounting principles generally accepted in the United States of America, we subsequently engaged a third party valuation firm to estimate the fair value of the acquired License and the consideration given. Based on this independent valuation, we reduced the book value (by the excess of the carrying value of the portion of the note payable converted over the estimated fair value of the common stock issued) and recorded the following amounts, as adjusted:

License rights                                    $             --
Cost in excess of estimated fair value                   2,977,000
                                                      ------------
Intangible assets                                 $      2,977,000
                                                      ============
Consideration:
Notes payable                                     $      1,547,000
Common stock                                             1,393,000
Cash paid                                                   37,000
                                                      ------------
                                                  $      2,977,000
                                                      ============

In February 2004, the Licensor announced that it had been notified that the Securities and Exchange Commission (the "SEC") may commence an enforcement action against the Licensor and certain executive officers of the Licensor for alleged violation of the Securities Act and the Exchange Act. On October 5, 2004, the SEC announced that it filed a civil action in the United States District Court for the Eastern District of Texas against Safescript Pharmacies, Inc., f/k/a RTIN holdings, Inc. and former officers and directors of the Licensor.

As of the reporting period ended March 31, 2004, management determined that the License was 100% impaired based on (a) the uncertainty of the Licensor's ability to continue as a going concern, which creates substantial doubt about the Licensor's ability to continue to support their e-prescribing technology, (b) our dispute with the Licensor, and (c) our implementation of other technologies at our first two pharmacies. Accordingly, as of March 31, 2004, we impaired the entire intangible asset of approximately $2,977,000.


On June 30, 2005, the United States Bankruptcy Court for the Eastern District of Texas located in Tyler, Texas approved a Settlement Agreement and Mutual Release (the "Settlement Agreement") between Safescript Pharmacies, Inc., a Texas corporation f/k/a RTIN Holdings, Inc. and Safe Med Systems, Inc., a Texas corporation (collectively, "Safescript"), and us.

Under the Terms of the Settlement Agreement, Safescript will retain 100,000 shares of our common stock and return the remaining 4,344,444 shares of common stock for cancellation. The shares which Safescript will return for cancellation represent over 10% of our currently issued and outstanding shares. In addition, we agreed to issue Safescript 500,000 additional shares of our common stock and dismiss the lawsuit currently pending in the U.S. District Court for the Eastern District of Texas located in Tyler, Texas with prejudice. The Agreement contained a mutual release which resulted in Safescript releasing us from of any liability with respect to the note payable due to Safescript in the amount of approximately $1,013,000.

On July 11, 2005, a creditor of Safescript filed a motion with the District Court for reconsideration of its approval of the Settlement Agreement. On October 14, 2005, the District Court denied the creditor's motion for reconsideration. The creditor appealed the District Court's approval of the Settlement Agreement. The reviewing court has not decided that appeal, but it is substantially unlikely, based on the advice of counsel, that the court would overturn the District Court's approval of the Settlement Agreement. The court has granted the creditor an extension until January 9, 2006 to file its opening brief.


LICENSE AGREEMENT WITH NETWORK TECHNOLOGY, INC. ("RXNT")

As a result of Safescript Pharmacies, Inc.'s failure to provide us with essential services as set forth in the license agreement, we entered into a technology license agreement ("Technology License") with Network Technology, Inc. ("RxNT") on March 15, 2004. The Technology License grants us the right to use RxNT's e-prescribing technology under the brand name "Assured Script." Pursuant to the Technology License agreement, we paid RxNT a licensing fee of $100,000 and are also responsible for paying RxNT a royalty equal to twenty five percent (25%) of the gross profit from sales of the "Assured Script" product, which refers to the licensed products and technology set forth in the Technology License and not prescription drug sales. Given that we are in the business of owning and operating pharmacies, management does not anticipate that we would make any sales of the "Assured Script" product resulting in a royalty payment to RxNT.

AGREEMENT WITH TPG PARTNERS, L.L.C.

On April 24, 2003, we entered into an agreement with TPG Partners, L.L.C. ("TPG") for the purpose of funding the establishment and operations of pharmacies. Under this agreement, TPG holds the right to fund on a joint venture basis fifty pharmacies that we establish. In exchange for contributing financing in the amount of $230,000 per pharmacy location, TPG will acquire a 49% ownership interest in each pharmacy established under this agreement and we will own the remaining 51%. Under the terms of the agreement with TPG, our contribution to establish pharmacies primarily consisted of the right to utilize the rights granted under a license agreement we own and to render services consisting of sales and marketing expertise.

In April 2003, Safescript Pharmacies of California, LLC was formed to establish and operate the pharmacies that would be operated under the agreement with TPG. In accordance with the terms of the agreement with TPG, we own 51% of Safescript Pharmacies of California, LLC and TPG owns the remaining 49%. In June 2003, Safescript Pharmacies of California, LLC formed a wholly owned subsidiary, Safescript of California, Inc. ("Safescript"), which will own and operate the pharmacies. Effective September 8, 2004, Safescript filed amended articles of incorporation and changed its name to Assured Pharmacies, Inc. ("API").


TPG has advanced a total of $448,000 for the establishment of our first pharmacy located in Santa Ana, California and our second pharmacy located in Riverside, California. No additional funds have been received from TPG since 2003. TPG is obligated to contribute an additional $12,000 to satisfy their full capital contribution. TPG is also obligated to contribute their proportionate share of the start-up costs in excess of their initial capital contribution of $230,000 per pharmacy. The parties' agreement defined start-up costs as any costs associated with the opening of any open pharmacy location that accrue within the ninety days period following the opening of that particular pharmacy. TPG obligated to contribute an additional $44,572 to satisfy its proportionate share of the start-up costs in excess of their initial capital contribution. The advances by TPG represent forty seven (47%) percent of the total approximate cost to open both pharmacies. Currently, only these two pharmacies are operated under the agreement with TPG.


AGREEMENT WITH TAPG, L.L.C.

In February 2004, we entered into an agreement with TAPG, L.L.C. ("TAPG"), a Louisiana limited liability company, and formed Safescript Northwest, Inc. ("Safescript Northwest"), a Louisiana corporation. Safescript Northwest was formed to establish and operate up to five pharmacies. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. ("APN").We own 75% of APN, while TAPG owns the remaining 25%. In accordance with our shareholders agreement with TAPG, TAPG will provide start-up costs in the amount of $335,000 per pharmacy location established not to exceed five pharmacies. Under the terms of the agreement with TAPG, our contribution to establish pharmacies primarily consisted of the right to utilize the rights granted under a license agreement we own and to render services consisting of sales and marketing expertise.


TAPG advanced a total of $664,000 for the start-up costs of our third pharmacy in Kirkland, Washington and our fourth pharmacy in Portland, Oregon. Currently, only these two pharmacies are opened and operated under the agreement with TAPG. Between March 2004 and October 2004, we received from TAPG initial capital contributions in the amount of $854,213 for three pharmacies. This capital contribution funded the opening of two pharmacies in Kirkland, WA in August 2004 and Portland, OR in September 2004. Included in these monies was a partial capital contribution in the amount of $190,000 for the establishment of another pharmacy located in Portland, OR. TAPG is obligated to contribute an additional $150,787 to satisfy their full capital contribution. APNI and we requested that TAPG provide the $150,787 balance of its full capital contribution. TAPG is also obligated to contribute their proportionate share of the start-up costs in excess of their initial capital contribution of $335,000 per pharmacy. The parties' agreement defined start-up costs as any costs associated with the opening of any open pharmacy location that accrue within the one hundred eighty days period following the opening of that particular pharmacy. TAPG obligated to contribute an additional $49,301 excluding interest to satisfy its proportionate share of the start-up costs in excess of their initial capital contribution. The advances by TAPG represent thirty four (34%) percent of the total approximate cost to open both of these pharmacies.


INDUSTRY OVERVIEW

According to the National Institute for Health Management, the $200 billion prescription drug market is the fastest-growing segment of the health care industry today, rising 17% or more a year since 1998. At the same time, the market has been plagued by several chronic and growing problems that underscore the need to modernize the way medications are prescribed and dispensed in the United States. These problems include, but are not limited to:

o Deaths and injuries due to illegible prescriptions. According to the Institute of Medicine, errors in reading hand-written drug prescriptions are reportedly responsible for over 7,000 deaths a year in the U.S., $77 billion in additional medical expenses, and rapidly escalating medical malpractice insurance costs. Indeed, the Institute for Safe Medical Practices (ISMP), a non-profit medical research group, has called for the complete elimination of handwritten prescriptions.

o A study by the American Pain Society and the American Academy of Pain Management determined that an estimated 48 million suffer from chronic pain in the U.S. and this number is projected to continue growing;

o Too few qualified pharmacists. A recent study conducted by the United States Department of Health and Human Services confirmed that there is a growing shortage of trained and licensed pharmacists.

o Handwritten prescriptions are prone to counterfeiting. Unscrupulous patients can alter prescriptions in dose and/or quantity. Many patients falsely report lost prescriptions or just forge the prescription to visit multiple pharmacies.

MARKET FOR OUR PRODUCTS AND SERVICES

The target market we will serve in dispensing pharmaceutical products is patients who require medication for chronic pain management. Patients in this category are likely to require prescription medications far more frequently and for longer periods of time than patients in most other medical categories. In order to access this target market, we will enable physicians whose practice necessitates that they frequently prescribe medication to manage their patients' chronic pain to transmit prescriptions to our pharmacies electronically using our web portal. We do not pay physicians to transmit prescriptions to our pharmacies and physicians do not pay us to transmit prescriptions to our pharmacies. We generate our revenue exclusively from the sale of prescription drugs at our pharmacies.


Within the previous 90 days, approximately 80 physicians have transmitted prescriptions to our pharmacies through our web portal. Currently, we generate reoccurring business from approximately 47 physicians and 14 of those physicians account for approximately 80% of all prescriptions filled at our pharmacies. The number of physicians that send reoccurring business to our pharmacies has increased from December 2004 when at that time we generated reoccurring business from approximately 41 physicians, but at that time 10 of those physicians accounted for approximately 81% of all prescriptions. Two physicians' practice accounted for greater than 10% of all prescription we received in 2004.


PRINCIPAL SUPPLIERS

We purchased 95% of our inventory of prescription drugs from one wholesale drug vendor during the year ended December 2004. During the same period of time, we purchased the remaining 5% of our inventory from 3 different wholesale drug vendors. Management believes that the wholesale pharmaceutical and non-pharmaceutical distribution industry is highly competitive because of the consolidation of the pharmacy industry and the practice of certain large pharmacy chains to purchase directly from product manufacturers. Although management believes we could obtain the majority of our inventory through other distributors at competitive prices and upon competitive payment terms if our relationship with our primary wholesale drug vendor was terminated, there can be no assurance that the termination of such a relationship would not adversely affect us.

CUSTOMERS AND THIRD-PARTY PAYORS

In fiscal 2004, nearly all of our pharmacy sales were to customers covered by health care insurance plans, which typically contract with a third-party payor such as an insurance company, a prescription benefit management company, a governmental agency, workers' compensation, a private employer, a health maintenance organization or other managed care provider that agrees to pay for all or a portion of a customer's eligible prescription purchases. Any significant loss of third-party payor business could have a material adverse effect on our business and results of operations.

COMPETITION

We face intense competition with local, regional and national companies, including other drugstore chains, independently owned drugstores, supermarkets, mass merchandisers, discount stores, dollar stores, mail order pharmacies and drug importation. Competition in this industry is intense primarily because national pharmacies including Walgreens and CVS Pharmacy have expanded significantly and prescription drugs are now offered at a variety of retail establishments when traditionally prescription drugs were only provided at local pharmacies. Supermarkets and discount stores now maintain retail pharmacies onsite as a part of a business plan to provide consumers with all of their retail needs at one location. Retail pharmacies such as Walgreens, CVS Pharmacy, and Rite Aid use proprietary and/or commercialized paperless prescription technology in their pharmacy operations. However, these pharmacies are not focused or dedicated to physicians practicing in pain management. These retail pharmacies traditionally keep in inventory non-prescription drugs, or health and beauty related products such as walking canes, bandages and shampoo. Consumers are able to have their prescriptions filled at these retail pharmacies, but typical retail pharmacies either do not keep in inventory or keep limited amounts of Class 2 drugs in inventory. As a result, the time it takes for traditional retail pharmacies to fill a prescription for Class 2 drug is extended. Because of our pain management focus, we maintain an appropriate inventory level of Class 2 drugs to meet the needs of physicians that transmit prescription to our pharmacies and do not keep in inventory non-prescription drugs or health and beauty related products. We do not intend to sell over-the-counter medication or fill prescriptions unrelated to chronic pain management at our pharmacies. We will fill prescriptions that address any side effects experienced by individuals who have health conditions that require them to be treated for chronic pain.

Currently, Safescript Pharmacies, Inc. is the only company that our management is aware of that operates pharmacies in the United States that exclusively dispense pharmaceutical products to patients who require medication for chronic pain management while also providing technological support to physicians to enable them to e-prescribe medication for their patients to the pharmacy.

There are companies that are in the business of developing and manufacturing proprietary software and hardware that facilitate e-scripting. We are not in this business. We constantly seek out and evaluate available technologies to integrate into our business model; as such, we do not consider ourselves a technology company because we do not develop, program, or manufacture proprietary hardware and/or software used by our pharmacies or by physicians that transmit prescriptions to our pharmacies.

PATENTS, LICENSES, TRADEMARKS, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS, OR LABOR CONTRACTS


On March 27, 2003, RxSystems assigned to us all of their rights under an exclusive license agreement with Safescript Pharmacies, Inc. (formerly known as RTIN Holdings, Inc.) which enables the licensee to operate pharmacies under the name "Safescript Pharmacies" throughout California, Oregon, Washington and Alaska. Thereafter, the licensor failed to provide us with essential services underlying the license agreement and this forced us to terminate our use of all technology granted under the license agreement. On March 17, 2004, we initiated suit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind our license agreement with them and to recover the consideration paid, including all cash and 4,444,444 restricted common shares of our stock, which were issued to retire $2,000,000 of the debt owed on the License. This case was stayed by reason of Safescript Pharmacies, Inc.'s March 19, 2004 bankruptcy filing. We refiled substantially the same claim as an adversary proceeding in Safescript's bankruptcy case which was pending in the U.S. Bankruptcy Court located in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas. On June 30, 2005, the United States Bankruptcy Court for the Eastern District of Texas approved a Settlement Agreement and Mutual Release (the "Settlement Agreement") between Safescript Pharmacies, Inc., a Texas corporation f/k/a RTIN Holdings, Inc. and Safe Med Systems, Inc., a Texas corporation (collectively, "Safescript"), and us. On July 11, 2005, a creditor of Safescript filed a motion with the District Court for reconsideration of its approval of the Settlement Agreement. On October 14, 2005, the District Court denied the creditor's motion for reconsideration. The creditor appealed the District Court's approval of the Settlement Agreement. The reviewing court has not decided that appeal, but it is substantially unlikely, based on the advice of counsel, that the court would overturn the District Court's approval of the Settlement Agreement. The court has granted the creditor an extension until January 9, 2006 to file its opening brief.


On March 15, 2004, we entered into a technology license agreement ("Technology License") with Network Technology, Inc. ("RxNT"). The Technology License grants us the right to use RxNT's e-prescribing technology under the brand name "Assured Script."

On November 9, 2004, we received trademark approval (registration number 2901258) by the United States Patent and Trademark Office for the "eRXSYS" company logo.

State law requires pharmacies to apply to the State Board of Pharmacy to receive a license to operate. The application process to operate a pharmacy is substantially similar among different states. The application process for a license on average takes sixty days in the state of California. We have retained the services of a law firm that specializes in healthcare and pharmacy to oversee the application process for our pharmacies. In addition, each pharmacy must employ a licensed pharmacist to serve as the Pharmacist in Charge (PIC). The PIC oversees personnel and reports on the operations at a specific pharmacy. State law regulates the number of employees and clerks that can work under the supervision of one PIC. Currently, we are licensed to operate four pharmacies.

RESEARCH AND DEVELOPMENT

We did not incur any research and development expenditures in either the fiscal year ended November 30, 2003, the one month transition period ended December 31, 2003, or the fiscal year ended December 31, 2004.

EXISTING AND PROBABLE GOVERNMENTAL REGULATION

Pharmacy operations are subject to significant governmental regulation on the federal and state level. Compliance with governmental regulation is essential to continued operations. We are in compliance with each of the laws, rules, and regulations set forth below and have not experienced any incidence of noncompliance.

Licensure Laws
--------------

Each state's board of pharmacy enforces laws and regulations governing pharmacists and pharmacies. Each of our pharmacies applied and received a license. Licensure requires strict compliance with state pharmacy standards. Although we believe our pharmacies are compliant, changes in pharmacy laws and differing interpretations regarding such laws could impact our level of compliance. A pharmacy's failure to comply with applicable law and regulation could result in licensure revocation as well as the imposition of fines and penalties.

Drug Enforcement Laws
---------------------

The United States Department of Justice enforces the Drug Enforcement Act through the Drug Enforcement Agency (DEA). The DEA strictly enforces regulations governing controlled substances. In addition to regulation by the DEA, we are subject to significant state regulation regarding controlled substances. Because our pharmacies' operations focus on highly regulated pain medications, failure to adhere to DEA and state controlled substance requirements could jeopardize our ability to operate. While we believe we are in compliance with current DEA requirements, such requirements and interpretation of these requirements do change over time.

Federal Health Programs
-----------------------

As we grow, we believe that a significant amount of our revenues will be derived from governmental programs such as Medicaid. With the recent passage of the Medicare Modernization and Prescription Drug Act of 2003, we also believe that Medicare will become a significant source of funding.

Medicare
--------

Medicare reimbursement is determined by the Centers for Medicare and Medicaid Services ("CMS"), an agency of the United States Department of Health and Human Services. CMS establishes reimbursement policy for services provided to Medicare beneficiaries in a manner consistent with the Social Security Act, as amended by Congress. CMS has not yet established the reimbursement methodology pursuant to which it will reimburse prescription drugs.


In order to participate in the Medicare program, each pharmacy must enroll as a participating supplier. There can be no assurance that our pharmacies will be able to obtain the necessary approvals to participate in the Medicare program, which could have a material adverse financial impact on us, our operations, and our investors.

Medicaid
--------

Medicaid is a federal/state program that provides health coverage (including prescription drug coverage) to the needy. In order to participate in the Medicaid program, each pharmacy must enroll as a participating supplier. There can be no assurance that our pharmacies will be able to obtain the necessary approvals to participate in the Medicaid program, which could have a material adverse financial impact on us, our operations, and our investors. Each state's Medicaid program is different, and some states impose limitations on the pharmacies that may serve the Medicaid population. We currently participate in Medicaid in Oregon and Washington. We submitted an application to participate in California's Medicaid program, known as Medi-Cal and received a notice of approval on August 22, 2005. We were assigned a unique provider identification number to enable our pharmacy in Riverside, California and other California locations that we may establish in the future, exclusive of locations in Orange County, to process claims through Medi-Cal.

The Medicaid program is administered and all benefits are processed by CalOptima exclusively in Orange County, California. All applications to participate in the Medicaid programs for pharmacies located in Orange County are processed by CalOptima. In 2002, CalOptima placed a moratorium on additional pharmacies in Orange County enrolling as a supplier of prescription drugs to customers who rely solely on Medicaid for health coverage. This moratorium remains in effect and impacts our location in Santa Ana, California. There can be no assurance that the moratorium will be lifted and we will be able to obtain the necessary approvals to participate in California's Medicaid program in any respect in Orange County, California.

Medicare and Medicaid Participation
-----------------------------------

We received notice that CalOptima was accepting applications for pharmacies to participate in CalOptima specifically for claims by customers who rely on health coverage through both Medicaid and Medicare. We submitted an application to CalOptima for approval to supply customers who rely on health coverage through both Medicaid and Medicare in Orange County, California during the reporting period. We anticipate that we will receive a response to our application no later than December 31, 2005.




The Federal Health Care Programs Anti-Kickback Act
--------------------------------------------------

Federal law prohibits the solicitation or receipt of remuneration in return for referrals and the offer or payment of remuneration to induce the referral of patients or the purchasing, leasing, ordering or arranging for any good, facility, service or item for which payment may be made under a "federal health care program" (defined as "any plan or program that provides health benefits, whether directly, through insurance, or otherwise, which is funded directly, in whole or in part, by the United States Government other than the Federal Employees Health Benefit Program").

Because our business and operations involve providing health care services, we are subject to the Federal Health Care Programs Anti-Kickback Act (the "Act"). The Anti-Kickback Statute, codified in 42 U.S.C. ss. 1320a-7b(b), prohibits individuals and entities from knowingly and willfully soliciting, receiving, offering or paying any remuneration to other individuals and entities (directly or indirectly, overtly or covertly, in cash or in kind):

        (i) In return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made under a federal or state health care program; or

        (ii) In return for purchasing, leasing, ordering or arranging for or recommending purchasing, leasing, or ordering any good, facility, service or item for which payment may be made under a federal or state health care program.

There are both criminal and civil penalties for violating the Federal Statute. Criminal sanctions include a fine not to exceed $25,000 or imprisonment up to five years or both, for each offense. In addition, monetary penalties for each offense may be increased to up to $250,000 for individuals and up to $500,000 for organizations. Civil penalties include fines of up to $50,000 for each violation, monetary damages up to three times the amount paid for referrals and/or exclusion from the Medicare program. Courts have broadly construed the Anti-Kickback Statute to include virtually anything of value given to an individual or entity if one purpose of the remuneration is to influence the recipient's reason or judgment relating to referrals.

The Department of Health and Human Service's Office of Inspector General ("OIG") promulgated safe harbor regulations specifying payment practices that will not be considered to violate the statute. If a payment practice falls within one of the safe harbors, it will be immune from criminal prosecution and civil exclusion under the Act even if it fails to fall within another potentially applicable safe harbor. Significantly, failure to fall within any safe harbor does not necessarily mean that the payment arrangement violates the statute. Failure to comply with a safe harbor can mean one of three things: (1) the arrangement does not fall within the broad scope of the anti-fraud and abuse rules so there is no risk of prosecution; (2) the arrangement is a clear statutory violation and is subject to prosecution; or (3) the arrangement may violate the anti-fraud and abuse rules in a less serious manner, in which case there is no way to predict the degree of risk.

Because our pharmacies maintain relationships with referring physicians, our operations are subject to scrutiny under the Act. Although we will attempt to structure our financial relationships with physicians in a manner that qualifies for safe harbor protection, we anticipate that our relationships with physicians will not qualify for safe harbor protection.

If our operations fail to comply with the Act, we could be criminally sanctioned. In addition, the right of any of our pharmacies to participate in governmental health plans could be terminated.

Ethics in Patient Referrals Act
-------------------------------

The Ethics in Patient Referrals Act, 42 U.S.C. ss.1395nn, commonly referred to as Stark II ("Stark II"), prohibits physicians from referring or ordering certain Medicare or Medicaid reimbursable "designated health services" from any entity with which the physician or any immediate family member of the physician has a financial relationship. A financial relationship is generally defined as a compensation or ownership/investment interest. The purpose of the prohibition is to assure that physicians base their treatment decisions upon the needs of the patients and not upon any financial benefit that would inure to the physician as a result of the referral.

Prescription medications are classified as "designated health services" under Stark II. Physicians owning stock in our Company are not allowed to refer any Medicare or Medicaid patient to any of our pharmacies until and unless our Company's capitalization exceeds $75,000,000. A referral made in violation of Stark II results in non-payment to the pharmacy and could result in the imposition of fines and penalties as well as termination of our participation in Medicare and Medicaid.

State Fraud and Abuse Laws
--------------------------

States have generally adopted their own laws similar to the Act and Stark II. However, in some instances, state laws apply to all health care services, regardless of whether such services are payable by a government health plan. For example, in California, physicians and other practitioners are not permitted to own more than 10% of any entity that owns a pharmacy.



HIPAA
-----

We are impacted by the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), which mandates, among other things, the adoption of standards to enhance the efficiency and simplify the administration of the healthcare system. HIPAA requires the Department of Health and Human Services to adopt standards for electronic transactions and code sets for basic healthcare transactions such as payment and remittance advice ("transaction standards"); privacy of individually identifiable healthcare information ("privacy standards"); security and electronic signatures ("security standards"), as well as unique identifiers for providers, employers, health plans and individuals; and enforcement. We are required to comply with these standards and are subject to significant civil and criminal penalties for failure to do so.

Management believes that we are in material compliance with these standards. However, HIPAA's privacy and transaction standards only recently became effective, and the security standards will become mandatory as of April 21, 2005. Considering HIPAA's complexity, there can be no assurance that future changes will not occur. Changes in standards as well as changes in the interpretation of those standards could require us to incur significant costs to ensure compliance.

Management anticipates that federal and state governments will continue to review and assess alternate healthcare delivery systems, payment methodologies and operational requirements for pharmacies. Given the continuous debate regarding the cost of healthcare services, management cannot predict with any degree of certainty what additional healthcare initiatives, if any, will be implemented or the effect that any future legislation or regulation may have on us.

OBRA 1990
---------

Our business is subject to various other federal and state regulations. For example, pursuant to the Omnibus Budget Reconciliation Act of 1990 ("OBRA") and comparable state regulations, our pharmacists are required to offer counseling, without additional charge, to our customers about medication, dosage, delivery systems, common side effects and other information deemed significant by the pharmacists and may have a duty to warn customers regarding any potential adverse effects of a prescription drug if the warning could reduce or negate such effect.

California Senate Bill #151 was chaptered by the California Secretary of State on September 17, 2003. This legislation tightens the regulations on prescribing prescription medication. The legislation allows for electronic prescribing of all prescription medication except Class 2 substances. Generally, Class 2 substances are drugs that exhibit a high potential for abuse or diversion. Class 2 substances are required to be dispensed only against a hard copy prescription. This will not pose any operational problem for us because we currently generate a hard copy of the electronic prescription for all Class 2 prescriptions issued. Management believes that this legislation will create no undue burden or competitive disadvantage for us.

Other Laws
----------

In recent years, an increasing number of legislative proposals have been introduced or proposed in Congress and in some state legislatures that would effect major changes in the healthcare system, either nationally or at the state level. The legislative initiatives include prescription drug benefit proposals for Medicare participants. Although we believe we are well positioned to respond to these developments, we cannot predict the outcome or effect of legislation resulting from these reform efforts.

COMPLIANCE WITH ENVIRONMENTAL LAWS

We did not incur any costs in connection with the compliance with any federal, state, or local environmental laws.

EMPLOYEES

We currently have fourteen full-time employees in addition to seven consultants. Our employees are not represented by labor unions or collective bargaining agreements. The classification of our full-time employees and consultant positions are broken down as follows:


        Characterization of               Number of        Number of
         Employee's Duties                Employees        Consultants
----------------------------------------------------------------------------
   Corporate Management / Officer             1                2
----------------------------------------------------------------------------
               Sales                          2                1
----------------------------------------------------------------------------
             Technology                       0                2
----------------------------------------------------------------------------
             Accounting                       1                2
----------------------------------------------------------------------------
             Pharmacist                       4                0
----------------------------------------------------------------------------
   Technicians / Pharmacy Support             6                0
----------------------------------------------------------------------------

                      MANAGEMENT'S DISCUSSION AND ANALYSIS

FORWARD-LOOKING STATEMENTS

Historical results and trends should not be taken as indicative of future operations. Management's statements contained in this report that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934 (the "Exchange Act"), as amended. Actual results may differ materially from those included in the forward-looking statements. The Company intends such forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and is including this statement for purposes of complying with those safe-harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of the Company, are generally identifiable by use of the words "believe," "expect," "intend," "anticipate," "estimate," "project," "prospects," or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on the operations and future prospects of the Company on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, significant restructuring activities in calendar 2004 and thereafter, and generally accepted accounting principles. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Further information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included herein and in the Company's other filings with the SEC.

We currently have four operating pharmacies. Our first pharmacy was opened on October 13, 2003 in Orange County, California in the city of Santa Ana. On June 10, 2004, we opened our second pharmacy location in Riverside, California. We opened our third pharmacy in Kirkland, Washington on August 11, 2004. Our fourth pharmacy was opened in Portland, Oregon on September 21, 2004.


We announced in our quarterly report for the three months ended September 30, 2004 that we were suspending the development of new pharmacies for a period of sixty to ninety days in order to evaluate and potentially improve the operations of our four existing pharmacies. It was the belief of our board of directors and executive management that all four stores were not operating at their full potential. This basis for this belief was primarily the reluctance of physicians to adopt our technology for electronically transmitting prescriptions and our failure to implement a successful marketing strategy to attract business. Since this announcement, management postponed activity related to the development of new locations. At the present time and following this period of evaluation, our management decided not to close any of our existing pharmacy locations. We are hopeful that we will resume the development of new pharmacies in the first quarter of 2006.

The primary catalyst for the decision to suspend the development of new pharmacies was substantially attributable to a lack of sufficient cash to fund the expenses associated with the development of new pharmacies. We have incurred significant expenditures in connection with purchases of inventory for our existing pharmacies. As sales increased, a time gap developed between inventory replenishing and accounts receivable. Nearly all of our pharmacy sales are to customers whose medications were covered by health benefit plans and other third party payors. As a result, we typically do not receive cash for our sales at the time of transactions and are dependent on health benefit plans to pay for all or a portion of our customers' prescription purchases. There is a significant delay from the time of a customer's purchase of medication to the time when we receive payment for the customer's purchase from a health benefit plan or other third party payor. The delay from the point of a customer's purchase to our receipt of payment has ranged between 41 and 27 days when calculated for a specific quarterly period.


Management evaluated various alternatives available to us as it related to financing future inventory purchases in the early stages of our planned principal operations. Our management was successful in securing financing for inventory purposes on an interim basis. On or about December 21, 2004, we received a loan evidenced by a promissory note from Robert James, Inc., a company under the control of our current CEO Mr. Robert DelVecchio, for the purpose of purchasing inventory for our pharmacies. The promissory note was for a maximum of $150,000 and matured on the earlier of March 6, 2005 or the date that we were able to consummate an accounts receivable factoring arrangement for our working capital. The outstanding principal amount of this promissory note bears interest at three percent (3%) per month. In consideration for this promissory note, we agreed to pay the lender an administrative fee of $1,500 and a financing fee of $2,100. In addition to these fees, we agreed to pay the lender by the fifth day of every month from January 2005 until the principal amount is repaid an administrative fee of $1,875 and a financing fee of $2,675. We paid the loan evidenced by the promissory note from Robert James, Inc. in full on February 21, 2005.


On February 23, 2005, we entered into an accounts receivable servicing agreement and line of credit agreement with Mosaic Financial Services, LLC ("Mosaic"). The monthly interest rate under this agreement is equal to one and one quarter percent (1.25%) of the then LOC limit. These agreements enabled us to successfully secure financing for inventory purchases over an extended period of time. Under the terms of the line of credit agreement, the maximum amount that we could draw to purchase inventory was originally $500,000 and increased to $700,000. These agreements were for a term of one year with a provision to automatically renew for another one year period unless either party provided notice to the other of termination within 180 days prior to the end of the effective term.

Mosaic provided notice to us of its intent to exercise its right under the Line of Credit Agreement to convert the $700,000 previously advanced into shares of the our common stock. On October 24, 2005, our board of directors authorized the issuance of 2,500,000 restricted shares of our common stock to Mosaic in accordance with the conversion right provided in the Line of Credit Agreement. The issuance of these shares to Mosaic satisfied our obligations in full under the Accounts Receivable Servicing Agreement and Line of Credit Agreement.

On October 31, 2005, we entered into another Line of Credit Agreement ("LOC") with Mosaic enabling us to draw a maximum of $1,000,000 to purchase inventory. This LOC has a one time commitment fee equal to three percent (3%) of the initial amount of the LOC. The LOC has a monthly interest rate of 1.5% of the then LOC limit. These accrued finance charges will be deducted prior to any advances. Under the terms of the LOC, Mosaic has a conversion right to convert all or a portion of the outstanding advances into shares of our common stock where the conversion price is based on the weighted average closing bid price for the our common stock on the over-the-counter bulletin board (or such other equivalent market on which our common stock is quoted) as for the seven trading days immediately preceding the date the conversion right is exercised. The conversion price shall not be less than $0.40 nor more than $0.80. Our management anticipates that this LOC will adequately finance inventory purchases for our existing pharmacies over the next twelve months. This LOC is secured by substantially all of our assets.

Following our period of evaluation, management cited our previous marketing practice as an area for improvement. Beginning in the first quarter of 2005, our management successfully implemented a new marketing strategy that dramatically expands our efforts to attract business. Our current marketing strategy is targeted to physicians, new customers, and existing customers. With respect to new customers, we are offering a $10.00 coupon to be applied toward the customers first prescription filled at any of our pharmacies and a $5.00 gift card at any Starbucks location. With respect to our current customers, we commenced a promotion through direct mailing. We are offering our current customers a $10.00 coupon to be applied toward the purchase of prescription drugs for any prescription that is transferred to one of our pharmacies. In addition, we will hold a monthly drawing at each pharmacy for those customers that transferred a prescription and the winner will receive a $150.00 gift card. We also send notices to physicians informing them of our pharmacy operations. In an attempt to build more name recognition, we have created brochures and posters that are available in physicians' waiting rooms.

Our new marketing strategy set forth above has in a short time period produced an increase in business. During the nine months ended September 30, 2005, our four pharmacies filled an average of 519 prescriptions per week. During the period ended September 30, 2004, our two pharmacies filled an average of 208 prescriptions per week. As a result, we had gross profit of approximately 12% for the nine month ended September 30, 2005 as compared to a gross loss of approximately 37% for the same reporting period in the prior year.

Additionally, our two pharmacy locations in California previously experienced difficulty in qualifying to participate in California's Medicaid program, known as Medi-Cal. Medicaid is a federal/state program that provides health coverage, including prescription drug coverage to the needy. Each state's Medicaid program is different, and some states impose limitations on the number of pharmacies that may serve the Medicaid population. In order to participate in Medicaid programs, each pharmacy must enroll as a participating provider. We submitted an application to the California Department of Health Services on December 14,

2004. On June 8, 2005, the Medi-Cal Provider Relations Department rejected our application and issued a list of deficiencies to be addressed. On July 11, 2005, we addressed all cited deficiencies and re-submitted our Medi-Cal application. We received a notice of approval on August 22, 2005. We were assigned a unique provider identification number to enable our pharmacy in Riverside, California and other California locations that we may establish in the future, exclusive of locations in Orange County, to process claims through Medi-Cal. We anticipate that this approval and our ability to process claims through Medi-Cal will increase sales at our California pharmacy located in Riverside.



The Medicaid program is administered and all benefits are processed by CalOptima exclusively in Orange County, California. All applications to participate in the Medicaid programs for pharmacies located in Orange County are processed by CalOptima. In 2002, CalOptima placed a moratorium on additional pharmacies in Orange County enrolling as a supplier of prescription drugs to customers who rely solely on Medicaid for health coverage. This moratorium remains in effect and impacts our location in Santa Ana, California

During the quarterly period ended September 30, 2005, we received notice that CalOptima was accepting applications for pharmacies to participate in CalOptima specifically for claims by customers who rely on health coverage through both Medicaid and Medicare. Medicare is a health insurance program for people over the age of 65 or those under 65 with certain disabilities. We submitted an application to CalOptima for approval to supply customers who rely on health coverage through both Medicaid and Medicare in Orange County, California during the quarterly period ended September 30, 2005. We anticipate that we will receive a response to our application no later than December 31, 2005.

Approval to participate as a supplier to CalOptima would increase the customer base at our California pharmacy location in Santa Ana even if such approval was limited to a classification of individuals that rely on both Medicaid and Medicare for health insurance coverage. There can be no assurance that the moratorium will be lifted and our pharmacies will be able to obtain the necessary approvals to participate in California's Medicaid program in any respect in Orange County, California.

Similarly, some third party payors such as Health Net in California have also placed a moratorium on additional pharmacies which they will sanction as a supplier of medication to participants enrolled in the health benefit plans that they administer. The failure of government plans and other third party payors to approve additional pharmacies as suppliers of medication to participants enrolled in their health benefit plans could have a material adverse financial impact on us, and our operations.


RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 2004 AND NOVEMBER 2003

On the cash basis of accounting, our total revenue reported for the year ended December 31, 2004 was $1,164,568, $1,038 for the year ended November 30, 2003, and $7,982 for the one month transition period ended December 31, 2003.As of November 30, 2003 and December 31, 2003, we had established our first pharmacy. During the year ended December 31, 2004, we established three additional pharmacies and had established a total of four pharmacies by the end of the fiscal year. For this reason, our revenue ability to generate revenue dramatically increased.

We are in the process of monitoring our revenues and are creating several criteria in developing a historical trend analysis based on actual claims paid in order to estimate potential contractual allowances on a monthly basis. Given that we are considered to be in the startup stage and lack sufficient operational history, we are unable to determine the fixed settlement of our revenue.

Therefore, we are recognizing revenue on a cash basis until such time as management has developed the history and trends to estimate potential contractual adjustments. On an accrual basis, we would have recorded additional revenue of approximately $221,000 for the year ended December 31, 2004. As we undertake our plan of operations, we anticipate that our revenues will significantly increase.

The total cost of sales for the year ended December 31, 2004 was $1,411,163, $12,784 for the year ended November 30, 2003, and $26,267 for the one month transition period ended December 31, 2003.The cost of sales consists primarily of the pharmaceuticals. As of November 30, 2003 and December 31, 2003, we had established our first pharmacy. During the year ended December 31, 2004, we established three additional pharmacies and had established a total of four pharmacies by the end of the fiscal year. Purchasing and replenishing our inventory supply for an increased number of pharmacies over the prior fiscal year resulting in a significant increase in our total cost of sales.

We incurred total operating expenses of $8,197,168 for the year ended December 31, 2004, $1,402,262 for the year ended November 30, 2003, and $740,050 for the one month transition period ended December 31, 2003.Our operating expenses for the year ended December 31, 2004 consisted of salaries and related expenses of $1,401,017, consulting and other compensation of $2,253,848, selling, general and administrative expenses of $1,564,855, and $2,977,448 for the impairment of an intangible asset. Our operating expenses for the year ended November 30, 2003 consisted of salaries and related expenses of $314,650, consulting and other compensation of $805,455, and selling, general and administrative expenses of $282,157. For the one month transition period ended December 31, 2003, our operating expenses consisted of salaries and related expenses of $595,922, consulting and other compensation of $80,526, selling, general and administrative expenses of $63,602.

Our operating expenses incurred during the year ended December 31, 2004 were exclusively attributable to establishing our corporate infrastructure and establishing additional pharmacies. During the year ended December 31, 2004, we established three additional pharmacies and had established a total of four pharmacies by the end of the fiscal year. In the first quarter of 2004, we expensed $2,977,448 for the impairment of a license. For these reasons, our operating expenses dramatically increased in the year ended December 31, 2004 when compared to the prior year.

Our net loss for the year endedDecember31, 2004 was $8,011,287 and the loss for the year ended November 30, 2003 was $1,458,995 with additional losses of $751,748 for the one month transition period ended December 31, 2003.We previously projected that each store would be cash flow positive by the ninth month of operation; however, none of our operating pharmacies currently is or ever has been cash flow positive. Increased net losses in 2004 as compared to the prior fiscal year is primarily attributable to the impairment of a license and significant expenditures related to establishing additional pharmacies in the absence of a successfully marketing strategy to generate revenue.

Our basic and diluted loss per common share for the year ended December 31, 2004 was $(0.19), $(0.06) for the year ended November 30, 2003, and $(0.02) for the one month transition period ended December 31, 2003.


LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2004, we maintained $86,325 in cash which primarily resulted from funds raised in the private offering of common stock and receivables financing. This cash was used, among other things, to fund additional working capital needs, support the establishment of our corporate infrastructure, and to pay for additional purchases of inventory.

As of September 30, 2004, we maintained $150,000 in restricted cash. This restricted cash was set aside to be used exclusively to satisfy our obligations under leases that were personally guaranteed by an officer of our Company in the event that we are unable to pay rent at these locations from our daily operating account. We no longer maintain any restricted cash because we terminated the leases which were personally guaranteed by an officer of our Company.

During the fiscal year ended December 31, 2004, net cash used in operating activities was $3,432,266, net cash used in investing activity was $719,872, and net cash provide by financing activities was $3,528,021.

During the fourth quarter of fiscal 2004, our management anticipated that the current cash on hand was sufficient for us to operate our four existing pharmacies at the current level until December 31, 2004. Following a period of evaluation and restructuring, our management has taken aggressive steps to reduce our operating costs. In the first quarter of 2005, we closed our regional office located in Ft. Worth, Texas. In January 2005, we relocated our corporate headquarters to a new location. We reduced our staff from nineteen full time employees in December 2004 to fourteen at the present time. We also reduced expenses by suspending the development of new pharmacies and terminating certain leases. The cost reducing actions set forth above are estimated to reduce our operating expenses on an annual basis by approximately $1,024,000. The breakdown of these projected cost reductions are as follows:

Costs Reducing Action                                      Annualized Savings
                                                           ------------------
Closure of the Ft. Worth Regional Office                       $ 139,295
Relocation of corporate headquarters                              85,200
Reduction in full time employees                                 567,508
Reduced expense by suspending development of new pharmacies      232,016
Total Cost Savings on an Annualized Basis                      1,024,019
                                                               =========

We primarily relied on equity capital and proceeds from the our agreements with TAPG, LLC and TPG Partners, LLC to fund our operations during the year ended December 31, 2004 and year ended November 30, 2003. During the year ended December 31, 2004, we received net proceeds of $2,650,030 from accredited investors and issued a total of 7,391,750 shares of our common stock. During the year ended November 30, 2003, we received net proceeds of $1,330,750 and issued a total of 5,323,000 shares of our common stock. Our operations since December 31, 2004 have been primarily funded through debt and equity financings.

The underlying drivers that resulted in material changes and the specific inflows and outflows of cash in calendar 2004 are as follows:

a. Expenses such as salaries, rents, legal fees, selling and administrative costs were necessary to fund our on-going business and pursue expanding doctor enrollments to increase revenue. Legal and administrative expenses resulted from expenditures to establish the business and to maintain compliance with government reporting requirements. Selling and administrative expenses have been reduced via work force reductions and expenditures associated with establishing the enterprise are non-recurring.

b. A significant breach by a licensor severely impaired our ability to operate under the original license agreement, which resulted in a material impairment of an intangible asset.

c. Our inventory level increased with the addition of two pharmacies. We continually track inventory usage and adjust inventory levels to market requirements.



d. Increases in accounts payable are the result of expenses and fees associated with establishing existing business and two new pharmacies in the Northwest.

e. We obtained the necessary funding from the issuance of common stock. Our management believes that additional issuance of stock and/or debt financing will be required to provide us with working capital and a positive cash flow.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2005 AND SEPTEMBER 30, 2004

REVENUES

On the cash basis of accounting, our total revenue reported for the quarter ended September 30, 2005 was $980,181, an increase of approximately 180% from $350,459 for the quarter ended September 30, 2004. We generated more revenue in the quarter ended September 30, 2005 than in any other quarterly period since our inception. The increase in revenue growth is primarily attributable to having four operating pharmacies for the entire reporting period. During the quarter ended September 30, 2004, only our two pharmacies in California were operating for the entire reporting period. Additional locations in Oregon and Washington commenced operations during the quarter ended September 30, 2004 and did not materially impact our revenue during this reporting period. Our management also attributes the implementation of our new marketing strategy for the increase in reported revenue.

We are in the process of monitoring our revenues and creating several criteria to develop a historical trend analysis based on actual claims paid in order to estimate potential contractual allowances on a monthly basis. Given that we are considered to be in the start-up stage and lack sufficient operational history, we are unable at this time to determine the fixed settlement of our revenue. Therefore, we are recognizing revenue on a cash basis until such time that management can develop the history and trends necessary to estimate potential contractual adjustments. On an accrual basis, we would have recorded revenue of $1,158,058 for the quarter ended September 30, 2005, which is additional revenue of approximately $177,877. On an accrual basis, we would have recorded revenue of approximately $465,717 for the quarter ended September 30, 2004, which is additional revenue of approximately $115,258 for the quarter ended September 30, 2004.

COST OF SALES

The total cost of sales increased to $835,268 for the quarter ended September 30, 2005, compared to $395,618 for the quarter ended September 30, 2004. The price on a per unit basis of pharmaceuticals has remained relatively stable between the three months ended September 30, 2005 and 2004. The increase is primarily attributable to supplying and replenishing inventory in four pharmacies for the entire reporting period. We opened additional pharmacies in August and September 2004 in Oregon and Washington. As a result, we were supplying and replenishing inventory at only the two pharmacy locations in California for the entire quarter ended September 30, 2004.

GROSS PROFIT

Gross Profit increased to $144,913, or approximately 15% of gross sales, for the quarter ended September 30, 2005. This is an increase from a reported loss of $45,159 for the quarter ended September 30, 2004. The growth of gross profit is primarily attributable to operating four pharmacies for the entire reporting period as compared to the prior year when only two pharmacies were operating for the same period. The growth in gross profit is also attributable to the focus of all four pharmacies on servicing the profitable segments of the specialty pain market. This quarter represents the third consecutive reporting period that we reported gross profits and the highest amount of gross profit reported during any quarterly period since our inception.

The growth in gross profit is largely attributable to operating four pharmacies for the entire reporting period as compared to the prior year when only two pharmacies were operating for the entire reporting period.

OPERATING EXPENSES

Operating expenses increased to $3,026,446 for the quarter ended September 30, 2005, compared to $1,263,999 for the quarter ended September 30, 2004. Our operating expenses for the quarter ended September 30, 2005 consisted of salaries and related expenses of $2,458,950, consulting and other compensation of $298,151, and selling, general and administrative expenses of $269,345. Our operating expenses for the same quarter last year consisted of salaries and related expenses of $412,091, consulting and other compensation of $372,934 and selling, general and administrative expenses of $478,974.



This increase in operating expenses is primarily attributable to compensating consultants, management and directors for services rendered through to issuance of restricted common stock and increased employee compensation.



OTHER INCOME AND EXPENSE

During the quarter ended September 30, 2005, we reported other expenses in the amount of $27,413, compared to reporting other income in the amount of $4,389 for the same reporting period in the prior year. On February 21, 2005, we entered into an Accounts Receivable Servicing Agreement and Line of Credit Agreement with Mosaic Financial Services, LLC ("Mosaic") for the purpose of servicing our accounts receivable. Mosaic advanced $700,000 to us pursuant to the terms and conditions of the Line of Credit Agreement. We incurred interest expense of $31,783 during the quarterly period ended September 30, 2005 primarily as a result of the financing we received from Mosaic. During the quarter ended September 30, 2004, we generated interest income of $4,476.



NET LOSS

Net loss for the quarter ended September 30, 2005 was $2,835,877, compared to $1,132,423 for the quarter ended September 30, 2004. Our loss per common share for the three months ended September 30, 2005 was $0.07, compared to a loss per common share of $0.03 for the three months ended September 30, 2004.

RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2005 AND SEPTEMBER 30, 2004

REVENUES

On the cash basis of accounting, our total revenue reported for the nine months ended September 30, 2005 was $2,417,988, an increase of approximately 244% from $703,167 for the nine months ended September 30, 2004. On an accrual basis, we would have recorded revenue of approximately $2,820,929 for the nine months ended September 30, 2005, which is additional revenue of approximately $402,941. On an accrual basis, we would have recorded revenue of approximately $879,859 for the nine months ended September 30, 2004, which is additional revenue of approximately $176,692 for the nine months ended September 30, 2004.

COST OF SALES

The total cost of sales increased to $2,116,798 for the nine months ended September 30, 2005, compared to $960,629 for the nine months ended September 30, 2004. The increase is primarily attributable to supplying and replenishing inventory in four pharmacies for the entire reporting period. Our Santa Ana pharmacy was the only location opened for the entire nine month period ended September 30, 2004. As a result, we were supplying and replenishing inventory at only this location for the entire nine months ended September 30, 2004.

GROSS PROFIT

Gross Profit increased to $301,190 for the nine months ended September 30, 2005, compared to a loss of $257,462, for the nine months ended September 30, 2004. Our year to date gross profit is approximately 12% as compared to a 37% gross loss for the same period in the prior year. The growth of gross profit is largely attributable to the focus of all four pharmacies on servicing the profitable segments of the specialty pain market.

OPERATING EXPENSES

Operating expenses decreased to $5,286,535 for the nine months ended September 30, 2005 from operating expense of $6,699,280 reported for the nine months ended September 30, 2004. Our operating expenses for the nine months ended September 30, 2005 consisted of salaries and related expenses of $3,144,970, consulting and other compensation of $1,006,916, selling, general and administrative expenses of $940,769, and restructuring charges of $193,881. Our operating expenses for the same nine month period in the prior year consisted of salaries and related expenses of $889,484, consulting and other compensation of $1,784,937, selling, general and administrative expenses of $1,047,411, and impairment of intangible assets in the amount of $2,977,448.

This decrease in operating expenses in the current nine month period as compared to the same reporting period in the prior year was primarily attributable to a write off in the first quarter of 2004 of $2,977,448 due to the impairment of a license. Our consulting and other compensation expenditures also decreased because we now engage fewer consultants and a small number of consultants were retained as employees that currently receive salary.

OTHER INCOME AND EXPENSE

During the nine months ended September 30, 2005, we reported other income in the amount of $885,426, compared to reporting other expenses in the amount of $26,228 for the same reporting period in the prior year. The reporting of other income for the nine months ended September 30, 2005 is primarily attributable to a settlement agreement we entered into with Safescript Pharmacies, Inc., a Texas corporation f/k/a RTIN Holdings, Inc. and Safe Med Systems, Inc., a Texas corporation (collectively, "Safescript"), and approved by the United States Bankruptcy Court for the Eastern District of Texas located in Tyler, Texas on June 30, 2005. The settlement agreement contained a mutual release which resulted in the Safescript releasing us from of any liability with respect to a note payable due to the Safescript in the amount of approximately $1,013,000. This amount was recorded as other income attributable to forgiveness of debt.

NET LOSS

Net loss for the nine months ended September 30, 2005 was $3,849,291, as compared to a net loss of $6,591,671, for the nine months ended September 30, 2004. Our loss per common share for the nine months ended September 30, 2005 was $0.10, compared to a loss per common share of $0.17 for the nine months ended September 30, 2004.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2005, we maintained $144,394 in cash which primarily resulted from funds raised in the private offering of common stock and receivables financing. As of September 30, 2005, we had current assets in the amount of $576,130 and current liabilities in the amount of $1,816,050. As a result, we had a working capital deficit of $1,239,920 as of September 30, 2005.

Inventory for the quarter ended September 30, 2005 was $379,332. This is an increase from reported inventory of $271,286 as of June 30, 2005. In response to the increase in sales where in the current quarterly period we generated more revenue than in any other quarterly period since our inception, we have increased our inventory to satisfy increased demand. In addition, as we increase the number of physicians transmitting prescriptions to our stores, we expect additional inventory may be required to meet the needs of their patients.

Our current liabilities as of September 30, 2005 consisted of accounts payable and accrued liabilities in the amount of $949,415, a line of credit in the amount of $636,635, and notes payable to related parties and stockholders in the amount of $230,000. Our line of credit was provided by Mosaic for the purpose of servicing our accounts receivable. Mosaic provided notice to us of its intent to exercise its right to convert the monies advanced to under the line of credit into shares of our common stock. Subsequent to the reporting period on October 24, 2005, our board of directors authorized the issuance of 2,500,000 restricted shares of our common stock to Mosaic in accordance with the conversion right provided in the Line of Credit Agreement. The issuance of these shares to Mosaic satisfied our obligations in full under the Accounts Receivable Servicing Agreement and Line of Credit Agreement.

Operating activities used $2,161,544 in cash for the nine months ended September 30, 2005. Our net loss of $3,849,291 was the primary component of our negative operating cash flow; along with the forgiveness of debt of $923,562; and the joint venture minority interest in net loss of $250,629; offset by depreciation and amortization expenses of $340,766; the impairment of property and equipment related to restructuring of $137,312; and the issuance of common stock to consultants for $427,942 and an employee contractual agreement for $1,950,000.

There were no investing activities during the nine months ended September 30, 2005.

Cash flows provided by financing activities during the nine months ended September 30, 2005 consisted of $1,412,978 of proceeds from the issuance of common stock; $636,635 net advanced on the line of credit; and $170,000 of net advances by certain related parties and stockholders.

We primarily relied on equity capital, loan proceeds to fund our operations during the nine months ended September 30, 2005. During the reporting period, we commenced a private equity offering to accredited investors. During the nine months ended September 30, 2005, we received proceeds of $1,393,319 from accredited investors and issued a total of 3,532,500 shares of our common stock.

The underlying drivers that resulted in material changes and the specific inflows and outflows of cash in the quarter ended September 30, 2005 are as follows:

        a. Our inventory level increased with the addition of more physicians. We continually track inventory usage and adjust inventory levels to market requirements.

        b. We fully utilized our $700,000 Line of Credit with Mosaic Financial Services, LLC.

        c. We obtained financing from the issuance of common stock. Our management believes that additional issuance of stock and/or debt financing will be required to provide us with working capital and a positive cash flow for the remainder of 2005.

In order for us to finance operations and continue our growth plan, additional funding will be required from external sources. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements for the year ending December 31, 2005. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

OFF BALANCE SHEET ARRANGEMENTS

As of September 30, 2005, there were no off balance sheet arrangements. Please refer to the Commitment and Contingency footnote to our consolidated financial statements included elsewhere herein.


GOING CONCERN


The accompanying consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. As of September 30, 2005, we had an accumulated deficit of $12,443,316 largely due the establishment of additional pharmacies.

We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements for the year ending December 31, 2005. We have an ongoing private equity offering to secure funding for our operations. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

These factors, among others, raise substantial doubt about our ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

In response to these problems, management in coordination with our board of directors has taken the following actions:

     o We suspended the development of new pharmacies in order to restructure current operations as needed.

     o    We are aggressively signing up new physicians.

     o    We implemented a new marketing strategy to attract business.

     o    We are seeking investment capital through the public markets.


INFLATION

Since the opening of our first pharmacy in October 2003, management believes that inflation has not had a material effect on our results of operations.

CRITICAL ACCOUNTING POLICIES


In December 2001, the SEC requested that all registrants list their three to five most "critical accounting polices" in the Management Discussion and Analysis. The SEC indicated that a "critical accounting policy" is one which is both important to the portrayal of a company's financial condition and results, and requires management's most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We believe that the following accounting policies fit this definition:


INVENTORIES


Inventories are stated at the lower of cost (first-in, first-out) or estimated market, and consist primarily of pharmaceutical drugs. Market is determined by comparison with recent sales or net realizable value. Net realizable value is based on management's forecasts for sales of our products or services in the ensuing years and/or consideration and analysis of changes in customer base, product mix, payor mix, third party insurance reimbursement levels or other issues that may impact the estimated net realizable value. Management regularly reviews inventory quantities on hand and records a reserve for shrinkage and slow-moving, damaged and expired inventory, which is measured as the difference between the inventory cost and the estimated market value based on management's assumptions about market conditions and future demand for our products. Such reserve was insignificant to the accompanying consolidated financial statements. Should the demand for our products prove to be less than anticipated, the ultimate net realizable value of our inventories could be substantially less than reflected in the accompanying consolidated balance sheet.


Inventories are comprised of brand and generic pharmaceutical drugs. Brand drugs are purchased primarily from one wholesale vendor and generic drugs are purchased primarily from another wholesale vendor. Our pharmacies maintain a wide variety of different drug classes, known as Schedule II, Schedule III, and
Schedule IV drugs, which vary in degrees of addictiveness. Schedule II drugs, considered narcotics by the DEA are the most addictive; hence, they are highly regulated by the DEA and are required to be segregated and secured in a separate cabinet. Schedule III and Schedule IV drugs are less addictive and are not regulated. Because our business model focuses on servicing pain management doctors and chronic pain patients, we carry in inventory a larger amount of
Schedule II drugs than most other pharmacies. The cost of acquisition for
Schedule II drugs is higher than Schedule III and IV drugs.

LONG-LIVED ASSETS

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144,"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell.

Our long-lived assets consist of computers, software, office furniture and equipment, and leasehold improvements on pharmacy build-outs which are depreciated with useful lives varying from 3 to 10 years. Leasehold improvements are depreciated over the shorter of the useful life or the remaining lease term, typically 5 years. We assess the impairment of these long-lived assets at least annually and make adjustment accordingly.

INTANGIBLE ASSETS

Statement of Financial Accounting standard ("SFAS") No. 142,"Goodwill and Other Intangible Assets", which is effective for fiscal years beginning after December 15, 2001, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives.

SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS No. 142 are to be reported as a change in accounting principle.

In March 2004, management determined that the aforementioned license was 100% impaired.

REVENUE RECOGNITION


We recognize revenue on a cash basis when we receive payments from third-party insurance carriers or government agencies. The prices that we are paid for prescription drugs are agreed upon upfront; however, insurance carriers and/or governmental agencies can adjust the contractual price. As a result, we do not have a fixed price at the time of sale. We are monitoring the historical trend of these contractual adjustments to develop a reasonable and conservative allowance for these adjustments. We anticipate that we will switch to the accrual basis of revenue recognition in the next fiscal year.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS


In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No.123-R replaces SFAS No. 123, and supersedes APB Opinion No. 25. Small Business Issuers are required to apply SFAS No. 123-R in the first interim reporting period or fiscal years that begin after December 15, 2005. Thus, our consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after December 31, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.



In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets, an Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets, and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has "commercial substance" if the future cash flows of the entity are expected to change as a result of the transaction. This pronouncement is effective for nonmonetary exchanges in fiscal periods beginning after June 15, 2005.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20 and FASB Statement No. 3. This pronouncement applies to all voluntary changes in accounting principle, and revises the requirements for accounting for and reporting a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable to do so. This pronouncement also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle. SFAS No. 154 retains many provisions of APB Opinion 20 without change, including those related to reporting a change in accounting estimate, a change in the reporting entity, and correction of an error. The pronouncement also carries forward the provisions of SFAS No. 3 which govern reporting accounting changes in interim financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154.


Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission (the "SEC") did not or are not believed by management to have a material impact on our present or future consolidated financial statements.

                             DESCRIPTION OF PROPERTY

STORE LOCATION AND DESCRIPTION


We are currently leasing our executive offices and pharmacy locations. Our executive offices are located at 17935 Sky Park Circle, Suite F, Irvine, California 92614.


Our first pharmacy is located at 2431 N. Tustin Ave., Unit L, Santa Ana, California, 92705. Our second pharmacy is located at 7000 Indiana, Ave., Suite 112, Riverside, California, 92506. Our third pharmacy is located at 12071 124th Avenue NE, Kirkland, Washington, 98034. Our fourth pharmacy is located at 3822 S.E. Powell Blvd, Portland, Oregon, 97202.

We entered into leases to establish pharmacies at the following locations:

     o    10196 SW Park Way, Portland, Oregon, 97225

     o    2716 Santa Monica Blvd, Santa Monica, California, 90403

     o    2024 Sixth Ave, Tacoma, Washington, 98405.


Following our management's decision to suspend the development of new pharmacies, we were able to terminate our lease on the property located in Santa Monica, California. We have continued to maintain our lease on the property located in Portland, Oregon and have resolved a dispute that resulted in the placement of a construction lien placed on this location in the amount of $38,950. We agreed to a payment schedule to retire this debt.


Future store locations, when established, will be selected based on the following criteria: 1) proximity to the physician members and medical facilities, 2) convenience of location, and 3) fast growing metropolitan areas with a population of at least 500,000. Retail pharmacies are approximately 1,500 square feet and are leased from various property management companies for approximately five years.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as disclosed below, none of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction over the last two years or in any presently proposed transaction which, in either case, has or will materially affect us.


        1. Our former CEO, David Parker, founded RxSystems, Inc. ("RxSystems") in March 2002. In March 2002, RxSystems acquired from the Safescript Pharmacies, Inc. (formerly known as RTIN Holdings, Inc.) the exclusive licensing rights to establish and operate pharmacies under the name "Safescript Pharmacies" throughout California, Oregon, Washington and Alaska. On March 27, 2003, RxSystems assigned to us all of its rights under this exclusive license. We agreed to reimburse Mr. Parker $370,000 for personal funds advanced to secure the License. These funds plus five percent (5%) interest per annum were due and payable in full to Mr. Parker on December 31, 2007. In a termination and settlement agreement entered into with Mr. Parker on February 1, 2005, Mr. Parker agreed to accept $10,000 cash and 494,000 shares of our common stock and release and forever discharge us from all liability associated with this debt. The price per share for the issued shares was approximately $0.80 and the market price on February 1, 2005 was $0.30 per share.

        2. On November 27, 2003, we entered into an agreement with David Parker to cancel debt owed to him and reported in our financial statements as "Advances due to a shareholder." Initially, Mr. Parker agreed to release and forever discharge us from all liability associated with this debt and we agreed to transfer, assign, and convey all of our rights under the exclusive license granted by Safescript Pharmacies, Inc. solely for the consolidated statistical metropolitan area of Fresno, California. As a part of this agreement, we agreed to continue to make all payments under the license agreement, including those owed on the Fresno market, until the current existing obligation to Safescript Pharmacies, Inc. for this license regarding the consolidated statistical metropolitan area of Fresno, California is fully paid. This agreement was amended on February 16, 2004. As a result of this amendment to the agreement, Mr. Parker received 220,429 shares of our common stock and released and forever discharged us from all liability associated with this debt. Mr. Parker also relinquished to us all of his rights under the exclusive license granted by Safescript Pharmacies, Inc. solely for the consolidated statistical metropolitan area of Fresno, California. The price per share for the issued shares was approximately $0.64 and the market price on February 16, 2004 was $0.60 per share.

        3. On April 24, 2003, we entered into an agreement with TPG for the purpose of funding the establishment and operations of pharmacies. Ron Folse, our former Executive Vice President, and A.J. LaSota, our former President and Director each own approximately 19% of TPG. On March 5, 2004, Mr. Folse and Mr. LaSota resigned from all positions of authority in TPG.


        4. On January 26, 2004, we entered into an agreement with Brockington Securities, Inc. ("Brockington") to act as our financial advisor, investment banker, and placement agent. Our current CEO, Mr. Robert DelVecchio, is the President and CEO of Brockington. Pursuant to this agreement, Brockington received 500,000 shares of our common stock. The price per share for the issued shares was approximately $0.56 and the market price on January 26, 2004 was $0.64 per share. On June 18, 2004, our board of directors approved an extension for an additional term of eighteen months to the agreement entered into with Brockington. Pursuant to the terms of this extension, Brockington received an additional 150,000 shares of our common stock and warrants to purchase 350,000 shares of our common stock exercisable for a period of five years from the date of issuance at the price of $0.60 per share. In connection with the aforementioned extension, Brockington was granted certain "piggy-back" registration rights relating to the equity instruments issued in June 2004. The price per share for the issued shares was approximately $0.47 and the market price on June 18, 2004 was $0.62 per share.


        5. On June 17, 2004, we completed an exempt offering to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act and Brockington acted as placement agent for this offering. Upon closing of this offering, Brockington received a commission of $295,670 and expenses in the amount of $8,000.

        6. In December, 2004, we received a loan from Robert James, Inc. (the "Lender"), a company under the control of Mr. DelVecchio, evidenced by a promissory note ("Note") for the purpose of purchasing inventory for our pharmacies. This Note is for a maximum of $150,000 and matures on the earlier of March 6, 2005 or the date that we are able to consummate an accounts receivable factoring arrangement for our working capital. The outstanding principal amount of this Note bears interest at a rate of three percent (3%) per month. In consideration of this Note, we agreed to pay the Lender an administrative fee of $1,500 and a financing fee of $2,100. In addition to these fees, we agreed to pay the Lender by the fifth day of every month from January 2005 until the principal amount is repaid an administrative fee of $1,875 and a financing fee of $2,675. On February 13, 2005, the loan was paid in full.

        7. On February 1, 2005, we entered into a Termination and Settlement Agreements with Mr. David Parker and Mr. A.J. LaSota. Mr. Parker and Mr. LaSota resigned from their positions as officers and directors. In accordance with the terms of these agreements, Mr. Parker and Mr. LaSota returned to the corporate treasury 5,400,000 and 429,353 shares of our common stock respectively. Also on February 1, 2005, we entered into a Settlement Agreement with Ron Folse, our former Executive Vice President. In accordance with the terms of this agreement, Mr. Folse returned to the corporate treasury 429,353 shares of our common stock.


        8. On February 23, 2005, we entered into an accounts receivable servicing agreement and line of credit agreement with Mosaic Financial Services, LLC ("Mosaic"). The monthly interest rate under this agreement is equal to one and one quarter percent (1.25%) of the maximum amount of the credit line. This agreement allows us to successfully secure financing for inventory purchases over an extended period of time. Under the terms of the line of credit agreement, the maximum amount that can be drawn to purchase inventory increased on July 1, 2005 from $500,000 to $700,000. This agreement was for a term of one (1) year with a provision to automatically renew for another one (1) year period unless either party provides notice to the other of termination within 180 days prior to the end of the effective term.

                Mosaic provided notice to us of its intent to exercise its right under the Line of Credit Agreement to convert the $700,000 previously advanced into shares of the our common stock. On October 24, 2005, our board of directors authorized the issuance of 2,500,000 restricted shares of our common stock to Mosaic in accordance with the conversion right provided in the Line of Credit Agreement. The price per share for the issued shares was $0.28 and the market price on October 24, 2005 was $0.39 per share. The issuance of these shares to Mosaic satisfied our obligations in full under the Accounts Receivable Servicing Agreement and Line of Credit Agreement.

                On October 31, 2005, we entered into another Line of Credit Agreement ("LOC") with Mosaic enabling us to draw a maximum of $1,000,000 to purchase inventory. This LOC has a one time commitment fee equal to three percent (3%) of the initial amount of the LOC. The LOC has a monthly interest rate of 1.5% of the then LOC limit. These accrued finance charges will be deducted prior to any advances. Under the terms of the LOC, Mosaic has a conversion right to convert all or a portion of the outstanding advances into shares of our common stock where the conversion price is based on the weighted average closing bid price for the our common stock on the over-the-counter bulletin board (or such other equivalent market on which our common stock is quoted) as for the seven trading days immediately preceding the date the conversion right is exercised. The conversion price shall not be less than $0.40 nor more than $0.80. Our management anticipates that this LOC will adequately finance inventory purchases for our existing pharmacies over the next twelve months. This LOC is secured by substantially all of our assets.

                Mosaic Financial Services, LLC is a wholly-owned subsidiary of Mosaic Capital Advisors LLC. Mr. Haresh Sheth who is a member of our board of directors also acts as group financial officer to Mosaic Capital Advisors LLC. Mr. Sheth was appointed to our board of directors in September 2005.




            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION


Our common stock is currently quoted on the OTC Bulletin Board ("OTCBB"), which is sponsored by the NASD. The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network that provides information on current "bids" and "asks", as well as volume information. Our shares are quoted on the OTCBB under the symbol "APHY."

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCBB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.



                      Fiscal Year Ending December 31, 2005
--------------------------------------------------------------------------------
        Quarter Ended                      High $                   Low $
-------------------------------       -----------------       ------------------
        March 31, 2005                      0.50                     0.28
-------------------------------       -----------------       ------------------
        June 30, 2005                       0.42                     0.28
-------------------------------       -----------------       ------------------
      September 30, 2005                    0.48                     0.33
-------------------------------       -----------------       ------------------

--------------------------------------------------------------------------------
                      Fiscal Year Ended December 31, 2004
--------------------------------------------------------------------------------
        Quarter Ended                      High $                   Low $
-------------------------------       -----------------       ------------------
        March 31, 2004                      0.64                     0.46
        June 30, 2004                       0.65                     0.52
      September 30, 2004                    0.599                    0.43
      December 31, 2004                     0.60                     0.25

                      Fiscal Year Ended November 30, 2003
--------------------------------------------------------------------------------
        Quarter Ended                      High $                   Low $
-------------------------------       -----------------       ------------------
      February 28, 2003                     0.21                     0.17
         May 31, 2003                       0.30                     0.17
       August 31, 2003                      0.38                     0.25
      November 30, 2003                     0.59                     0.35

On January 12, 2005, the last sales price of our common stock was $0.45.

PENNY STOCK

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock;
(b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

HOLDERS OF OUR COMMON STOCK


As of September 30, 2005, we had approximately one hundred forty-one holders of record of our common stock and several other stockholders hold shares in street name.


DIVIDENDS

There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

        1. We would not be able to pay our debts as they become due in the usual course of business; or

        2. Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides information about our compensation plans under which shares of common stock may be issued upon the exercise of options as of December 31, 2004. See notes 2 and 6 to our consolidated financial statements included herein.

                EQUITY COMPENSATION PLANS AS OF DECEMBER 31, 2004

                                       A                         B                          C
-----------------------------------------------------------------------------------------------------------
                                                                                 Number of securities
                                  Number of                                     remaining available for
                               securities to be      Weighted-average exercise    future issuance under
                            issued upon exercise of     price of outstanding    equity compensation plans
                             outstanding options,      options, warrants and      (excluding securities
Plan Category                warrants and rights              right              reflected in column (A))
-----------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security                55,000                     $0.50                  5,490,613
holders
-----------------------------------------------------------------------------------------------------------
Equity compensation plans
not approved by security           450,000                     $0.60                         --
holders
-----------------------------------------------------------------------------------------------------------
Total                              505,000                     $0.58                  5,490,613
-----------------------------------------------------------------------------------------------------------


                             EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our current executive officers for each of the last three completed fiscal years.

                                        Annual Compensation                      Long Term Compensation
----------------------------------------------------------------------------------------------------------------------
                                                  Other Annual  Restricted Stock  Options/    LTIP          All Other
                                  Salary   Bonus  Compensation      Awarded         SARs     Payouts      Compensation
    Name       Title     Year       ($)     ($)        ($)             ($)          (#)        ($)             ($)
----------------------------------------------------------------------------------------------------------------------
   Robert       CEO      2004       n/a     n/a        n/a             n/a          n/a        n/a              n/a
 DelVecchio              2003       n/a     n/a        n/a             n/a          n/a        n/a              n/a
                         2002       n/a     n/a        n/a             n/a          n/a        n/a              n/a
----------------------------------------------------------------------------------------------------------------------
    David     Former     2004   129,082       0          0               0            0          0                0
  Parker(1)  CEO, CFO,   2003    33,923       0    144,000               0            0          0                0
                and      2002       n/a     n/a        n/a             n/a          n/a        n/a              n/a
             Director
----------------------------------------------------------------------------------------------------------------------
    A.J.      Former     2004   108,940       0          0               0            0          0                0
  LaSota(2)  President   2003    29,400       0    129,600               0            0          0                0
                and      2002       n/a     n/a        n/a             n/a          n/a        n/a              n/a
             Director
----------------------------------------------------------------------------------------------------------------------
Ron Folse(3)  Former     2004    91,138       0          0               0            0          0                0
             Executive   2003    24,877       0    105,600               0            0          0                0
            Vice-Preside 2002       n/a     n/a        n/a             n/a          n/a        n/a              n/a
----------------------------------------------------------------------------------------------------------------------


(1) On February 1, 2005, we received the resignation of David Parker. Under the terms of a settlement and termination agreement, Mr. Parker returned to the corporate treasury 5,400,000 shares of our common stock.

(2) On February 1, 2005, we received the resignation of A.J. LaSota. Under the terms of a settlement and termination agreement, Mr. LaSota returned to the corporate treasury 684,861 shares of our common stock.

(3) On November 19, 2004, we accepted the resignation of Ron Folse. Under the terms of a settlement agreement entered into on February 1, 2005, Mr. Folse returned to the corporate treasury 429,353 shares of our common stock.

On September 5, 2003, we entered into verbal agreements with our executive officers and issued shares of common stock to each of them in settlement of accrued consulting and salary expense for the period of March 2003 through July 2003. The shares issued were valued at $0.48 per share, the estimated fair value at the date of the agreement.

        o David Parker was issued 300,000 shares of restricted common stock valued at $144,000 on the issuance date, and at approximately $102,000 on December 31, 2004.

        o A.J. LaSota was issued 270,000 shares of restricted common stock valued at $129,600 on the issuance date, and at approximately $91,800 on December 31, 2004.

        o Ron Folse was issued 220,000 shares of restricted common stock valued at $105,600 on the issuance date, and at approximately $74,800 on December 31, 2004.

The common stock described in the preceding paragraph is "restricted" only by the sale limitations of SEC Rule 144. There are no performance-based conditions associated with such stock sale, which fully vested on the issuance date.

On December 20, 2003, we entered into agreements with our executive officers to reduce their salaries and discontinue any automobile allowances for the period from December 20, 2003 until such time as determined by our board of directors. As a part of these agreements, David Parker's annual salary was reduced from $180,000 to $135,000, A.J. LaSota's annual salary was reduced from $156,000 to $117,000, and Ron Folse's annual salary was reduced from $132,000 to $99,000.


COMPENSATION TO DIRECTORS

Only our outside directors receive compensation for their services as director. We have compensated our outside directors for their service on the board of directors as follows:


       Outside Director           Year        Shares of Common
                                               Stock Received
--------------------------------------------------------------------
       Richard Falcone            2005            300,000
                                  2004             50,000
--------------------------------------------------------------------
      James Manfredonia           2005             300,000
                                  2004             50,000
--------------------------------------------------------------------
      Annette McEvoy(1)           2005             25,000
                                  2004             50,000
--------------------------------------------------------------------
    Geoffrey S. Carroll(2)        2005             25,000
                                  2004             50,000
--------------------------------------------------------------------


     (1) On February 16, 2005, Annette McEvoy resigned as a member of our board of directors

     (2) On February 11, 2005, Geoffrey Carroll resigned as a member of our board of directors.

Other than as set forth above, our outside directors currently receive $1,500 for attending any board of director's meeting in-person, $1,500 for any speaking engagement on our behalf, and reimbursement for reasonable expenses incurred in attending board or committee meetings.

SUMMARY OF OPTIONS GRANTS


There were no options granted to our executive officers in the year ended December 31, 2004. A summary of options granted to our executive officers during the year ended December 31, 2004 is set forth below.

        o In August 2005, we issued options to purchase 250,000 shares of restricted common stock as a performance base bonus to our Chief Operation Officer, Mr. John Eric Mutter. These options vest one-third per year for a period of three years from the date of issuance and are exercisable at the exercise price of $0.60 per share.

        o In September 2005, we entered into an employment agreement with our Chief Executive Officer, Robert DelVecchio. Pursuant to the terms of the employment agreement, we issued options to Mr. DelVecchio purchase 5,000,000 shares of our common stock for a period of ten years from the date of issuance and exercisable at the exercise price of $0.60 per share. These options became fully vested and exercisable upon issuance.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


AUDITED FINANCIAL STATEMENTS:

          F-1  Report of Independent Registered Public Accounting Firm

          F-2  Consolidated Balance Sheet as of December 31, 2004

          F-3 Consolidated Statements of Operations - Years Ended December 31, 2004 and November 30, 2003 and the one month transition period ended December 31, 2003

          F-4 Consolidated Statement of Stockholders' Equity (Deficit) and Comprehensive Loss for the Years Ended December 31, 2004 and
               November 30, 2003 and the one month transition period ended December 31, 2003

          F-5  Consolidated  Statements  of  Cash  Flows  for  the  Years  Ended
               December 31, 2004 and November 30, 2003 and the one month transition period ended December 31, 2003

          F-6  Notes to Consolidated Financial Statements

UNAUDITED FINANCIAL STATEMENTS:


          F-33 Unaudited  Condensed  Consolidated  Balance Sheet as of September
               30, 2005

          F-34 Unaudited Condensed Consolidated Statements of Operations for the three and nine month periods ended September 30, 2005 and 2004

          F-35 Unaudited Condensed Consolidated Statements of Cash Flow for the nine month periods ended September 30, 2005 and 2004

          F-36 Notes to Unaudited Condensed Consolidated Financial Statements.

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders



eRXSYS, Inc. (Formerly Known As Surforama.com, Inc.) And Subsidiaries

We have audited the accompanying consolidated balance sheet of ERXSYS, Inc. and Subsidiaries (collectively the "Company"), as of December 31, 2004, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive loss and cash flows for the years ended December 31, 2004 and November 30, 2003 and for the one-month transition period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ERXSYS, Inc. and Subsidiary as of December 31, 2004, and the results of their operations and their cash flows for years ended December 31, 2004 and November 30, 2003 and for the one-month transition period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company had negative cash flow from operations of approximately $3.4 million in 2004, an accumulated deficit of approximately $10.5 million at December 31, 2004 and recurring losses from operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ SQUAR, MILNER, REEHL & WILLIAMSON, LLP
------------------------------------------

April 8, 2005
Newport Beach, California
                          eRXSYS, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 2004
--------------------------------------------------------------------------------

                                     ASSETS
Current Assets
   Cash                                                                      $     86,325
   Inventories                                                                    158,009
   Prepaid expenses and other assets                                               34,812
                                                                             ------------
   Related party receivable                                                       279,146
                                                                             ------------
                                                                                  279,146
Property and Equipment, net                                                       740,194
                                                                             ------------
                                                                             $  1,019,340
                                                                             ============
                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities

   Accounts payable and accrued liabilities                                  $    830,692
   Notes payable to related party and stockholders                              1,063,465
                                                                             ------------
                                                                                1,894,157
Notes Payable to Related Party and Stockholder, net of current portion            370,000
                                                                             ------------
                                                                                2,264,157
Minority Interest                                                                 693,408

Commitments and contingencies

Stockholders' Deficit
   Preferred shares; par value $0.001 per share;
      authorized 5,000,000 shares; no preferred shares issued
      and outstanding                                                                  --
   Common shares; par value $0.001 per share;
      authorized 70,000,000 shares; 44,777,899 common shares issued and
      outstanding                                                                  44,978
   Additional paid-in capital, net                                              8,778,024
   Deferred compensation                                                         (217,200)
   Accumulated deficit                                                        (10,544,027)
                                                                             ------------
   Stockholders' deficit                                                       (1,938,225)
                                                                             ------------
                                                                             $  1,019,340
                                                                             ============

               The accompanying notes are an integral part of the
                       consolidated Financial Statements.

                          eRXSYS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
   FOR THE YEARS ENDED DECEMBER 31, 2004, NOVEMBER 30, 2003 AND THE ONE MONTH
                   TRANSITION PERIOD ENDED DECEMBER 31, 2003
--------------------------------------------------------------------------------

                                                                                        One Month
                                                                                       Transistion
                                                       Years Ended                     Period Ended
                                                       ------------    ------------    ------------
                                                       December 31,     November 30,    December 31,
                                                           2004             2003           2003
                                                       ------------    ------------    ------------
GROSS SALES                                            $  1,164,568    $      1,038    $      7,982
COST OF SALES                                            (1,411,163)        (12,784)        (26,267)
                                                       ------------    ------------    ------------

GROSS LOSS                                                 (246,595)        (11,746)        (18,285)
                                                       ------------    ------------    ------------

OPERATING EXPENSES
Salaries and related                                      1,401,017         314,650         595,922
Consulting and other compensation                         2,253,848         805,455          80,526
Selling, general and administrative                       1,564,855         282,157          63,602
Impairment of intangible asset                            2,977,448              --              --
                                                       ------------    ------------    ------------
                                                          8,197,168       1,402,262         740,050
                                                       ------------    ------------    ------------

 OPERATING LOSS                                          (8,443,763)     (1,414,008)       (758,335)
                                                       ------------    ------------    ------------

OTHER (EXPENSE) INCOME
Interest expense                                            (92,468)        (38,346)         (4,605)
Interest income                                                  --           1,073           1,991
Other expense                                               (12,289)        (52,201)        (17,884)
                                                       ------------    ------------    ------------
                                                           (104,757)        (89,474)        (20,498)
                                                       ------------    ------------    ------------

LOSS BEFORE MINORITY INTEREST                            (8,548,520)     (1,503,482)       (778,833)
MINORITY INTEREST                                           537,233          44,487          27,085
                                                       ------------    ------------    ------------

 NET LOSS                                              $ (8,011,287)   $ (1,458,995)   $   (751,748)
                                                       ============    ============    ============

 Basic and diluted loss per common share               $      (0.19)   $      (0.06)   $      (0.02)
                                                       ============    ============    ============

 Basic and diluted weighted average number of common
   shares outstanding                                    41,112,800      24,115,700      35,875,700
                                                       ============    ============    ============

               The accompanying notes are an integral part of the
                       consolidated Financial Statements.

                          eRXSYS, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
     (DEFICIT) AND COMPREHENSIVE LOSS FOR THE YEARS ENDED DECEMBER 31, 2004, NOVEMBER 30, 2003 AND THE ONE MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2003
           AND THE ONE MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2003
--------------------------------------------------------------------------------

                                                                                                                       Total
                                   Common Stock       Additional  Cumulative Comprehensive                         Stockholders'
                                                       Paid in    Translation   Income    Deferred  (Accumulated)    (Deficit)
                                Shares       Amount    Capital    Adjustment    (Loss)  Compensation   Deficit)        Equity
---------------------------------------------------------------------------------------------------------------------------------
BALANCE, NOVEMBER 30, 2002    19,828,899    $19,829 $   168,560   $ (2,508)   $   --     $     --  $   (321,997)   $   (136,116)
Issuance of common stock in
connection with a
private placement              5,323,000      5,323   1,325,427         --        --           --            --       1,330,750
Issuance of common stock
for services rendered          4,613,600      4,614   1,516,394         --        --     (972,000)           --         549,008
Issuance of common stock in
connection with the
conversion of debt             4,444,444      4,444   1,388,889         --        --           --            --       1,393,333
Issuance of common stock in
connection with the conversion
of related party note payable    220,429        221     133,387         --        --           --            --         133,608
Amortization of deferred
consulting fees                       --         --          --         --        --      120,000            --         120,000
Net loss                              --         --          --         --        --           --    (1,458,995)     (1,458,995)
Comprehensive Loss                    --         --          --         --     2,508           --            --           2,508
                              ----------     ------   ---------     ------     -----     --------    ----------       ---------
BALANCE, NOVEMBER 30, 2003    34,430,372     34,431   4,532,657     (2,508)    2,508     (852,000)   (1,780,992)      1,934,096
Issuance of common stock
for services rendered          1,544,149      1,544     662,440         --        --           --            --         663,984
Amortization of deferred
consulting fees                       --         --          --         --        --       59,600            --          59,600
Net loss                              --         --          --         --        --           --      (751,748)       (751,748)
Comprehensive Loss                    --         --          --         --        --           --            --              --
                              ----------     ------   ---------     ------     -----     --------    ----------       ---------
BALANCE, DECEMBER 31, 2003    35,974,521     35,975   5,195,097     (2,508)    2,508     (792,400)   (2,532,740)      1,905,932
Issuance of common stock in
connection with a private
placement                      7,391,750      7,392   2,642,760         --        --           --            --       2,650,152
Issuance of common stock
for services rendered          1,611,628      1,611     706,167         --        --           --            --         707,778
Fair market value of warrants
issued to consultants                 --         --     234,000         --        --           --            --         234,000
Amortization of deferred
consulting fees                       --         --          --         --        --      575,200            --         575,200
Net loss                              --         --          --         --        --           --    (8,011,287)     (8,011,287)
Comprehensive Loss
                              ----------     ------   ---------     ------     -----     --------    ----------       ---------
BALANCE, DECEMBER 31, 2004    44,977,899     44,978   8,778,024     (2,508)    2,508     (217,200)  (10,544,027)     (1,938,225)

               The accompanying notes are an integral part of the
                       consolidated Financial Statements.

                          eRXSYS, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE YEARS ENDED DECEMBER 31, 2004, NOVEMBER 30, 2003 AND THE
               ONE MONTH TRANSITION PERIOD ENDED DECEMBER 31, 2003


                                                                                                           ONE MONTH
                                                                                                           TRANSITION
                                                                            YEAR ENDED       YEAR ENDED    PERIOD ENDED
                                                                            DECEMBER 31,     NOVEMBER 30,  DECEMBER 31,
                                                                               2004            2003           2003
                                                                            -----------    -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss)                                                               $(8,011,287)   $(1,458,995)   $  (751,748)
   Adjustments to reconcile net loss to net cash
   used in operating activities:
     Depreciation and amortization of property and equipment                     50,448          4,022            328
     Amortization of deferred consulting fee                                    575,200        120,000         59,600
     Impairment of intangible asset                                           2,977,448             --             --
     Minority interest in net loss of Joint Venture                            (537,233)       (44,487)       (27,085)
     Issuance of common stock for services                                      932,401        549,008        663,984
     Changes in operating assets and liabilities:
      Related party receivable                                                       --        (10,646)        10,646
      Inventories                                                              (119,961)       (40,900)         2,852
      Prepaid expenses and other current assets                                  (3,136)       (24,225)          (966)
      Other assets                                                                   --         (6,792)           307
      Accounts payable and accrued liabilities                                  718,651        273,459       (160,251)
      Related party payable                                                     (14,797)        14,797             --
                                                                            -----------    -----------    -----------
   Net cash used in operating activities                                     (3,432,266)      (624,759)      (202,333)
                                                                            -----------    -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                         (719,872)       (76,288)            --
   Purchase of market license                                                        --        (37,000)            --
                                                                            -----------    -----------    -----------
   Net cash used in investing activities                                       (719,872)      (113,288)            --
                                                                            -----------    -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Principal repayments on notes payable                                        (15,000)
   Principal repayments on notes payable to related party and shareholder      (130,131)      (125,596)       (20,395)
   Proceeds from the issuance of notes payable                                   50,000             --             --
   Proceeds from the issuance of notes payable to related party and
   shareholder                                                                  109,409         15,000             --
   Issuance of common stock for cash                                          2,650,030      1,330,750             --
   Issuance of common stock in connection with issuance of notes payable          9,500             --             --
   Proceeds from development agreements with TPG and TAPG joint ventures        854,213        448,000             --
                                                                            -----------    -----------    -----------
   Net cash provided by (used for) financing activities                       3,528,021      1,668,154        (20,395)
                                                                            -----------    -----------    -----------
Foreign currency translation                                                         --          2,508             --
Net increase (decrease) in cash                                                (624,117)       932,615       (222,728)
Cash at beginning of period                                                     710,442            555        933,170
                                                                            -----------    -----------    -----------
Cash at end of period                                                       $    86,325    $   933,170    $   710,442
                                                                            ===========    ===========    ===========
Supplemental disclosure of cash flow information-
Cash paid during the year for:
   Interest                                                                 $    92,468    $    38,346    $     4,605
                                                                            ===========    ===========    ===========
   Income taxes                                                             $     4,912    $        --    $        --
                                                                            ===========    ===========    ===========


               The accompanying notes are an integral part of the
                       consolidated Financial Statements.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

1. ORGANIZATION AND BASIS OF PRESENTATION

eRXSYS, Inc. was organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. From October 1999 to August 2002, Surforama was in the business of developing and marketing on-line advertising for service providers, corporations and individuals. After this time, Surforama reorganized its operations and became engaged in the business of operating pharmacies that specialize in the dispensing of highly regulated pain medication by utilizing technology that allows physicians to transmit prescriptions from a wireless hand-held device or desktop computer directly to our dedicated pharmacies, thus eliminating or reducing the need for paper prescriptions. Because the focus is on physicians whose practice necessitates that they frequently prescribe medication to manage their patients' chronic pain, non-prescription drugs, or health and beauty related products such as walking canes, bandages and shampoo are not typically kept in inventory. Revenues are derived exclusively from the sale of prescription drugs.

The  majority  of  the  business  is  derived  from   physicians   who  transmit
prescriptions directly to our store electronically. "Walk-in" prescriptions from other physicians are limited.

In April 2003, Surforama entered into a joint venture with TPG Partners, L.L.C. ("TPG") to form Safescript Pharmacies of California, L.L.C. ("Joint Venture"). This Joint Venture was formed to establish and operate pharmacies. Surforama owns 51% of the Joint Venture with TPG owning the remaining 49%. In June 2003, the Joint Venture formed a wholly owned subsidiary, Safescript of California, Inc. ("Safescript"), to own and operate the pharmacies. Effective September 8, 2004, Safescript filed amended articles of incorporation and changed its name to Assured Pharmacies, Inc. ("API").

In October 2003, Surforama changed its name to eRXSYS, Inc. ("eRXSYS").

In February 2004, eRXSYS entered into an agreement with TAPG, L.L.C. ("TAPG"), a Louisiana limited liability company, and formed Safescript Northwest, Inc. ("Safescript Northwest"), a Louisiana corporation. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. ("APN"). eRXSYS owns 75% of APN, while TAPG owns the remaining 25%. In accordance with our shareholders agreement, TAPG will provide start-up costs in the amount of $335,000 per pharmacy location established up to five pharmacies, and eRXSYS will contribute technology, consulting services, and marketing expertise.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

1. ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION AND NATURE OF OPERATIONS (CONTINUED)

eRXSYS, Inc., API, Joint Venture, and APN are hereinafter collectively referred to as the "Company"

GOING CONCERN CONSIDERATIONS

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As of December 31, 2004, the Company had an accumulated deficit of approximately $10.6 million, recurring losses from operations and negative cash flow from operating activities of approximately $3.4 million for the year then ended.

The Company intends to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital or other cash requirements for the year ending December 31, 2005. The Company will be required to seek additional funds to finance its immediate and long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that, if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:

     o The Company suspended the development of new pharmacies as part of the restructuring activities that took place in the fourth calendar quarter of 2004 and the first quarter of 2005 (See Note 7 for more information)

     o    The Company is aggressively signing up new physicians.

     o    The Company is seeking investment capital through the public markets.

     o    The Company implemented a new marketing strategy to attract business.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies presented below is designed to assist in understanding the Company's consolidated financial statements. Such consolidated financial statements and accompanying notes are the representations of the Company's management, who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America ("GAAP") in all material respects, and have been consistently applied in preparing the accompanying consolidated financial statements.

PRINCIPLES OF CONSOLIDATION


The consolidated financial statements include the accounts of eRXSYS, Inc., its wholly owned subsidiary, Safescript, its 51% owned Joint Venture and its 75% owned APN. In accordance with the joint venture agreement the minority partners do not have participation rights that will allow them to block decisions proposed by the Company and the Company has the ability to control all daily operations and management of the joint venture, therefore the Company has consolidated the joint venture into its consolidated financial statements with distributions made proportionately to the minority joint venturer. All significant inter-company accounts and transactions have been eliminated in consolidation.


TRANSITION PERIOD REPORTING

On February 2, 2004, the Company reported its decision to change its fiscal year end from November 30 to December 31. This action created a "transition period" (as defined), which is the one month period ended December 31, 2003. Under the SEC's reporting rules, a registrant is not required to file a separate transition report for transition periods that do not exceed one month. Rule 13a-10 of the Securities and Exchange Act of 1934 (as amended) requires registrants that have a transition period of one month or less to include audited financial statements for that transition period in the first audited financial statements filed thereafter. Accordingly, the Company's December 31, 2003 audited consolidated balance sheet and its consolidated statements of operations and cash flows for the one month transition period then ended are included in accompanying financial statements.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates made by management include current and deferred income taxes, the deferred tax asset valuation allowance, and realization of inventories and long-lived assets. Actual results could materially differ from these estimates.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

RISKS AND UNCERTAINTIES

The Company operates in a highly competitive industry that is subject to intense competition. The Company has a limited operating history since it has just finished its first year of operations and has not yet generated significant revenue. As a new operating entity, the Company faces risks and uncertainties relating to its ability to successfully implement its business strategy. Among other things, these risks include the ability to develop and sustain revenue growth; managing expanding operations; competition; attracting, retaining and motivating qualified personnel; maintaining and developing new strategic relationships; and the ability to anticipate and adapt to the changing markets and any changes in government regulations.

Therefore, the Company may be subject to the risks of delays in obtaining or failing to obtain regulatory clearance and other uncertainties, including financial, operational, technological, regulatory and other risks associated with an emerging business, including the potential risk of business failure.

The Company's leased pharmacies are subject to licensing and regulation by the health, sanitation, safety, building and fire agencies in the state or municipality where located. Difficulties or failures in obtaining or maintaining the required licensing or approvals could prevent the continued operation of such pharmacies. Management believes that the Company is operating in compliance with all applicable laws and regulations.

The Company purchased 95% of its inventory of prescription drugs from one wholesale vendor during the year ended December 31, 2004. Management believes that the wholesale pharmaceutical and non-pharmaceutical distribution industry is highly competitive because of the consolidation of the pharmacy industry and the practice of certain large pharmacy chains to purchase directly from product manufacturers. Although management believes we could obtain the majority of our inventory through other distributors at competitive prices and upon competitive payment terms if our relationship with our primary wholesale drug vendor was terminated, there can be no assurance that the termination of such a relationship would not adversely affect us.

The Company's pharmacies sell highly regulated and high-risk drugs that are prescribed by physicians. The Company's business may be directly affected by the number of physicians that transmit to the pharmacies.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RISKS AND UNCERTAINTIES (CONTINUED)

GOVERNMENTAL REGULATIONS

The pharmacy business is subject to extensive and often changing federal, state and local regulations, and our pharmacies are required to be licensed in the states in which they are located or do business. While management continuously monitors the effects of regulatory activity on the Company's operations and we currently have a pharmacy license for each pharmacy the Company operates, the failure to obtain or renew any regulatory approvals or licenses could adversely affect the continued operations of the Company's business.

The Company is also subject to federal and state laws that prohibit certain types of direct and indirect payments between healthcare providers. These laws, commonly known as the fraud and abuse laws, prohibit payments intended to induce or encourage the referral of patients to, or the recommendation of, a particular provider of products and/or services. Violation of these laws can result in a loss of licensure, civil and criminal penalties and exclusion from various federal and state healthcare programs. The Company expends considerable resources in connection with compliance efforts. Management believes that the Company is in compliance with federal and state regulations applicable to its business.

The Company is also impacted by the Health Insurance Portability and Accountability Act of 1996 ("HIPAA"), which mandates, among other things, the adoption of standards to enhance the efficiency and simplify the administration of the healthcare system. HIPAA requires the Department of Health and Human Services to adopt standards for electronic transactions and code sets for basic healthcare transactions such as payment and remittance advice ("transaction standards"); privacy of individually identifiable healthcare information ("privacy standards"); security and electronic signatures ("security standards"), as wells as unique identifiers for providers, employers, health plans and individuals; and enforcement. The Company is required to comply with these standards and is subject to significant civil and criminal penalties for failure to do so. Management believes the Company is in compliance with these standards. There can be no assurance, however, that future changes will not occur which the Company may not be, or may have to incur significant costs to be, in compliance with new standards or regulations. Management anticipates that federal and state governments will continue to review and assess alternate healthcare delivery systems, payment methodologies and operational requirements for pharmacies. Given the continuous debate regarding the cost of healthcare services, management cannot predict with any degree of certainty what additional healthcare initiatives, if any, will be implemented or the effect any future legislation or regulation will have on the Company.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments with an original maturity of three months or less, when purchased, to be cash equivalents.

INVENTORIES

Inventories are stated at the lower of cost (first-in, first-out) or estimated market, and consist primarily of pharmaceutical drugs. Market is determined by comparison with recent sales or net realizable value. Net realizable value is based on management's forecasts for sales of the Company's products or services in the ensuing years and/or consideration and analysis of changes in customer base, product mix, payor mix, third party insurance reimbursement levels or other issues that may impact the estimated net realizable value. Management regularly reviews inventory quantities on hand and records a reserve for shrinkage and slow-moving, damaged and expired inventory, which is measured as the difference between the inventory cost and the estimated market value based on management's assumptions about market conditions and future demand for the
Company's products. Such reserve was insignificant to the accompanying consolidated financial statements. Should the demand for the Company's products prove to be significantly less than anticipated, the ultimate net realizable value of the Company's inventories could be substantially less than reflected in the accompanying consolidated balance sheet.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost, and are being depreciated using the straight-line method over the estimated useful lives of the related assets, which generally range between three and five years. Leasehold improvements are amortized on a straight-line basis over the shorter of the estimated useful lives of the assets or the remaining lease terms. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. At the time of retirement, other disposition of property and equipment or termination of a lease, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in results of operations.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

GOODWILL AND INTANGIBLE ASSETS

Statement of Financial Accounting standard ("SFAS") No. 142,"Goodwill and Other Intangible Assets" ,which is effective for fiscal years beginning after December 15, 2001, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives.

SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS No. 142 are to be reported as a change in accounting principle.

For  additional   information,   see  the  discussion  in  "Long-Lived   Assets"
immediately below.

LONG-LIVED ASSETS

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144,"Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value. SFAS No. 144 also requires companies to separately report discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell.

In March 2004, management determined that the license underlying the license agreement entered into with Safescript Pharmacies, Inc. was 100% impaired (See
Note 4).

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

BUSINESS COMBINATIONS

SFAS No. 141,"Business Combinations," which is effective for transactions initiated after June 30, 2001, eliminates the pooling of interest method of accounting for business combinations and requires that all business combinations occurring after July 1, 2001 be accounted for using the purchase method. The adoption of SFAS No. 141 did not have an impact on the Company's consolidated financial statements.

Emerging Issues Task Force ("EITF") No. 98-3, "Determining Whether a Nonmonetary Transaction Involves Receipt of a Productive Asset or of a Business," defines the elements necessary to evaluate whether a business has been received in a nonmonetary exchange transaction. EITF 98-3 defines a business as a self-sustaining integrated set of activities and assets conducted and managed for the purpose of providing a return to investors. A business consists of (a) inputs, (b) processing applied to those inputs, and (c) resulting outputs that are used to generate revenues. Pursuant to EITF 98-3, since the acquisition of certain assets (See Note 4) did not have all the required elements to be considered the purchase of a business, the Company recorded the transaction as an asset purchase.

REVENUE RECOGNITION

The Company generates revenue from prescription drug sales which primarily are reimbursed by healthcare insurance carriers and government agencies. The Company's ultimate expected revenue may be adjusted for contractual allowances by such third parties and are adjusted to actual as cash is received and charges are settled. The Company is monitoring its revenues from these sources and is creating several criteria in developing a historical trend analysis based on actual claims paid in order to estimate these potential contractual allowances on a monthly basis. As the Company is considered to be in the startup stage and lacks sufficient operational history, management is unable to determine the fixed settlement of such revenue. Therefore, the Company is recognizing revenue on a cash basis until such time as management has developed the history and trends to estimate potential contractual adjustments. On an accrual basis, the Company would have recorded additional revenue of approximately $221,000 in 2004.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ADVERTISING

The Company expenses the cost of advertising when incurred. Advertising costs for the years ended December 31, 2004 and November 30, 2003 were immaterial to the consolidated financial statements, and are included in selling, general and administrative expenses in the accompanying consolidated statements of operations.

EXIT AND DISPOSAL ACTIVITIES

The Company accounts for expenses related to non-discretionary restructuring activities (including workforce reductions) in accordance with SFAS No. 146, "Accounting for Costs Associated with Exit and Disposal Activities." GAAP prohibits the recognition of an exit-activity liability until (a) certain criteria (which demonstrate that it is reasonably probable that a present obligation to others has been incurred) are met, and (b) the fair value of such liability can be reasonably estimated. The Company recorded a restructuring charge of approximately $48,000 in calendar 2004. See Note 7 for additional information.

STOCK-BASED COMPENSATION

The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board ("APB") Opinion No. 25,"Accounting for Stock issued to Employees" and related interpretations. Under the intrinsic value based method, compensation expense is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

SFAS No. 123,"Accounting for Stock-Based Compensation," if fully adopted, changes the method of accounting for employee stock-based compensation to the fair value based method. For stock options and warrants, fair value is estimated using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, stock volatility and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

STOCK-BASED COMPENSATION (CONTINUED)

The adoption of the accounting methodology of SFAS No. 123 is optional and the Company has elected to account for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirement of SFAS No. 123, are required to be presented. For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123.

FASB Interpretation No. 44 ("FIN 44"),"Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25,"clarifies the application of APB No. 25 for (a) the definition of employee for purpose of applying APB No. 25, (b) the criteria for determining whether a stock option plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Management believes that the Company accounts for transactions involving stock compensation in accordance with FIN 44.

SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS No. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. At December 31, 2004 the Company has one stock-based employee compensation plan which is described more fully in Note 6. The following table illustrates the effect on net loss and loss per common share for the years ended December 31, 2004 and November 31, 2003, as if the Company had applied the fair value recognition provisions of SFAS No. 123 for all of its stock-based employee compensation plans.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Stock-Based Compensation (continued)

                                            2004             2003
                                       -------------    -------------
Net (loss) as reported                   $(8,011,287)     $(1,458,995)
Stock based compensation, net of tax          (8,550)              --
                                       -------------    -------------
Pro forma net (loss)                     $(8,019,837)     $(1,458,995)
                                       -------------    -------------
Basic and diluted (loss)
           per common share:
                                       -------------    -------------
As reported                              $     (0.18)     $     (0.06)
                                       -------------    -------------
Pro forma                                $     (0.18)     $     (0.06)
                                       =============    =============

The assumptions used in the Black Scholes option pricing model for the years ended December 31, 2004 and November 30, 2003 were as follows:

                                            2004            2003
                                       -------------    -------------

Discount rate                                5%              --
Volatility                                  1.3              --
Expected life (years)                       3.0              --
Expected dividend yield                      --              --

The  above   proforma   effects  of  applying  SFAS  123  are  not   necessarily
representative of the impact on the results of operations for future years.

BASIC AND DILUTED LOSS PER COMMON SHARE


The Company computes loss per common share using SFAS No. 128 "Earnings Per Share". Basic loss per share is computed by dividing net loss applicable to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted loss per share reflects the potential dilution that could occur if securities or other contracts, such as stock options and warrants to issue common stock, were exercised or converted into common stock. There were no dilutive potential common shares at December 31, 2004. Because the Company has incurred net losses and there are no potential common shares, basic and diluted loss per common share are the same. There were 4,145,875 warrants and options, convertible into one share of the Company's common stock per warrant or option, issued and outstanding at December 31, 2004. As a result of the Companies net loss, the basic and diluted loss per common share are the same.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

INCOME TAXES

The Company accounts for income taxes under the provisions of SFAS No. 109, "Accounting for Income Taxes". SFAS No. 109 requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Under this method deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates for the year in which the differences are expected to reverse (See Note 9).

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In January 2003, the FASB issued Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB 51." The primary objectives of FIN No. 46 are to provide guidance on the identification of entities for which control is achieved through means other than voting rights (variable interest entities, or "VIEs"), and how to determine when and which business enterprise should consolidate the VIE. This new model for consolidation applies to an entity for which either (1) the equity investors do not have a controlling financial interest; or (2) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN No. 46 requires that both the primary beneficiary and all other enterprises with a significant variable interest in a VIE make additional disclosures. As amended in December 2003, the effective dates of FIN No. 46 for public entities that are small business issuers, as defined ("SBIs"), are as follows: (a) For interests in special-purpose entities: periods ended after December 15, 2003; and (b) For all other VIEs: periods ended after December 15, 2004. The December 2003 amendment of FIN No. 46 also includes transition provisions that govern how an SBI which previously adopted the pronouncement (as it was originally issued) must account for consolidated VIEs. Management has concluded that the Company does not have a significant variable interest in any VIEs.

In April 2003, the FASB issued SFAS No. 149, "Amendments of Statement 133 on Derivative Instruments and Hedging Activities," which amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. This pronouncement is effective for contracts entered into or modified after June 30, 2003 (with certain exceptions), and for hedging relationships designated after June 30, 2003. The adoption of SFAS No. 149 did not have a material impact on the Company's consolidated financial statements.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards for how a company classifies and measures certain financial instruments with characteristics of both liabilities and equity, and is effective for public companies as follows: (i) in November 2003, the FASB issued FASB Staff Position ("FSP") FAS 150-03 ("FSP 150-3"), which defers indefinitely (a) the measurement and classification guidance of SFAS No. 150 for all mandatorily redeemable non-controlling interests in (and issued by) limited-life consolidated subsidiaries, and (b) SFAS No. 150's measurement guidance for other types of mandatorily redeemable non-controlling interests, provided they were created before November 5, 2003; (ii) for financial instruments entered into or modified after May 31, 2003 that are outside the scope of FSP 150-3; and (iii) otherwise, at the beginning of the first interim period beginning after June 15, 2003. The Company adopted SFAS No. 150 on the aforementioned effective dates. The adoption of this pronouncement did not have a material impact on the Company's results of operations or financial condition.

In November 2004, the FASB issued SFAS No. 151, "Inventory Costs - an Amendment of ARB No. 43, Chapter 4," which clarifies the accounting for abnormal amounts of idle facility expense, freight, handling costs and wasted material. In Chapter 4 of ARB 43, paragraph five previously stated that "...under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and re-handling costs may be so abnormal as to require treatment as current period  charges...." SFAS No. 151 requires that such items be recognized as current-period charges, regardless of whether they meet the criterion of "so abnormal" (an undefined term). This pronouncement also requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. SFAS No. 151 is effective for inventory costs incurred in years beginning after June 15, 2005.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS No.123-R replaces SFAS No. 123, and supersedes APB Opinion No. 25. Small Business Issuers are required to apply SFAS No. 123-R in the first interim reporting period that begins after December 15, 2005. Thus, the Company's consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after December 31, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

In  December  2004,  the FASB issued SFAS No.  153,  "Exchanges  of  Nonmonetary
Assets, an Amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions." The amendments made by SFAS No. 153 are based on the principle that exchanges of nonmonetary assets should be measured using the estimated fair value of the assets exchanged. SFAS No. 153 eliminates the narrow exception for nonmonetary exchanges of similar productive assets, and replaces it with a broader exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has "commercial substance" if the future cash flows of the entity are expected to change significantly as a result of the transaction. This pronouncement is effective for nonmonetary exchanges in fiscal periods beginning after June 15, 2005.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission (the "SEC") did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

3. PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at December 31, 2004:

   Furniture and equipment                          $  41,961
   Computer equipment and information systems         296,816
   Leasehold improvements                             454,475
                                                      793,252
   Less accumulated depreciation and amortization     (53,058)
                                                    ---------
                                                    $ 740,194
                                                    =========

4. INTANGIBLE ASSETS


In 2003, the Company acquired the rights to an exclusive license ("License") to operate Safescript Pharmacies in California, Oregon, Washington, and Alaska from Safescript Pharmacies, Inc., formerly known as RTIN Holdings, Inc., (the "Licensor"). In connection with this transaction, the Company assumed a note payable to the Licensor (see Note 5), executed a new note payable with its former Chief Executive Officer (see Note 5) and paid $37,000 in cash.


On March 12,  2004,  the Company  entered into a  technology  license  agreement
("Technology License") with Network Technology, Inc. ("RxNT"). The Technology License grants the Company the right to use RxNT's e-prescribing technology under the Company's brand name "Assured Script". Pursuant to the Technology License agreement, the Company paid RxNT $50,000 at the execution of the agreement and $50,000 at the launch of the Company's branded pharmacy. At December 31, 2004, the Company has paid $100,000 which has been recorded in property and equipment in the accompanying consolidated balance sheet.

On March 17, 2004, the Company filed a lawsuit in Nevada State Court against the Licensor seeking damages, declaratory relief, to rescind the License and to recover the consideration paid therefore. On March 19, 2004, the Licensor filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court has been stayed by reason of the Licensor filing for bankruptcy. The Company refiled substantially the same claim as an adversary proceeding in the Licensor's bankruptcy case in the U.S. Bankruptcy court in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

4. INTANGIBLE ASSETS (continued)

As of March 31, 2004, management determined that the License was 100% impaired based on (a) the uncertainty of the Licensor's ability to continue as a going concern, which created substantial doubt about the Licensor's ability to support their e-prescribing technology, (b) the Company's dispute with the Licensor, and
(c) the Company's implementation of the RxNT technologies at its first two pharmacies. Accordingly, the Company impaired the entire intangible asset of approximately $2,997,000 in the accompanying consolidated statement of operations.

5. NOTES PAYABLE TO RELATED PARTY AND STOCKHOLDERS


In May 2003, the Company assumed a note payable ("Note A") of approximately $3,177,000 in connection with acquisition of a License (see Note 4), of which $2,000,000 was converted into 4,444,444 shares of the Company's restricted common stock. The remaining balance of approximately $1,177,000 was payable in monthly installments of $25,000 including interest at 5% per annum with a balloon payment of approximately $802,000 due in December 2004. Note A is secured by the License. At December 31, 2004, the total outstanding principal balance of Note A approximated $1,013,000, and monthly installments were eleven months in arrears due to the Company's dispute with the Licensor (See Note 4).

In December 2003, the Company executed a note payable ("Note B") with a stockholder for $370,000 in connection with the acquisition of a License (see
Note 4). Note B accrues interest at a fixed rate of 5% per annum. Note B is secured by the License and matures in December 2007. At December 31, 2004, the total outstanding principal balance on Note B was $370,000 and accrued interest expense of approximately $20,000 has been included in the accompanying consolidated balance sheet.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

5. NOTES PAYABLE TO RELATED PARTY AND STOCKHOLDERS (continued)

In December 2004, the Company executed a note payable ("Note C") with a shareholder for the purpose of purchasing inventory for our pharmacies. Note C is for a maximum of $150,000 and matures on the earlier of March 6, 2005 or the date that the Company is able to consummate an accounts receivable factoring arrangement for its working capital. The outstanding principal amount of Note C bears interest at a rate of three percent (3%) per month. In consideration of Note C, the Company agreed to pay an administrative fee of $1,500 and a financing fee of $2,100. In addition to these fees, the Company agreed to pay by the fifth day of every month from January 2005 until the principal amount is repaid an administrative fee of $1,875 and a financing fee of $2,675. As of December 31, 2004, the total outstanding balance on Note C was $50,000. Subsequent to December 31, 2004, this shareholder was appointed as the Company's Chief Executive Officer ("CEO").

6. EQUITY TRANSACTIONS

COMMON STOCK

During the one month transition period ended December 31, 2003, the Company issued 1,544,149 shares of restricted common stock to consultants for services rendered valued at approximately $664,000 (estimated to be fair value based on the trading price on the issuance date).

During the year ended December 31, 2004, the Company issued 500,000 shares of restricted common stock to a investment banker for services valued at approximately $280,000 (estimated to be fair value based on the trading price on the issuance date) included in consulting and other compensation in the accompanying consolidated statement of operations.

During the year ended December 31, 2004, in connection with the extension of a consulting agreement with the aforementioned investment banker, the Company issued 150,000 shares of restricted common stock, with warrants to purchase 350,000 shares of the Company's common stock, exercisable at $0.60 per share for a period of five years from the date of issuance, to the investment banker for services rendered. The 150,000 shares of restricted common stock were valued at approximately $70,500 (estimated to be fair value based on the trading price on the issuance date) and the 350,000 warrants were valued at approximately $196,000 (estimated to be fair value based on the Black-Scholes pricing model on the issuance date).

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (CONTINUED)

Such expense included in consulting and other compensation in the accompanying consolidated statement of operations. Subsequent to December 31, 2004, the investment banking firm's president (who is the stockholder/creditor referenced in the third paragraph of Note 5) was appointed as the Company's CEO.

During the year ended December 31, 2004, the Company issued 716,625 shares of restricted common stock to consultants for services rendered valued at approximately $268,400 (estimated to be fair value based on the trading price on the issuance date).

During the year ended December 31, 2004, the Company issued 20,000 shares of restricted common stock in connection with notes payable issued to certain shareholders and third parties valued at approximately $9,500 (estimated to be fair value based on the trading price on the issuance date).

During the year ended December 31, 2004, the Company completed its offering of common stock to accredited investors through a private placement. The Company offered a maximum of 4,375,000 units at a price of $0.80 per unit, with a minimum offering of 625,000 units. Each unit consisted of two shares of restricted common stock and one warrant to purchase one share of restricted common stock at an exercise price of $0.60 per share exercisable for twenty-four months after June 17, 2004. The Company agreed to commence the registration process with the SEC for the common stock issued and the common stock underlying the warrants within ninety days after the (June 17, 2004) termination date of this offering. If the average closing price of the Company's common stock on the OTC Bulletin Board for the thirty consecutive trading days following the effectiveness of the registration statement is equal to or greater than $1.20, the Company has the right to call the warrants at the exercise price within fifteen business days of such occurrence. During the three months ended June 30, 2004, the Company issued 7,391,750 shares of its restricted common stock in connection with the private placement. The Company received proceeds of $2,650,152, net of broker/dealer commission, legal fees, and Blue Sky fees related to the private placement of $306,548 which were recorded in additional paid-in capital in the accompanying consolidated balance sheet.

On December 15, 2004, the Company filed the registration statement described in the preceding paragraph (the "Registration Statement") with the SEC. The Company has since received comments on the Registration Statement from the SEC. However, pending the filing of the Company's December 31, 2004 Form 10-KSB, the Company had not amended the Registration Statement as of April 8, 2005. Thus, as of that date, the Registration Statement had not been declared effective.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

6. EQUITY TRANSACTIONS (continued)

COMMON STOCK (CONTINUED)

During the year ended December 31, 2004, the Company issued 225,003 shares of restricted common stock to two of its directors for services rendered valued at approximately $80,000 (estimated to be fair value based on the trading price on the issuance date). Such amount is included in consulting and other compensation in the accompanying consolidated statement of operations.

WARRANTS

During the year ended December 31, 2004, in connection with the private placement described above, the Company issued 3,695,875 warrants to purchase one share of restricted common stock at an exercise price of $0.60 exercisable for twenty-four months from June 17, 2004.

During the year ended December 31, 2004, the Company issued warrants to purchase 100,000 shares of the Company's common stock, exercisable at $0.60 per share for a period of five years from the date of issuance, to a consultant. The warrants are valued at approximately $56,000 (estimated to be fair value based on the Black-Scholes pricing model on the issuance date). Such expense is included in consulting and other compensation in the accompanying consolidated statement of operations.

The number of outstanding and exercisable warrants as of December 31, 2004 provided below:

                                                        Weighted Average
                                           Number of        Exercise
                                            Shares           Price
                                           ---------     -----------
Warrants outstanding and exercisable at           --     $        --
       January 1, 2004
              Granted                      4,145,875     $      0.60

Warrants outstanding and exercisable at
       December 31, 2004                   4,145,875     $      0.60
                                           =========

No warrants were issued prior to January 1, 2004.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

6. EQUITY TRANSACTIONS (continued)

STOCK OPTIONS

During the year ended November 30, 2003, the Company's Board of Directors approved an Incentive Stock Option Plan ("ISOP") to grant options to its key personnel. There are two types of options that can be granted under the ISOP: i) options intended to qualify as incentive stock options under Section 422 of the Internal Revenue Code ("Qualified Stock Options"), and ii) options not specifically qualified for favorable income tax treatment under the Internal Revenue Code ("Non-Qualified Stock Options"). The ISOP is administered by the Company's board of directors or the compensation committee (the "Administrator"). The Company is authorized to grant qualified stock options to any of its employees or directors.

The purchase price for the shares subject to any option shall be determined by the ISOP Administrator at the time of the grant, but shall not be less than 85% of the fair market value per share of the Company's common stock on the grant date. Except as described below, the purchase price for the shares subject to any Qualified Stock Option shall not be less than 100% of fair market value per share of common stock on the grant date. In the case of any Qualified Stock Option granted to an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company, or any of its subsidiaries, the option price shall not be less than 110% of the fair market value per share of the Company's common stock on the grant date.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

6. EQUITY TRANSACTIONS (continued)

STOCK OPTIONS (CONTINUED)

No option shall be exercisable after the expiration of the earliest of: (a) ten years after the option is granted, (b) three months after the optionee's employment with the Company and its subsidiaries terminates, or a non-employee director or consultant ceases to provide services to the Company, if such termination or cessation is for any reason other than disability or death, or
(c) one year after the optionee's employment with the Company and its subsidiaries terminates, or a non-employee director or consultant ceases to provide services to the Company, if such termination or cessation is a result of death or disability; provided, however, that the agreement for any option may provide for shorter periods in each of the foregoing instances.

The ISOP Administrator has the right to set the period within which each option shall vest or be exercisable and to accelerate such time frames; provided however each option shall be exercisable at the rate of at least 20% per year from the grant date. Unless otherwise provided by the ISOP Administrator, each option will not be subject to any vesting requirements.

For the year ended December 31, 2004, under the ISOP, the Company granted options to purchase 165,000 shares of common stock to employees. The stock options have an exercise price of $0.50 per share and vest one-third each consecutive year following the date of grant. Such stock options expire on the earlier of three years after vesting or ninety days after termination of employment with the Company.

                                                     Weighted Average
                                          Number of      Exercise
                                           Shares         Price
                                          -------        --------
Options outstanding and exercisable at         --        $     --
       January 1, 2004
              Granted                     165,000        $   0.50
        Cancelled or forfeited           (110,000)       $   0.50
                                         ========
Options outstanding at
       December 31, 2004                   55,000
                                         ========


The number of outstanding and exercisable options as of December 31, 2004 is provided below:


                                    Outstanding                                                Exercisable
                -----------------------------------------------------      -----------------------------------------------------
  Range of        Number     Weighted-Average     Weighted-Average           Number    Weighted Average     Weighted Average
Exercise Price  of Shares     Exercise Price    Remaining Life (Years)     of Shares    Exercise Price    Remaining Life (Years)
--------------------------------------------------------------------------------------------------------------------------------
     $0.50        55,000          $0.50                   0.8                  --           $   --                 --


                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

7. RESTRUCTURING COSTS

Because the Company's revenue and operating margin had not grown in line with managements original expectations, the Company adopted a non-discretionary restructuring plan that resulted in a workforce reduction and other cost reductions (collectively, the "Restructuring") intended to strengthen the Company's future operating performance. The Company has implemented the Restructuring during the fourth quarter of calendar 2004. The Company's total charge related to this Restructuring was approximately $48,000.

The Restructuring charge recognized during 2004 is comprised primarily of: (i) severance pay (including related payroll taxes) and associated one-time employee termination costs related to the reduction of the Company's workforce; (ii) the closure and; (iii) terminating the construction of leasehold improvements at two of the Company's planned pharmacies and vacating the premises; and (iv) professional fees incurred to improve the financial and competitive position of the Company. The Company accounts for the costs associated with exiting an activity, including costs associated with the reduction of the Company's workforce, in accordance with SFAS 146.

The following table summarizes the Company's Restructuring-related expenses incurred during the year ended December 31, 2004:

                    Employee termination costs   $18,000
                    Professional fees             30,000
                                                 $48,000
                                                 =======

As part of the Restructuring, the Company has reduced its workforce by a total of seventy one employees, from 22 to 17 (which includes voluntary resignations) or approximately 23% of its workforce.

8. OTHER RELATED PARTY TRANSACTIONS

During the fiscal year ended  December 31,  2004,  the Company  appointed  three physicians, who are also customers, to its Professional Advisory Board ("Advisory Board"). Pursuant to the Advisory Board agreement, the Company is to issue 10,000 shares of restricted common stock annually, compensate the physicians $1,500 per speaking engagement and $1,500 per Advisory Board meeting.

For the years ended December 31, 2004 and November 30, 2003, the Company recorded approximately $320,000 and $414,000 of revenue from these physicians, respectively.

On January 26, 2004, the Company entered into an agreement with Brockington Securities, Inc. ("Brockington") to act as its financial advisor, investment banker, and placement agent. Pursuant to this agreement, Brockington received 500,000 shares of its common stock. As more fully described in the third paragraph of Note 6, on June 18, 2004, our board of directors approved an extension for an additional term of eighteen months to the agreement entered into with Brockington. Mr. Robert DelVecchio, who is the President of Brockington, became the Company's CEO on February 3, 2005.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

9. INCOME TAXES

A reconciliation of income taxes computed at the U.S. Federal Statutory income tax rate to the provision for income taxes is as follows:

                                           2004        2003
                                      ------------   --------

U.S. Federal Statutory tax at 34%      $(2,907,000) $(527,000)
State Taxes, net of federal benefit       (513,000)   (93,000)
Valuation Allowance                      3,420,000    620,000

Provision for income taxes             $        --   $     --
                                      ============   ========

The net deferred income tax asset (liability) consists of the following at December 31, 2004 and November 30, 2003:

                                          2004           2003
                                      -----------    -----------
Net Operating Losses                  $ 2,904,000    $   620,000
Depreciable Assets                      1,191,000             --
                                      -----------    -----------
D Deferred Tax Assets                   4,095,000        620,000
Valuation Allowance                    (4,095,000)      (620,000)
                                      -----------    -----------
                                      $        --    $        --
                                      ===========    ===========

Based upon the net operating losses incurred since inception, management has determined that it is more likely than not that the deferred tax assets as of December 31, 2004 and 2003 will not be recognized. Consequently, the Company has established a valuation allowance against the entire deferred tax assets.

As of December 31, 2004, the Company has federal and state net operating losses of approximately $7,300,000 that begin to expire in 2022 and 2009 for federal and state purposes, respectively.

The utilization of some or all of the Company's net operating losses may be severely restricted now or in the future by a significant change in ownership as defined under the provisions of Section 382 of the Internal Revenue Code of 1986, as amended. In addition, utilization of the Company's California net operating losses for the years beginning in 2002 and 2003 has been suspended under state law.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

10. LOSS PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted loss per common share computations for the years ended December 31, 2004 and November 30, 2003.

                                                  Year Ended     Year Ended
                                                   December       November
                                                   31, 2004       30, 2003
                                                ------------    ------------
Numerator for basic and diluted loss
                  per common share:
     Net loss charged to common stockholders    $ (8,011,287)   $ (1,458,995)

Denominator for basic and diluted loss
              per common share:
Weighted average number of shares outstanding     41,112,800      24,115,700
                                                ------------    ------------

Basic and diluted loss per common share         $      (0.19)   $      (0.06)
                                                ============    ============

11. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

The Company occupies buildings and retail space under operating lease agreements expiring on various dates through June 2010 with monthly payments ranging from approximately $600 to $5,600. Certain leases include future rental escalations and renewal options.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

11. COMMITMENTS AND CONTINGENCIES (continued)

OPERATING LEASES (CONTINUED)

At December 31, 2004 future minimum payments under operating leases approximated the following for the years ending December 31, 2005 and thereafter:

                           2005                   $   296,684
                           2006                       265,680
                           2007                       271,046
                           2008                       265,155
                           2009                       187,184
                           Thereafter                  33,980
                                                  -----------
                                                  $ 1,319,729
                                                  ===========

Total rent expense for the years ended December 31, 2004 and November 30, 2003 was approximately $217,000 and $20,000 is included in selling, general, and administrative expenses in the accompanying consolidated statement of operations.

LEGAL MATTERS

From time to time, the Company may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business.

Providing pharmacy services entails an inherent risk of medical and professional malpractice liability. The Company may be named as a defendant in such lawsuits and thus become subject to the attendant risk of substantial damage awards. The Company believes it possesses adequate professional and medical malpractice liability insurance coverage. There can be no assurance, however, that the Company will not be sued, that any such lawsuit will not exceed our insurance coverage, or that it will be able to maintain such coverage at acceptable costs and on favorable terms.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

11. COMMITMENTS AND CONTINGENCIES (continued)

Legal Matters (continued)

Safescript Pharmacies, Inc. (formerly known as RTIN, Inc.) failed to provide us with essential services as set forth in the license agreement that they entered into and this has forced us to terminate our use of all technology granted under the license agreement entered into with Safescript Pharmacies, Inc. On March 17, 2004, we filed a lawsuit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind the License and to recover the consideration paid. On March 19, 2004, Safescript Pharmacies, Inc. filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court has been stayed by reason of Safescript Pharmacies, Inc.'s filing for bankruptcy. We refiled substantially the same claim as an adversary proceeding in Safescript Pharmacies, Inc.'s bankruptcy case, which was pending in the U.S. Bankruptcy Court located in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas.

On April 14, 2004, a former officer filed a lawsuit against us in Orange County California Superior Court. The former officer is seeking additional compensation in the amount of $213,000 and other relief that the court deems just and appropriate. This lawsuit is in the early stages and its outcome is not reasonably predictable. Management believes the lawsuit is without merit and the Company is aggressively defending this case.

Other than as disclosed herein, the Company is not currently involved in any litigation which it believes could have a material adverse effect on its financial position or results of operations.

12. SUBSEQUENT EVENTS

On February 1, 2005, the Company entered into Termination and Settlement Agreements ("Settlement Agreement") with Mr. David Parker and Mr. A.J. LaSota. Mr. Parker and Mr. LaSota resigned from their positions as officers and directors. In accordance with the terms of these agreements, Mr. Parker and Mr. LaSota returned to the corporate treasury 5,400,000 and 429,353 shares of the Company's common stock respectively. Also on February 1, 2005, the Company entered into a Settlement Agreement with Ron Folse, the former Executive Vice President. In accordance with the terms of this agreement, Mr. Folse returned to the corporate treasury 429,353 shares of the Company's common stock.

                          eRXSYS, INC. AND SUBSIDIARIES
                     (Formerly Known As Surforama.com, Inc.)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
   For the Years Ended December 31, 2004,November 30, 2003, and the One Month
                    Transition Period Ended December 31, 2003

12. SUBSEQUENT EVENTS (continued)

On February 23, 2005, the Company entered into an accounts receivable servicing and line of credit agreement with Mosaic Financial Services, LLC. Under the terms of the line of credit agreement, the Company can draw a maximum of $500,000 to purchase inventory. Beginning July 1, 2005, the maximum amount of the available line of credit will be increased to $700,000. These agreements are for a term of one year and will automatically renew for another one year period unless either party provides notice to the other of termination within 180 days prior to the end of the effective term.

                  ASSURED PHARMACY, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED BALANCE SHEET
                            SEPTEMBER 30, 2005
                                 UNAUDITED

                                  ASSETS
Current Assets
Cash                                                              $    144,394
Inventories                                                            379,332
Prepaid expenses and other assets                                       52,404
                                                                  ------------
                                                                       576,130
Property and Equipment, net                                            479,326
                                                                  ------------
                                                                  $  1,055,456
                                                                  ============

                   LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable and accrued liabilities                          $    949,415
Line of Credit                                                         636,635
    Notes payable to related parties and stockholders                  230,000
                                                                  ------------
Minority Interest                                                      442,778
Commitments and contingencies
Stockholders' Deficit
Preferred shares; par value $0.001 per share;
   authorized 5,000,000 shares; no preferred shares issued
   and outstanding                                                          --
Common shares; par value $0.001 per share;
  authorized 70,000,000 shares; 51,962,808 common shares issued
  and 41,104,150 outstanding                                            51,962
Treasury Stock                                                         (10,858)
Additional paid-in capital, net                                     13,431,790
Deferred compensation                                                 (282,950)
Accumulated deficit                                                (14,393,316)
                                                                  ------------
Stockholders' deficit                                               (1,203,372)
                                                                  ------------
                                                                  $  1,055,456
                                                                  ============

     See accompanying notes to condensed consolidated Financial Statements.

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                    UNAUDITED



                                                   THREE MONTHS ENDED            NINE MONTHS ENDED
                                             -----------------------------------------------------------
                                                   SEPTEMBER 30,                   SEPTEMBER 30,
                                                2005           2004            2005            2004
                                             ------------   ------------    ------------   -------------

GROSS SALES                                    $ 980,181      $ 350,459     $ 2,417,988       $ 703,167

   COST OF SALES                                (835,268)      (395,618)     (2,116,798)       (960,629)
                                             ------------   ------------    ------------   -------------

   GROSS PROFIT (LOSS)                           144,913        (45,159)        301,190        (257,462)
                                             ------------   ------------    ------------   -------------

OPERATING EXPENSES
   Salaries and related                        2,458,950        412,091       3,144,970         889,484
   Consulting and other compensation             298,151        372,934       1,006,916       1,784,937
   Selling, general and administrative           269,345        478,974         940,768       1,047,411
   Impairment of intangible asset                      -              -               -       2,977,448
   Restructuring Charges                               -              -         193,881               -
                                             ------------   ------------    ------------   -------------
   TOTAL OPERATING EXPENSES                    3,026,446      1,263,999       5,286,535       6,699,280
                                             ------------   ------------    ------------   -------------

OPERATING LOSS                                (2,881,533)    (1,309,158)     (4,985,345)     (6,956,742)
                                             ------------   ------------    ------------   -------------

OTHER (EXPENSE) INCOME
   Interest expense                              (31,783)             -         (98,086)        (26,157)
   Interest income                                     -          4,476               -             436
   Other income / (expense)                        4,370            (87)        (76,889)           (507)
   Forgiveness of debt                                 -              -       1,060,400               -
                                             ------------   ------------    ------------   -------------
   TOTAL OTHER (EXPENSE)                         (27,413)         4,389         885,425         (26,228)
                                             ------------   ------------    ------------   -------------

LOSS BEFORE MINORITY INTEREST                 (2,908,946)    (1,304,769)     (4,099,920)     (6,982,970)
   MINORITY INTEREST                              73,069        172,346         250,629         391,299
                                             ------------   ------------    ------------   -------------

NET PROFIT                                   $ (2,835,877)  $ (1,132,423)   $ (3,849,291)  $ (6,591,671)
                                             ============   ============    ============   =============

Earnings per common share:
   Basic                                         $ (0.07)       $ (0.03)        $ (0.10)        $ (0.17)
                                             ============   ============    ============   =============
   Diluted                                       $ (0.07)       $ (0.03)        $ (0.10)        $ (0.17)
                                             ============   ============    ============   =============

Weighted average number of shares outstanding:
   Basic                                      39,434,857     44,717,842      40,114,227      38,584,715
                                             ============   ============    ============   =============
   Diluted                                    39,434,857     44,717,842      40,114,227      38,584,715
                                             ============   ============    ============   =============



     See accompanying notes to condensed consolidated Financial Statements.

                    ASSURED PHARMACY, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   UNAUDITED

                                                                                         NINE                      NINE
                                                                                     MONTHS ENDED              MONTHS ENDED
                                                                                  SEPTEMBER 30, 2005        SEPTEMBER 30, 2004
                                                                                  --------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)                                                                           $(3,849,291)             $(6,591,671)
Adjustments to reconcile net loss to net cash
used in operating activities:
   Depreciation and amortization of property and equipment                               123,556                   27,871
   Impairment of property and equipment related to restructuring                         137,312                       --
   Amortization of deferred consulting fee                                               268,750                  456,400
   Loss on settlement of debt                                                             87,960                       --
   Gain on forgiveness of debt                                                        (1,011,522)                      --
   Impairment of intangible asset                                                             --                2,977,448
   Minority interest in net loss of Joint Venture                                       (250,629)                (391,299)
   Issuance of common stock for services                                               2,326,392                  864,401
   Changes in operating assets and liabilities:
   Inventories                                                                          (221,323)                (303,257)
   Prepaid expenses and other current assets                                             (17,592)                 (13,966)
   Restricted cash                                                                            --                 (150,000)
   Accounts payable and accrued liabilities                                              244,843                  445,616
   Related party payable                                                                      --                  (14,797)
                                                                                     -----------              -----------
 Net cash used in operating activities                                                (2,161,544)              (2,693,254)
                                                                                     -----------              -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                        --                 (490,821)
                                                                                     -----------              -----------
   Net cash used in investing activities                                                      --                 (490,821)
                                                                                     -----------              -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from the issuance of line of credit                                        2,472,000                       --
   Proceeds from the issuance of notes payable to related parties and shareholders       355,000                  109,409
   Principal repayments on line of credit                                             (1,835,365)                      --
   Proceeds from issuance of common stock for cash                                     1,412,978                2,650,030
   Principal repayments on notes payable to related parties and shareholders            (185,000)                (145,131)
   Issuance of common stock in connection with issuance of notes payable                      --                    9,500
   Proceeds from development agreement with TAPG joint venture                                --                  704,213
                                                                                     -----------              -----------
   Net cash provided by financing activities                                           2,219,613                3,328,021
                                                                                     -----------              -----------
Net increase in cash                                                                      58,069                  143,946

Cash at beginning of period                                                               86,325                  710,442
                                                                                     -----------              -----------
Cash at end of period                                                                $   144,394              $   854,388
                                                                                     ===========              ===========
Supplemental disclosure of cash flow information-
Cash paid during the quarter for:
    Interest                                                                         $    98,085              $        --
                                                                                     -----------              -----------

Please refer to the accompanying notes to the condensed financial statements for information regarding non-cash investing and financing activities.

               The accompanying notes are an integral part of the
                       consolidated Financial Statements.

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

1. ORGANIZATION AND BASIS OF PRESENTATION

eRXSYS, Inc. ("eRXSYS") was organized as a Nevada corporation on October 22, 1999 under the name Surforama.com, Inc. ("Surforama") and previously operated under the name eRXSYS, Inc. The Company changed its name to Assured Pharmacy, Inc. in October 2005. The Company is engaged in the business of operating pharmacies that specialize in dispensing highly regulated pain medication that allows physicians to transmit prescriptions from a wireless hand-held device or desktop computer directly to our pharmacies, thus eliminating or reducing the need for paper prescriptions. Because the focus is on physicians whose practice necessitates that they frequently prescribe medication to manage their patients' chronic pain, non-prescription drugs, or health and beauty related products such as walking canes, bandages and shampoo are not typically kept in inventory. The Company derives its revenue from the sale of prescription drugs. The majority of the business is derived from physicians who transmit prescriptions directly to its pharmacy electronically. "Walk-in" prescriptions from physicians are limited.

In April 2003, the Company entered into a joint venture with TPG Partners, L.L.C. ("TPG") to form Safescript Pharmacies of California, L.L.C. ("Joint Venture"). This Joint Venture was formed to establish and operate pharmacies. The Company owns 51% of the Joint Venture and TPG owns the remaining 49% (minority owner). In June 2003, the Joint Venture formed a wholly owned subsidiary, Safescript of California, Inc. ("Safescript"), to own and operate the pharmacies. In accordance with the shareholders agreement with TPG, TPG is obligated to contribute start-up costs in the amount of $230,000 per pharmacy location established up to fifty (50) pharmacies. In June 2003 and July 2003, TPG advanced $230,000 and $218,000, respectively, for a total of $448,000. This capital contribution funded the opening of our first two pharmacies in Santa Ana, CA in October 2003 and in Riverside, CA in June 2004. No additional funds have been received from TPG since 2003. TPG remains obligated to contribute an additional $12,000 to satisfy their full capital contribution. Effective September 8, 2004, Safescript filed amended articles of incorporation and changed its name to Assured Pharmacies, Inc. ("API").

In February 2004, the Company entered into an agreement with TAPG, L.L.C. ("TAPG"), a Louisiana limited liability company, and incorporated Safescript Northwest, Inc. ("Safescript Northwest"), under the laws of the State of Louisiana. The Company owns 75% of Safescript Northwest and TAPG owns the remaining 25%. Effective August 19, 2004, Safescript Northwest filed amended articles of incorporation and changed its name to Assured Pharmacies Northwest, Inc. ("APNI"). Assured Pharmacy, Inc. API, Joint Venture, and APNI are hereinafter collectively referred to as the "Company." In September 2005, APNI filed articles of conversion to convert the entity to a Nevada corporation. In accordance with the shareholders agreement with TAPG, TAPG is obligated to contribute start-up costs in the amount of $335,000 per pharmacy location established up to five (5) pharmacies and Assured Pharmacy will contribute technology, consulting services, and marketing expertise. Between March 2004 and October 2004, the Company received from TAPG start-up funds in the amount of $854,213 as its capital contribution for three pharmacies. This capital contribution funded the opening of two pharmacies in Kirkland, WA in August 2004 and Portland, OR in September 2004. Included in these monies was a partial capital contribution in the amount of $190,000 for the establishment of another pharmacy located in Portland, OR. TAPG is obligated to contribute an additional $145,000 to satisfy their full contribution. The Company and APNI requested that TAPG provide the $145,000 balance of its full capital contribution.

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

On October 21, 2005, the Company held its annual meeting of shareholders. The shareholders approved an amendment to the articles of incorporation to complete a name change of the Company from eRXSYS, Inc. to ASSURED PHARMACY, Inc. The Company's common stock is now trading on the over-the-counter bulletin board under the trading symbol "APHY."

GOING CONCERN CONSIDERATIONS

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the ordinary course of business. As of September 30, 2005, the Company had an accumulated deficit of $14,393,316, recurring losses from operations and negative cash flow from operating activities for the nine month period ended September 30, 2005 of $2,161,544. The Company also had a negative working capital of $1,239,920 as of September 30, 2005.

The Company intends to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund its capital expenditures, working capital or other cash requirements for the year ending
December 31, 2005. The Company is seeking additional funds to finance its immediate and long-term operations. The successful outcome of future financing activities cannot be determined at this time and there is no assurance that if achieved, the Company will have sufficient funds to execute its intended business plan or generate positive operating results.

These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The accompanying condensed consolidated financial statements do not include any adjustments related to recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

In response to these problems, management has taken the following actions:

     o During the last quarter of 2004, the Company suspended the development of new pharmacies for a period of time in order to evaluate the potential in existing pharmacies and, where needed, restructure current operations. (See Note 7 for additional information).

     o    The Company is aggressively signing up new physicians.

     o The Company is seeking investment capital through the public markets (See Note 6 for additional information).

BASIS OF PRESENTATION

The Company's management, without audit, prepared the condensed consolidated financial statements for the three and nine months ended September 30, 2005 and 2004. The information furnished has been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial reporting. Accordingly, certain disclosures normally included in financial statements prepared in accordance with GAAP have been condensed and consolidated or omitted. In the opinion of management, all adjustments considered necessary for the fair presentation of the Company's financial position, results of operations and cash flows have been included and (except as described in Note 3) are only of a normal recurring nature. The results of operations for the three and nine months ended September 30, 2005 are not necessarily indicative of the results of

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

operations for the year ending December 31, 2005.

The consolidated financial statements include the accounts of Assured Pharmacy, Inc., its wholly owned subsidiary, API, its 51% owned Joint Venture, and its 75% owned APNI. All inter-company accounts and transactions have been eliminated in consolidation.

These condensed consolidated financial statements should be read in conjunction with the Company's audited consolidated financial statements as of December 31, 2004, which are included in the Company's Annual Report on Form 10-KSB that was filed with the Securities and Exchange Commission (the "SEC") on April 15, 2005.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

INVENTORIES

As of September 30, 2005, inventories are stated at the lower of cost (first-in, first-out) or estimated market, and consist primarily of pharmaceutical drugs. Market is determined by comparison with recent sales or net realizable value. Net realizable value is based on management's forecasts for sales of the Company's products or services in the ensuing years and/or consideration and analysis of changes in customer base, product mix, payor mix, third party insurance reimbursement levels or other issues that may impact the estimated net realizable value. Management regularly reviews inventory quantities on hand and records a reserve for shrinkage and slow-moving, damaged and expired inventory, which is measured as the difference between the inventory cost and the estimated market value based on management's assumptions about market conditions and future demand for the Company's products. Such reserve is insignificant to the accompanying condensed consolidated financial statements. Should demand for the Company's products prove to be less than anticipated, the ultimate net realizable value of the Company's inventories could be substantially less than reflected in the accompanying condensed consolidated balance sheet.

GOODWILL AND INTANGIBLE ASSETS

Statement of Financial Accounting standard ("SFAS") No. 142, "Goodwill and Other Intangible Assets," which is effective for fiscal years beginning after December 15, 2001, addresses how intangible assets that are acquired individually or with a group of other assets should be accounted for upon their acquisition and after they have been initially recognized in the financial statements. SFAS No. 142 requires that goodwill and identifiable intangible assets that have indefinite lives not be amortized but rather be tested at least annually for impairment, and intangible assets that have finite useful lives be amortized over their estimated useful lives.

SFAS No. 142 provides specific guidance for testing goodwill and intangible assets that will not be amortized for impairment. In addition, SFAS No. 142 expands the disclosure requirements about intangible assets in the years subsequent to their acquisition. Impairment losses for goodwill and indefinite-life intangible assets that arise due to the initial application of SFAS No. 142 are to be reported as a change in accounting principle.

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

For  additional   information,   see  the  discussion  in  "Long-Lived   Assets"
immediately below.

LONG-LIVED ASSETS

In July 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of." SFAS No. 144 addresses financial accounting and reporting for the impairment or disposal of long-lived assets. SFAS No. 144 requires that long-lived assets be reviewed for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable. If the cost basis of a long-lived asset is greater than the projected future undiscounted net cash flows from such asset, an impairment loss is recognized. Impairment losses are calculated as the difference between the cost basis of an asset and its estimated fair value.

SFAS No. 144 also requires companies to separately report discontinued operations, and extends that reporting to a component of an entity that either has been disposed of (by sale, abandonment or in a distribution to owners) or is classified as held for sale. Assets to be disposed of are reported at the lower of the carrying amount or the estimated fair value less costs to sell.

In March 2004, management determined that the license underlying the license agreement entered into with Safescript Pharmacies, Inc. was 100% impaired (See
Note 3).

REVENUE RECOGNITION

The Company generates revenue from prescription drug sales which are reimbursable by third-party insurance carriers and government agencies. The Company's ultimate expected revenue may be adjusted for contractual allowances by these third-party insurance carriers and/or government agencies, and are adjusted to actual as cash is received and charges are settled. The Company is monitoring its revenues from these sources and is creating several criteria in developing a historical trend analysis based on actual claims paid in order to estimate these potential contractual allowances on a monthly basis. Since the Company is considered to be in the start-up stage and lacks sufficient operational history, management may be unable to determine the fixed settlement of such revenue. Therefore, the Company is recognizing revenue on a cash basis until such time as management and the Board of Directors have developed the history and trends to estimate potential contractual adjustments. On an accrual basis, the Company would have recorded additional revenue of approximately $172,000 and $115,000 for the three months ended September 30, 2005 and 2004, respectively, and approximately $397,000 and $176,000 for the nine months ended September 30, 2005 and 2004, respectively. Management is currently evaluating recognizing revenue on an accrual basis of accounting.

The Company accounts for shipping and handling fees and costs in accordance with EITF 00-10 "Accounting for Shipping and Handling Fees and Costs." Such fees and costs are immaterial to the operations of the Company.

EXIT AND DISPOSAL ACTIVITIES

The Company accounts for expenses related to non-discretionary restructuring activities (including workforce reductions) in accordance with SFAS No. 146, "Accounting for Costs Associated with Exit and Disposal

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

Activities." GAAP prohibits the recognition of an exit-activity  liability until
(a) certain criteria (which demonstrate that it is reasonably probable that a present obligation to others has been incurred) are met, and (b) the fair value of such liability can be reasonably estimated. We suspended the development of new pharmacies in order to restructure our current operations.

The Company recorded a restructuring charge of $193,881 during the three months ended March 31, 2005. No restructuring costs have been incurred since March 31, 2005. See Note 7 for additional information.

Stock-Based Employee Compensation

The Company accounts for stock-based compensation issued to employees using the intrinsic value based method as prescribed by Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock issued to Employees" and related interpretations. Under the intrinsic value based method, compensation expense is the excess, if any, of the fair value of the stock at the grant date or other measurement date over the amount an employee must pay to acquire the stock. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

SFAS No. 123, "Accounting for Stock-Based Compensation," if fully adopted, changes the method of accounting for employee stock-based compensation to the fair value based method. For stock options and warrants, fair value is estimated using an option pricing model that takes into account the stock price at the grant date, the exercise price, the expected life of the option or warrant, stock volatility and the annual rate of quarterly dividends. Compensation expense, if any, is recognized over the applicable service period, which is usually the vesting period.

The adoption of the accounting methodology of SFAS No. 123 is optional and the Company has elected to account for stock-based compensation issued to employees using APB No. 25; however, pro forma disclosures, as if the Company had adopted the cost recognition requirement of SFAS No. 123, are required to be presented. For stock-based compensation issued to non-employees, the Company uses the fair value method of accounting under the provisions of SFAS No. 123.

FASB Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation, an Interpretation of APB 25," clarifies the application of APB No. 25 for (a) the definition of employee for purpose of applying APB No. 25, (b) the criteria for determining whether a stock option plan qualifies as a non-compensatory plan, (c) the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. Management believes that the Company accounts for transactions involving stock compensation in accordance with FIN 44.

SFAS No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an amendment of SFAS No. 123," was issued in December 2002 and is effective for fiscal years ending after December 15, 2002. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, SFAS No. 148 amends the disclosure requirements of SFAS No. 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

reported results. At September 30, 2005 the Company has one stock-based employee compensation plan.

                                    Three Months Ended             Nine Months Ended
                                       September 30,                 September 30,
                                 --------------------------    --------------------------
                                     2005           2004           2005           2004
                                 -----------    -----------    -----------    -----------
Net income (loss) applicable to
   common stockholders:

As reported                      $(2,835,877)   $(1,132,423)   $(3,849,291)   $(6,591,671)
Deduct: Total stock-based
employee
compensation expense
determined under fair
value based method for
all awards                            (1,125)        (5,875)        (3,375)       (17,625)
                                 -----------    -----------    -----------    -----------
Pro forma                        $(2,837,002)   $(1,138,298)   $(3,852,666)   $(6,609,296)
                                 ===========    ===========    ===========    ===========

Basic and diluted (loss)
   per common share:
As reported                      $     (0.07)   $     (0.03)   $     (0.10)   $     (0.17)
                                 ===========    ===========    ===========    ===========
Pro forma                        $     (0.07)   $     (0.03)   $     (0.10)   $     (0.17)
                                 ===========    ===========    ===========    ===========

The  above   proforma   effects  of  applying  SFAS  123  are  not   necessarily
representative of the impact on the results of operations for future years.

BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

The Company computes income (loss) per common share using SFAS No. 128 "Earnings per Share." Basic income (loss) per share is computed by dividing net income
(loss) applicable to common shareholders by the weighted average number of common shares outstanding for the reporting period. Diluted income (loss) per share reflects the potential dilution that could occur if securities or other contracts, such as stock options and warrants to issue common stock, were exercised or converted into common stock. There were 13,418,792 warrants and options, convertible into one share of the Companies common stock per warrant or option, issued and outstanding at September 30, 2005 and 4,145,875 warrants and options, convertible into one share of the Companies common stock per warrant or option at December 31, 2004. As a result of the Companies net loss, the basic and diluted loss per common share are the same.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In December 2004, the FASB issued SFAS No. 123-R, "Share-Based Payment," which requires that the compensation cost relating to share-based payment transactions (including the cost of all employee stock options) be recognized in the financial statements. That cost will be measured based on the estimated fair value of the equity or liability instruments issued. SFAS No. 123-R covers a wide range of share-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

rights, and employee share purchase plans. SFAS No.123-R replaces SFAS No. 123, and supersedes APB Opinion No. 25.

Small Business Issuers are required to apply SFAS No. 123-R in the first interim reporting period of the next fiscal year that begins after December 15, 2005. Thus, the Company's consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after December 31, 2005 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections," which replaces APB Opinion No. 20 and FASB Statement No. 3. This pronouncement applies to all voluntary changes in accounting principle, and revises the requirements for accounting for and reporting a change in accounting principle. SFAS No. 154 requires retrospective application to prior periods' financial statements of a voluntary change in accounting principle, unless it is impracticable to do so. This pronouncement also requires that a change in the method of depreciation, amortization, or depletion for long-lived, non-financial assets be accounted for as a change in accounting estimate that is affected by a change in accounting principle.

SFAS No. 154 retains many provisions of APB Opinion 20 without change, including those related to reporting a change in accounting estimate, a change in the reporting entity, and correction of an error. The pronouncement also carries forward the provisions of SFAS No. 3 which govern reporting accounting changes in interim financial statements. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The Statement does not change the transition provisions of any existing accounting pronouncements, including those that are in a transition phase as of the effective date of SFAS No. 154.

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the SEC did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements.

3. INTANGIBLE ASSETS

RTIN HOLDINGS, INC. (RTIN)

In 2003, the Company acquired the rights to an exclusive license ("License") to operate Safescript Pharmacies in California, Oregon, Washington, and Alaska from Safescript Pharmacies, Inc., formerly known as RTIN Holdings, Inc., (the "Licensor"). In connection with this transaction, the Company assumed a note payable to the Licensor (See Note 5), executed a new note payable with one of its shareholders who was also its former chief executive officer (See Note 5) and paid $37,000 in cash.

On March 17, 2004, the Company filed a lawsuit in Nevada State Court against the Licensor seeking damages, declaratory relief, to rescind the License and to recover the consideration paid. On March 19, 2004, the Licensor filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court was stayed due to the Licensor filing for bankruptcy. The Company re-filed substantially the same claim as an adversary proceeding in the Licensor's bankruptcy case, with the U.S. Bankruptcy court in Tyler, Texas.

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

During the quarter ended March 31, 2004, management determined that the License was 100% impaired based on (a) the uncertainty of the Licensor's ability to continue as a going concern, which creates substantial doubt about the Licensor's ability to continue to support their e-prescribing technology, (b) the Company's dispute with the Licensor, and (c) the Company's implementation of the RxNT technologies at its first two pharmacies, (see the following paragraph). On June 30, 2005, the United Stated Bankruptcy Court for the Eastern District of Texas located in Tyler, Texas approved a Settlement Agreement and Mutual Release (the "Settlement Agreement") between the Company and the Licensor. See Note 8 for additional information.

NETWORK TECHNOLOGY, INC. (RXNT)

On March 12,  2004,  the Company  entered into a  technology  license  agreement
("Technology License") with Network Technology, Inc. ("RxNT"). The Technology License grants the Company the right to use RxNT's e-prescribing technology under the Company's brand name "Assured Script". Pursuant to the Technology License agreement, the Company paid RxNT $50,000 at the execution of the agreement and $50,000 upon implementation of the technology.

4. LINE OF CREDIT

In February 2005, the Company entered into an accounts receivable servicing agreement and a Line of Credit agreement (the "LOC") with Mosaic Financial Services, Inc. ("Mosaic"). This agreement allowed the Company to secure financing for inventory purchases over an extended period of time. Under the terms of the LOC agreement, the Company was able to draw a maximum of $500,000 to purchase inventory. Beginning July 1, 2005, the LOC limit was increased to $700,000. These agreements were for one year term with a provision to automatically renew unless either party provided notice of termination within 180 days prior to the end of the effective term. The LOC had an interest rate of 1.25% of the then LOC limit. The LOC was substantially secured by all of the Company's existing and future assets. The outstanding balance of the LOC was approximately $637,000 as of September 30, 2005.

Within this agreement, the provider had a continuing conversion right during the term to convert all or a portion of the outstanding amount of the obligations into a number of shares of the Company's common stock determined at a conversion price equal to 80% of the average of the daily volume weighted average price or "VWAP" for the seven (7) consecutive trading days immediately proceeding the date the conversion right is exercised. Notwithstanding the foregoing, the conversion price shall not be less than twenty-five cents ($0.25) nor more than seventy-five cents ($0.75). The provider shall be entitled to piggyback registration rights upon exercise of this conversion right. See Note 10 for information about the conversion of this debt by the provider.

5. NOTES PAYABLE TO RELATED PARTIES AND STOCKHOLDERS

RTIN

In May 2003, the Company assumed a note payable from Safescript of approximately $3,177,000 in connection with acquisition of a License (See Note 3), of which $2,000,000 was converted into 4,444,444 shares of the Company's restricted common stock at $0.45 per share. The remaining balance of approximately $1,177,000 was payable in monthly installments of $25,000 including interest at 5% per annum with a balloon payment of

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

approximately $802,000 due in December 2004. This note was secured by the License.

At June 30, 2005, the total outstanding principal balance of the Safescript note was approximately $1,013,000 and monthly installments were fourteen months in arrears due to the Company's dispute with the Licensor (see Note 3 and Note 8). On June 30, 2005, the United States Bank Bankruptcy Court for the Eastern District of Texas located in Tyler, Texas approved a Settlement Agreement and Mutual Release (the "Settlement Agreement") between the Company and the
Licensor. Under the terms of the Settlement Agreement, the Licensor retained 100,000 shares of the Company's common stock and returned the remaining 4,344,444 shares of common stock for cancellation. In addition, we agreed to issue the Licensor 500,000 additional shares of its common stock and dismiss the lawsuit currently pending in the U.S. District Court for the Eastern District of Texas located in Tyler, Texas with prejudice. The Agreement contained a mutual release which resulted in the Licensor releasing the Company from of any liability with respect to the note payable due to the Licensor in the amount of approximately $1,013,000.

For financial reporting purposes, the Company has treated the 500,000 shares to the Licensor as constructively issued as of June 30, 2005. Accordingly, the Company recorded for the quarter ended in June 30, 2005, a credit to common stock for $500; a credit to additional paid in capital for $148,000 (the estimated fair value of the stock based on the trading price on the settlement date); and recorded a gain on settlement of debt of $1,011,522 in the accompanying condensed consolidated statements of operations. Therefore, in accordance with FASB 145 and APB 30, management concluded that such gain is not considered extraordinary and is presented as a component of income from continuing operations.

PARKER NOTE

In December 2003, the Company entered into a note payable with Mr. Parker, its former Chief Executive Officer ("Former CEO") for $370,000 in connection with the acquisition of a License (see Note 3). This note accrued interest at a fixed rate of 5% per annum. The note was secured by the License and was to mature in December 31, 2007.

In a termination and settlement agreement entered into with the former CEO on February 1, 2005, the former CEO agreed to accept $10,000 cash, 494,000 shares of restricted common stock and warrants (fully vested and immediately exercisable, five year period, at a price range of $0.75 to $1.25 per share) to purchase 1,300,000 shares of the Company's common stock and forever discharge the Company from all liability associated with this debt. During the quarter ended September 30, 2005, the Company repaid the $10,000.

Accordingly, the Company recorded for the quarter ended in March 31, 2005, a credit to subscribed stock for $494; a credit to additional paid in capital for $118,006 (the estimated fair value of the stock based on the trading price on the settlement date); and recorded a credit to additional paid in capital for $329,000 (estimated fair value of the warrants based on the Black-Scholes pricing model on the settlement date) and recorded a loss on settlement of debt of $87,960, clearing this debt.

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

TAPG NOTE

In January 2005, the Company entered into an agreement with TAPG where TAPG was to advance $270,000 in connection with establishing pharmacies in the Northwestern United States (see Note 3). The note was to be funded by TAPG LLC in monthly installments of $45,000 up to a maximum of $270,000. The note accrued interest at a fixed rate of 7% per annum. The note is secured by the assets of the Northwestern pharmacies of APNI, which Assured Pharmacy has a 75% controlling interest. However, the Company received only $40,000 during the nine month period ended September 30, 2005.

ADDITIONAL STOCKHOLDERS' NOTES


During the first quarter of 2005, the Company entered into four ninety day notes payable with three separate stockholders. Three of the notes totaling $190,000 are unsecured and have a fixed interest rate of 3% per annum. The remaining note in the amount of $50,000 is unsecured and has a fixed interest rate of 7.5% per annum. On August 15, 2005, the company repaid the balance of the $50,000 note payable together with accrued interest of $1,350. Also, during the quarter ended September 30, 2005, the Company was able to extend the maturity date of the remaining three notes payable to January 31, 2006. These notes have accrued interest of approximately $4,600 through September 30, 2005.


ROBERT JAMES, INC. NOTE

On or about December 21, 2004, the Company received a loan evidenced by a promissory note from Robert James, Inc., a company under the control of our current CEO Mr. Robert DelVecchio, for the purpose of purchasing inventory for our pharmacies. The promissory note was for a maximum of $150,000, and matured on the earlier of March 6, 2005 or the date that we were able to consummate an accounts receivable factoring arrangement for our working capital. The outstanding principal amount of this promissory note bears interest at three percent (3%) per month and monthly financing and administrative fees until repaid. On February 21, 2005, the Company paid the outstanding balance of $125,000 in full including all accrued interest and related fees.

6. EQUITY TRANSACTIONS

COMMON STOCK

During March 2005, the Company issued 124,997 shares of restricted common stock to two (2) consultants in connection with services rendered valued at $33,249 (estimated to be the fair value based on the trading price on the issuance date). These securities were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the three months ended March 31, 2005, the Company issued 100,000 shares of its common stock to directors of the Company in consideration for such director's services rendered during the three months ended March 31, 2005. Such shares are valued at $38,000 (estimated to be the fair value based on the trading price on the issuance date). These securities were issued pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

During the three months ended June 30, 2005, the Company commenced a private equity offering to accredited investors and sold 910,000 units at $0.80 per unit, for an aggregate of $728,000 in net proceeds. Each unit is priced at $0.80 and consists of two (2) shares of restricted common stock and one (1) warrant to purchase one (1) share of restricted common stock at an exercise price of $0.60 exercisable for thirty six (36) months after the close of the offering. These securities were issued pursuant to Rule 506 of Regulation D.


During the three months ended June 30, 2005, the Company issued 168,412 shares of restricted common stock to consultants in connection with services rendered valued at $49,042 (estimated to be the fair value based on the trading price on the issuance date). These securities were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

Under the Terms of the Settlement Agreement, the Licensor retained 100,000 shares of the Company's common stock and returned the remaining 4,344,444 shares of common stock for cancellation. Accordingly, the Company recorded a debit to treasury stock for $4,344. In addition, the Company agreed to issue the Licensor 500,000 additional shares of its common stock. These securities were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the three months ended September 30, 2005, the Company sold 856,250 units at $0.80 per unit, or an aggregate of $685,000 in proceeds, to accredited investors in a private equity offering. Each unit is priced at $0.80 and consists of two (2) shares of restricted common stock and one (1) warrant to purchase one (1) share of restricted common stock at an exercise price of $0.60 exercisable for thirty six (36) months after the close of the offering. These securities were issued pursuant to Rule 506 of Regulation D.

During the three months ended September 30, 2005, the Company issued 165,000 shares of restricted common stock to a consultant for services rendered, valued at $46,200 (estimated to be the fair value based on the trading price on the issuance date). This security was issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the three months ended September 30, 2005, the Company issued 1,150,000 shares of restricted common stock to consultants in connection with one year service agreements. Such stock was valued at $334,500 (estimated to be the fair value based on the trading price on the issuance date). As a result of these transactions, the Company recorded a debit to deferred compensation of $334,500 and a credit to common stock and additional paid-in capital of $1,150 and $333,350, respectively. The Company amortized $51,550 of such deferred compensation during the quarter ended September 30, 2005 leaving a balance of $282,950 of deferred compensation at September 30, 2005 to be amortized over the remaining lives of such consulting contracts. These securities were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.


During the three months ended September 30, 2005, we issued 265,000 warrants to purchase 265,000 shares of the Company's common stock, exercisable at $0.60 per share for a period of two years from the date of issuance, to two consultants. These warrants were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the three months ended September 30, 2005, the Company issued 1,700,000 warrants to purchase 1,700,000 shares of the Company's common stock, exercisable at $0.60 per share and exercisable prior to September 29, 2017. These warrants become fully vested over three years (566,667 warrants fully vest on September 29, 2005; 566,667 become fully vested on September 29, 2006; 566,666 become fully vested on September 29, 2007). These securities were issued pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

In August 2005, the Company issued 500,000 shares of its common stock to directors of the Company in consideration for services rendered during the three months ended September 30, 2005. These shares were valued at $140,000 (estimated to be the fair value based on the trading price on the issuance date). These securities were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In August 2005, the Company issued 250,000 shares of restricted common stock for a performance base bonus rendered during the three months ended September 30, 2005 to an officer of the Company valued at $70,000 (estimated to be the fair value based on the trading price on the issuance date). The Company also granted 250,000 options to purchase 250,000 shares of the Company's common stock exercisable one-third per year for a period of three years from the date of issuance at the exercise price of $0.60 per share. These securities were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

EMPLOYMENT AGREEMENT WITH CEO

In September 2005, the Company entered into an employment agreement with its Chief Executive Officer, Robert DelVecchio. Pursuant to the terms of the employment agreement, the Company issued options to Mr. DelVecchio to purchase 5,000,000 shares of common stock for a period of ten years from the date of issuance and exercisable at the exercise price of $0.60 per share. These options became fully vested and exercisable upon issuance, with a fair value of $1,950,000 (using Black Scholes to be the fair value upon date of issuance). Such expense is included in salaries and related in the accompanying condensed consolidated profit and loss statement. These options were issued pursuant to
Section 4(2) of the Securities Act of 1933, as amended. The Board of Directors issued these options to Mr. DelVecchio for his past services to the Company outside of his services as a Company employee or director. Therefore, such options has been accounted for under SFAS No. 123.

7. RESTRUCTURING COSTS

Because the Company's revenue and operating margin had not grown in line with managements original expectations, the Company adopted a non-discretionary restructuring plan that resulted in a workforce reduction and other cost reductions (collectively, the "Restructuring") intended to strengthen the
Company's future operating performance. The Company implemented the Restructuring during the fourth quarter of calendar 2004 through the first quarter of 2005. The Company's total charge related to this Restructuring was approximately $242,000, which $48,000 was recognized in the fourth quarter of 2004 and $194,000 in the first quarter of 2005. No restructuring costs have been incurred since March 31, 2005.

The Restructuring charge recognized during the first quarter of 2005 was comprised primarily of fixed asset write-offs from the termination of construction work for the Regional Office built in Fort Worth, Texas and the pharmacy built in Santa Monica, California. The Company accounts for the costs associated with exiting an activity, including costs in accordance with SFAS 146.

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

8. COMMITMENTS AND CONTINGENCIES

LEGAL MATTERS

Providing pharmacy services entails an inherent risk of medical and professional malpractice liability. The Company may be named as a defendant in such lawsuits and become subject to the attendant risk of substantial damage awards. The Company believes it possesses adequate professional and medical malpractice liability insurance coverage. There can be no assurance that the Company will not be sued, that any such lawsuit will not exceed our insurance coverage, or that it will be able to maintain such coverage at acceptable costs and on favorable terms.

From time to time, the Company may be involved in various claims, lawsuits, disputes with third parties, actions involving allegations of discrimination or breach of contract actions incidental to the normal operations of the business. Other than as disclosed below, the Company is not currently involved in any litigation which it believes could have a material adverse effect on its financial position or results of operations.

Safescript Pharmacies, Inc. (formerly known as RTIN, Inc.) failed to provide the Company with essential services as set forth in the license agreement that they entered into and this forced the Company to terminate its use of all technology granted under the license agreement entered into with Safescript Pharmacies, Inc. On March 17, 2004, the Company filed a lawsuit in Nevada State Court against Safescript Pharmacies, Inc. seeking damages, declaratory relief, to rescind the License and to recover the consideration paid. On March 19, 2004, Safescript Pharmacies, Inc. filed for Chapter 11 bankruptcy protection. The litigation in Nevada State Court was stayed due to Safescript Pharmacies, Inc. filing for bankruptcy. The Company re-filed substantially the same claim as an adversary proceeding in Safescript Pharmacies, Inc.'s bankruptcy case, which was pending in the U.S. Bankruptcy Court located in Tyler, Texas. In July 2004, this case was transferred to the U.S. District Court for the Eastern District of Texas located in Tyler, Texas.

On June 30, 2005, the United Stated Bankruptcy Court for the Eastern District of Texas located in Tyler, Texas ("District Court") approved the Settlement Agreement between Safescript Pharmacies, Inc., a Texas corporation f/k/a RTIN Holdings, Inc. and Safe Med Systems, Inc., a Texas corporation (collectively, "Safescript"), and the Company. Under the Terms of the Settlement Agreement, Safescript retained 100,000 shares of the Company common stock and returned the remaining 4,344,444 shares of common stock for cancellation. In addition, the Company agreed to issue Safescript 500,000 additional shares of its common stock and dismiss the lawsuit currently pending in the District Court with prejudice. The Agreement contained a mutual release which resulted in Safescript releasing the Company from of any liability with respect to the note payable due to Safescript in the amount of approximately $1,013,000.

On July 11, 2005, a creditor of Safescript filed a motion with the District Court for reconsideration of its approval of the Settlement Agreement. On October 14, 2005, the District Court denied the creditor's motion for reconsideration. The creditor appealed the District Court's approval of the Settlement Agreement. The court has not decided that appeal, but it is substantially unlikely, based on the advice of counsel, that the court would overturn the District Court's approval of the Settlement Agreement.

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

On April 14, 2004, a former officer filed a lawsuit against the Company in Orange County California Superior Court. The former officer was seeking additional compensation in the amount of $213,000 and other relief that the court deems just and appropriate. This case went to trial in early August 2005. On August 10, 2005, the judge ruled in the Company's favor deciding that no compensation was due to the former officer.

9. INCOME (LOSS) PER COMMON SHARE

The following is a reconciliation of the numerators and denominators of the basic and diluted income (loss) per common share computations for the three months and nine months ended September 30:

                                  Three Months Ended              Nine Months Ended
                                     September 30,                  September 30,
                             ---------------------------     ----------------------------
                                 2005            2004            2005            2004
                             ------------    ------------    ------------    ------------
Numerator for basic and
diluted income (loss) per
common share:

Net Loss to
common stockholders          $ (2,835,877)   $ (1,132,423)   $ (3,849,291)   $ (6,591,671)

Denominator for basic and
diluted income (loss) per
common shares:

Weighted average number of
shares outstanding             39,434,857      44,717,842      40,114,227      38,584,715
                             ============    ============    ============    ============
Basic and diluted Loss
per common share             $      (0.07)   $      (0.03)   $      (0.10)   $      (0.17)
                             ============    ============    ============    ============

10. SUBSEQUENT EVENTS

NAME CHANGE

On October 21, 2005, the Company held its annual meeting of shareholders. The shareholders approved an amendment to the articles of incorporation to change of the Company's name from eRXSYS, Inc. to Assured Pharmacy, Inc. The Company's common stock is now trading over-the-counter bulletin board under the trading symbol "APHY."

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

MELATON INVESTMENT LOAN

On October 25, 2005, the Company entered into a loan agreement with Melaton Investment Corporation S.A. ("Melaton"). Under the terms of the agreement, the Company received $250,000 for a twelve (12) month term which can be extended for an additional twelve (12) month period by mutual consent. On the date of funding, the Company will pay to the lender a one time commitment fee equal to 3% of the initial amount of the loan. The loan has an interest rate of 15% per annum to be paid in monthly installments.

Pursuant to the terms of this agreement, the Melaton has a continuing conversion right during the term to convert all or a portion of the then outstanding amount of the obligations into a number of shares of the Company's common stock determined at a conversion price equal to the rolling seven (7) trading day weighted average closing bid price for the Common Stock on the OTC:BB (or such other equivalent market on which the Common Stock is quoted) calculated as of the trading day immediately preceding the date the Conversion Right is exercised. The Conversion Price shall not be less than $0.40 nor more than $0.80. Metalon shall be entitled to piggyback registration rights upon exercise of this conversion right.

LINE OF CREDIT AGREEMENTS

On October 24, 2005, the Company authorized the issuance of 2,500,000 restricted common shares at $0.28 per share to Mosaic in order to convert their entire outstanding balance of $700,000 into common stock in accordance with their conversion right in the LOC agreement. The issuance of these shares to Mosaic satisfied in full the Company's obligations under the LOC agreement. These shares were issued pursuant to Section 4(2) of the Securities Act.

As of October 31, 2005, the Company entered into a new line of credit agreement for $1,000,000 with Mosaic. This line has a one time commitment fee equal to three percent (3%) of the initial amount of the line of credit. The agreement has a monthly interest rate of 1.5% of the then line of credit limit. The Lender shall deduct the accrued finance charges from the advances. The line of credit is secured by the Company's open accounts receivable due from all sources and substantially all assets of the Company.

Pursuant to the terms of this agreement, the Lender has a continuing conversion right during the term to convert all or a portion of the outstanding amount of the obligations into a number of shares of the Company's common stock determined at a conversion price equal to the rolling seven (7) trading day weighted average closing bid price for the Common Stock on the OTC:BB (or such other equivalent market on which the Common Stock is quoted) calculated as of the trading day immediately preceding the date the Conversion Right is exercised. The Conversion Price shall not be less than $0.40 nor more than $0.80. The Lender shall be entitled to piggyback registration rights upon exercise of this conversion right.

                     ASSURED PHARMACY, INC. AND SUBSIDIARIES
                         FORMERLY KNOWN AS ERXSYS, INC.
         NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005
--------------------------------------------------------------------------------

CONSULTING AGREEMENTS

During the month of October 2005, the Company issued 165,590 shares of restricted common stock to a consultant in connection with services rendered valued at $60,000 (average price per share of $0.36). These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the month of October 2005, the Company issued 3,500 shares of restricted common stock to a consultant in connection with services rendered valued at $1,400, $0.40 per share (estimated to be the fair value based on the trading price on the issuance date). These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During October 2005, the Company contracted with a marketing research firm in exchange for 30,000 shares of the Company's restricted common stock. Such shares are valued at $0.48 per share (estimated to be the fair value based on the trading price on the issuance date). These securities were issued pursuant to
Section 4(2) of the Securities Act of 1933, as amended.

During October 2005, the Company contracted with sales and marketing consulting firms in exchange for 125,000 warrants to purchase shares of the Company's stock at $.60 per share for a period of two years.

                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.   a transaction from which the director derived an improper  personal profit;
     and

4.   willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.   such indemnification is expressly required to be made by law;

2.   the proceeding was authorized by our Board of Directors;

3. such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.   such indemnification is required to be made pursuant to the bylaws.


We have not entered into individual contracts with our directors or officers to modify the extent of such indemnification.


Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer, of the company, or is or was serving at the request of the Company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission
  registration fee                                    $   913
Federal Taxes                                         $   Nil
State Taxes and Fees                                  $   Nil
Transfer Agent Fees                                   $ 1,000
Accounting fees and expenses                          $45,000
Legal fees and expenses                               $25,000
                                                      -------
Total                                                 $71,913
                                                      =======


All amounts are estimates, other than the SEC's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES


During the three months ended September 30, 2005, we issued 165,000 shares of restricted common stock to a consultant for services rendered, valued at $46,200 (estimated to be the fair value based on the trading price on the issuance date). These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the three months ended September 30, 2005, we issued 1,150,000 shares of restricted common stock to consultants in connection with one year service agreements. Such stock was valued at $334,500 (estimated to be the fair value based on the trading price on the issuance date). As a result of these transactions, we recorded a debit to deferred compensation of $334,500 and a credit to common stock and additional paid-in capital of $1,150 and $333,350, respectively. We amortized $51,550 of such deferred compensation during the quarter ended September 30, 2005 leaving a balance of $282,950 of deferred compensation at September 30, 2005 to be amortized over the remaining lives of such consulting contracts. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. Each consultant represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Each consultant was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. The stock certificates issued had the appropriate legends affixed to the restricted stock.

In August 2005, we issued 500,000 shares of our common stock to outside members of our board of directors in consideration for services rendered as a member of the board. These shares were valued at $140,000 (estimated to be the fair value based on the trading price on the issuance date). These shares were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended. We did not engage in any general solicitation or advertising. The stock certificates issued had the appropriate legends affixed to the restricted stock.

In August 2005, we issued 250,000 shares of restricted common stock as a performance base bonus to an officer of the company valued at $70,000 (estimated to be the fair value based on the trading price on the issuance date). We did not engage in any general solicitation or advertising. The stock certificates issued had the appropriate legends affixed to the restricted stock. We also granted to this officer options to purchase 250,000 shares of our common stock vesting one-third per year for a period of three years from the date of issuance and exercisable at the exercise price of $0.60 per share. These shares and options were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

In September 2005, we entered into an employment agreement with our Chief Executive Officer, Robert DelVecchio. Pursuant to the terms of the employment agreement, we issued options to Mr. DelVecchio purchase 5,000,000 shares of our common stock for a period of ten years from the date of issuance and exercisable at the exercise price of $0.60 per share. These options became fully vested and exercisable upon issuance, with a fair value of $1,950,000 (calculated through Black Scholes to be the fair value upon date of issuance). These options were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the three months ended September 30, 2005, we issued 265,000 warrants to purchase 265,000 shares of our common stock, exercisable at $0.60 per share for a period of two years from the date of issuance, to two consultants. These warrants were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the three months ended September 30, 2005, we issued 1,700,000 warrants to purchase 1,700,000 shares of our common stock, exercisable at $0.60 per share and exercisable prior to September 29, 2017. These warrants become fully vested over three years (566,667 warrants fully vest on September 29, 2005; 566,667 become fully vested on September 29, 2006; 566,666 become fully vested on September 29, 2007). These securities were issued pursuant to Section 4(2) of the Securities Act of 1933, as amended.

During the three months ended June 30, 2005, we issued 168,412 shares of restricted common stock to four (4) consultants in connection with services rendered. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. The stock certificates were issued with the appropriate legends affixed to the restricted stock.

During the second quarter of 2005, we issued 1,500 shares of restricted common stock in connection with consulting services rendered by a member of our advisory board. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.


During the second quarter of 2005, we issued 494,000 shares of restricted common stock to a former officer and director pursuant to a settlement agreement entered into on February 1, 2005. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.


During the first quarter of 2005, we commenced an exempt offering of units to accredited investors pursuant to Rule 506 of Regulation D under the Securities Act. This offering closed on December 23, 2005. Each unit is priced at $0.80 and consisted of two shares of restricted common stock and one warrant to purchase one share of restricted common stock at an exercise price of $0.60 exercisable for thirty six months after the close of the offering. We received proceeds of $1,527,880 from 18 accredited investors for a total of 1,858,250 units. No commissions were paid on the issuance of these shares. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. The stock certificates, when issued, will have the appropriate legends affixed to the restricted stock.


During the first quarter of 2005, we issued 100,000 shares of restricted common stock to two consultants in connection with services rendered. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the first quarter of 2005, we issued 124,997 shares of restricted common stock to four independent members of our board of directors in advance of services to be rendered for the year ended December 31, 2005. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the three months ended December 31, 2004, we issued 74,997 shares of restricted common stock in connection with services rendered during the year ended December 31, 2004 by four independent members of our board of directors. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the three months ended September 30, 2004, we issued 25,003 shares of restricted common stock in connection with services rendered by two independent members of our board of directors. These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the three months ended September 30, 2004, we issued 40,000 shares of restricted common stock in connection with consulting services rendered by four members of our advisory board. These shares were issued pursuant to Section 4(2) of the Securities Act. Each advisory board member received 10,000 shares of restricted common stock. We did not engage in any general solicitation or advertising.

On June 17, 2004, we completed an exempt offering of units to thirty-eight accredited investors pursuant to Rule 506 of Regulation D under the Securities Act. Each unit was priced at $0.80 and consisted of two shares of restricted common stock and one warrant to purchase one share of restricted common stock at an exercise price of $0.60 exercisable for twenty-four months after the close of the offering. We received proceeds of $2,650,153 net of broker/dealer commission and legal fees related to the offering in the amount of $306,548. We issued 7,391,750 shares of restricted common stock and 3,695,875 warrants in connection with this offering. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

During the three months ended June 30, 2004, in connection with the extension of a consulting agreement, we issued 150,000 shares of restricted common stock, with 350,000 warrants to purchase 350,000 shares of common stock, exercisable at $0.60 per share for a period of five years from the date of issuance, for services valued at approximately $70,500 (estimated to be fair value based on the trading price on the issuance date) and included in consulting and other compensation in the accompanying condensed consolidated statements of operations. These shares and warrants were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

During the three months ended June 30, 2004, we issued 126,625 shares of restricted common stock to consultants for services rendered valued at approximately $62,000 (estimated to be fair value based on the trading price on the issuance date). These shares and warrants were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

During the three months ended June 30, 2004, we issued 100,000 warrants to purchase 100,000 shares of the Company's common stock, exercisable at $0.60 per share for a period of five years from the date of issuance, to a consultant. These warrants were issued pursuant to Section 4(2) of the Securities Act . We did not engage in any general solicitation or advertising.

During the three months ended March 31, 2004, we issued 1,050,000 shares of restricted common stock to consultants for services rendered valued at approximately $468,000 (estimated to be fair value based on the trading price on the issuance date). These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the three months ended March 31, 2004, we issued 20,000 shares of restricted common stock in connection with notes payable issued to certain shareholders and certain third parties valued at approximately $9,500 (estimated to be fair value based on the trading price on the issuance date). These shares were issued pursuant to Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising.

During the one month transition period ended December 31, 2003, we issued 1,544,149 shares of restricted common stock to consultants for services rendered valued at approximately $664,000 (estimated to be fair value based on the trading price on the issuance date). These shares were issued pursuant to
Section 4(2) of the Securities Act. We did not engage in any general solicitation or advertising. We issued the stock certificates and affixed the appropriate legends to the restricted stock.

On September 17, 2003, we completed an exempt offering of common stock at the price of $0.25 per share. Twenty-nine accredited investors and fifteen unaccredited investors purchased shares in this offering. We received total proceeds in the amount of $1,330,750 and issued 5,323,000 shares of our restricted common stock. This exempt offering was conducted pursuant to Rule 506 of Regulation D under the Securities Act. Each purchaser represented his or her intention to acquire the securities for investment only and not with a view toward distribution. Each investor was given adequate information about us to make an informed investment decision. We did not engage in any public solicitation or general advertising. No registration rights were granted to any of the purchasers. We issued the stock certificates and affixed the appropriate legends to the restricted stock. Subsequent to November 30, 2003, we issued 46,400 shares of restricted common stock to finders in connection with this exempt offering.

During the year ended November 30, 2003, we issued 4,013,600 shares of restricted common stock to various consultants estimated to be valued at $1,329,008 based on the market prices on the issuance dates. These shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act. In connection with this issuance, there was no public solicitation or general advertising used.


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


During the year ended November 30, 2003, we issued 4,444,444 shares of restricted common stock to retire $2,000,000 of a note payable. These shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act. In connection with this issuance, there was no public solicitation or general advertising used.

In November 2003, we agreed to issue 1,000,000 shares of restricted common stock in connection with the extension of certain consulting contracts. In accordance with this agreement, 600,000 shares were issued in November 2003 and the remaining 400,000 shares were issued in December 2003 and January 2004. The estimated fair value of the 1,000,000 shares was $320,000 based on the trading price on the issuance dates. These shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act. In connection with this issuance, there was no public solicitation or general advertising used.

On September 5, 2003, we issued 1,273,600 shares to our officers and employees in settlement of accrued consulting and salary expense. These shares were issued pursuant to an exemption available under Section 4(2) of the Securities Act.


ITEM 27. EXHIBITS

Exhibit
Number            Description
-------           --------------------------------------------------------------
3.1               Articles of Incorporation, as amended (1)

3.2               By-laws, as amended (1)

4.1               Sample Share Certificate (1)

5.1               Opinion of Cane Clark LLP, with consent to use (1)

10.1              License Agreement  between RTIN Holdings,  Inc. and RxSystems,
                  Inc. (2)

10.2 Assignment of Safescript Pharmacies (f/k/a RTIN Holdings, Inc.) License from RxSystems, Inc. to Surforama.com, Inc. (2)

10.3              Amendment to the License Agreement (3)

10.4              Second Amendment to License Agreement (4)

10.5              Agreement  for  Payment  Pursuant  to  Assignment  of  License
                  Agreement (3)

10.6              Cancellation  of Debt  and  Assignment  Agreement  for CMSA of
                  Fresno, CA (5)

10.7 Amendment to Cancellation of Debt and Assignment Agreement for CMSA of Fresno, CA (5)

10.8              Termination and Settlement Agreement with David Parker (6)

10.9              Settlement Agreement with Ronald Folse (6)

10.10             Termination and Settlement Agreement with A.J. LaSota (6)

10.11             Agreement with TPG (5)

10.12             Agreement with TAPG (7)

10.13             Promissory Note with Robert James, Inc. (8)

10.14             Loan and Security Agreement with TAPG LLC (8)

10.15             Secured Promissory Note with VVPH (8)

10.16             Secured Promissory Note with Steven Rosner (8)

10.17             Secured Promissory Note with Steven Rosner (8)

10.18 Accounts Receivable Servicing Agreement with Mosaic Financial Services LLC (8)

10.19             Line of Credit  Agreement with Mosaic  Financial  Services LLC
                  (8)

10.20             Promissory Note with Weil Consulting Corporation (8)


10.21 Line of Credit Agreement with Mosaic Financial Services, LLC dated October 31, 2005 (9)

10.22             Employment Agreement with Chief Executive Officer (9)


23.1 Consent of Squar, Milner, Reehl & Williamson, LLP, Independent Registered Public Accounting Firm

(1) Previously included as an exhibit to the registration statement filed on Form SB-2 on December 15, 2004

(2)  Incorporated by reference to Current Report on Form 8-K filed May 28, 2003

(3)  Incorporated by reference to Current Report on Form 8-K filed July 21, 2003

(4) Incorporated by reference to Quarterly Report on Form 10-QSB for the three month period ended August 31, 2003 and filed on October 20, 2003

(5) Incorporated by reference to Annual Report on Form 10-KSB/A for the year ended November 30, 2003 filed on March 23, 2004

(6)  Incorporated  by reference to Current  Report on Form 8-K filed February 7,
     2005

(7)  Incorporated  by  reference  to Current  Report on Form 8-K filed April 21,
     2004


(8) Incorporated by reference from Annual Report on Form 10-KSB for the year ended December 31, 2004 and filed on April 15, 2005

(9) Incorporated by reference to Quarterly Report on Form 10-QSB for the quarter ended September 30, 2004 and filed on November 14, 2005


ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

     (a) to include any prospectus required by Section 10(a)(3) of the Securities Act ;

     (b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement, and;

     (c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.   To remove from  registration by means of a post-effective  amendment any of
     the  securities  being  registered   hereby  which  remain  unsold  at  the
     termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act , and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act , and we will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Irvine, California on January 20, 2006.

Assured Pharmacy, Inc.

By:

                /s/   Robert DelVecchio
                ------------------------------------------------------------
                      Robert DelVecchio
                      Chief Executive Officer,
                      Chief Financial Officer, Principal Accounting Officer,
                      and Director


              In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated:


By:                                           By:
           /s/   James Manfredonia                   /s/ Richard Falcone
           -------------------------------          ----------------------------
                 James Manfredonia                        Richard Falcone
                 Director                                 Director
                 January 20, 2006                         January 20, 2006

 By:
           /s/   Haresh Sheth
           -------------------------------
                 Haresh Sheth
                 Director
                 January 20, 2006

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